UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Engility Holdings, Inc.

(Name of Registrant as Specified in its Charter)

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ENGILITY HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 23, 2013

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Engility Holdings, Inc. (the “Company”), which will be held on Thursday, May 23, 2013 at 9:00 a.m. eastern daylight savings time at the Ritz Carlton Hotel, 1700 Tysons Boulevard, McLean, VA 22102.

We are holding the Annual Meeting for the following purposes:

1.	To elect Darryll J. Pines and William G. Tobin as directors to hold office until the 2016 annual meeting of stockholders and until their respective successors are elected and qualified;

2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice;

4.	To vote, on a non-binding, advisory basis, on the frequency (once every one year, two years or three years) that stockholders of the Company will have a non-binding, advisory vote on the compensation of the Company’s named executive officers;

5.	To approve the Engility Holdings, Inc. Amended and Restated 2012 Cash Incentive Plan;

6.	To approve the Engility Holdings, Inc. Amended and Restated 2012 Long Term Performance Plan; and

7.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

These matters are more fully described in the accompanying proxy statement. We are not aware of any other business to be transacted at the Annual Meeting.

Only stockholders of record on our books at the close of business on Thursday, March 28, 2013 will be entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

We are furnishing proxy materials to our stockholders over the Internet. On or about April 12, 2013, we mailed to all stockholders of record as of the close of business on Thursday, March 28, 2013, a notice containing instructions on how to access our Annual Report to Stockholders, which contains our audited consolidated financial statements for the fiscal year ended December 31, 2012, and our proxy statement and proxy card on the Internet website indicated in our notice. The April 12, 2013 notice also provides instructions on how you can request a paper copy of our proxy materials and Annual Report to Stockholders.

For questions on accessing proxy materials or voting, please call 1 (800) 579-1639.

By Order of the Board of Directors,

Thomas O. Miilller,

Senior Vice President, General Counsel and Corporate Secretary

April 12, 2013

YOUR VOTE IS IMPORTANT. STOCKHOLDERS MAY VOTE IN PERSON AT THE ANNUAL MEETING OR BY INTERNET, TELEPHONE OR MAIL. PLEASE REFER TO YOUR PROXY CARD, BROKER INSTRUCTIONS OR THE NOTICE OF PROXY AVAILABILITY DISTRIBUTED TO YOU ON APRIL 12, 2013 FOR INFORMATION ON HOW TO VOTE IN PERSON OR BY INTERNET, TELEPHONE OR MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 23, 2013.

As outlined in the notice we mailed to you on April 12, 2013 (the “Notice of Proxy Availability”), the proxy statement, proxy card and Annual Report to Stockholders for the fiscal year ended December 31, 2012 are available on the Internet at www.proxyvote.com.

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ENGILITY HOLDINGS, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 23, 2013

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Engility Holdings, Inc. for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 23, 2013 at 9:00 a.m. eastern daylight savings time at the Ritz Carlton Hotel, 1700 Tysons Boulevard, McLean, VA 22102, and any adjournments or postponements of the Annual Meeting. The Board is soliciting proxies for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the accompanying proxy card are being distributed and made available on or about April 12, 2013.

BACKGROUND

As described more fully in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, through July 17, 2012, Engility Holdings, Inc. was a subsidiary of L-3 Communications Holdings, Inc. (“L-3”). On July 17, 2012, we completed the spin-off from L-3 (the “Spin-Off”), and we now own and operate the systems engineering and technical assistance, training and operational support services businesses that were previously part of L-3’s Government Services segment. Unless the context indicates otherwise, (i) references to Engility, the Company, we, us or our refer to Engility Holdings, Inc. and its subsidiaries and (ii) references to L-3 refer to L-3 Communications Holdings, Inc. and its subsidiaries.

Effective as of 5:00 p.m., New York time, on July 17, 2012 (the “Distribution Date”), our common stock was distributed, on a pro rata basis, to L-3’s stockholders of record as of the close of business on July 16, 2012 (the “Spin-Off Record Date”). On the Distribution Date, each holder of L-3 common stock received one share of our common stock for every six shares of L-3 common stock held on the Spin-Off Record Date. The Spin-Off was completed pursuant to a Distribution Agreement and other agreements with L-3 related to the Spin-Off, including an Employee Matters Agreement, a Tax Matters Agreement, a Transition Services Agreement and two Master Supply Agreements. These agreements govern the relationship among us and L-3 following the Spin-Off and provide for the allocation of various assets, liabilities, rights and obligations. These agreements also include arrangements for transition services to be provided by L-3 to Engility. For a discussion of each agreement, see the section entitled “Certain Relationships and Related Party Transactions—Agreements with L-3 Related to the Spin-Off” in this proxy statement.

Our Registration Statement on Form 10 was declared effective by the Securities and Exchange Commission (the “SEC”) on July 2, 2012, and our common stock began “regular way” trading on the New York Stock Exchange (“NYSE”) on July 18, 2012 under the symbol “EGL.”

PROPOSAL 1 ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

The Company’s Amended and Restated Bylaws provide that the number of directors shall be fixed from time to time exclusively by the Board, and shall be divided into three classes. The size of the Board has currently been set at seven (7) directors.

The terms for two (2) of the Company’s incumbent directors expire at the Annual Meeting. These directors are William G. Tobin and Darryll J. Pines. The nomination of directors William G. Tobin and Darryll J. Pines for their re-election to a three-year term has been recommended by the Nominating/Corporate Governance Committee and approved by the Board. There are two (2) directors whose terms expire at the 2014 annual meeting and three (3) directors whose terms expire at the 2015 annual meeting. In each case, directors are elected until their respective successors are duly elected and qualified or until his or her earlier death, resignation or removal. At each annual meeting, one class of directors is elected for a three-year term.

Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees as listed. Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that any nominee will be unavailable, if such an event should occur, it is intended that shares represented by proxies will be voted for substitute nominee(s) as selected by the Board.

We sought to ensure that our Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow our Board to satisfy its oversight responsibilities effectively in light of our business and structure.

When considering the experience, qualifications, attributes and skills of the Board, we focused primarily on the information discussed in each of the Board members’ biographical information set forth below. In particular,

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with regards to Mr. Boykin, he has extensive leadership and management experience in the government services industry, including information technology services and test and evaluation services. Mr. Boykin has also served as a director of other public companies;

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with regards to Mr. Smeraglinolo, as the President and Chief Executive Officer of our Company, he has a thorough understanding of our business, strategy, industry and competitive environment. Mr. Smeraglinolo also has extensive leadership and management experience, both with our Company and other prominent government service providers;

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with regards to Dr. Pines, he has extensive experience in aerospace engineering. Dr. Pines has served in a number of leadership positions in academia and with the Defense Advanced Research Project Agency (“DARPA”);

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with regards to Mr. Principi, he has extensive legal and government relations experience in the public and private sectors. Mr. Principi has served as Secretary of the U.S. Department of Veterans Affairs and in other senior positions with the U.S. government and in the private sector for over two decades. He also serves as a director of other private and public companies;

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with regards to Mr. Ream, he has significant financial and accounting experience in public accounting. Mr. Ream has served as the chief financial officer and in other leadership roles in various companies in the defense and aerospace industry. He has also served as a partner in a “Big Four” public accounting firm and as a director of other public companies;

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with regards to Mr. Savner, he has significant legal and management experience. Mr. Savner was the chief legal officer of one of the largest U.S defense contractors and is a partner with a major U.S. law firm; and

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with regards to Mr. Tobin, he has significant management and consulting experience and expertise. Mr. Tobin has served in various leadership positions in major leadership and talent consulting firms, and served in the U.S. Armed Forces for two decades. He also has served as a director of other public companies.

Name	Age(1)	Position	Annual Meeting at Which Term Will Expire
Edward P. Boykin	74	Chairman	2015
Darryll J. Pines	48	Director	2013
Anthony Principi	69	Director	2014
Charles S. Ream	68	Director	2015
David A. Savner	69	Director	2014
Anthony Smeraglinolo	60	Director	2015
William G. Tobin	75	Director	2013

(1)	As of March 28, 2013.

NOMINEES FOR ELECTION TO BOARD

        Darryll J. Pines

Director since 2012

Dr. Pines has served as a Director on our Board and as member of the Audit Committee and the Nominating/Corporate Governance Committee since 2012. Dr. Pines is Dean of the Clark School of Engineering at the University of Maryland and the Farvardin Professor of Aerospace Engineering. Prior to becoming Dean of the Clark School of Engineering, Dr. Pines served as Chair of the Department of Aerospace Engineering from 2006 through 2009 and as a Professor and Assistant Professor in the Clark School of Engineering from 1995 through 2003. From 2003 through 2006, Dr. Pines also served as Program Manager of the Tactical Technology Office and Defense Sciences Office for DARPA. Dr. Pines received a Bachelor of Science in Mechanical Engineering from the University of California at Berkley, and a Master of Science and Ph.D. in Mechanical Engineering from the Massachusetts Institute of Technology.

        William G. Tobin

Director since 2012

Mr. Tobin has served as a Director on our Board and as chair of the Compensation Committee and member of the Audit Committee since 2012. Mr. Tobin founded the Tobin Group in 2003 and continues as its Managing Partner. Mr. Tobin is also a Consultant to The Marymont Group, an executive search firm. Previously, Mr. Tobin was Managing Director and Chairman of the Defense & Aerospace practice of Korn/Ferry International from 1986 through 2003. From 1981 through 1985, Mr. Tobin was Founding Partner of The Tobin Group, a management consulting group. Prior to founding The Tobin Group, Mr. Tobin served as an officer in the U.S. Army for 20 years. Mr. Tobin is a former Director of DynCorp International, Inc., Integrated Defense Technology, Vertex Aerospace and WorldStore International, and an Advisory Board Member of Veritas Capital. Mr. Tobin received a Bachelor of Science in Engineering from the U.S. Military Academy, West Point, a Master of Arts in International Relations from the Elliot School of International Affairs at George Washington University and a Masters of Business Administration from Long Island University.

CONTINUING DIRECTORS UNTIL 2014 MEETING

        Anthony Principi

Director since 2012

Mr. Principi has served as a Director on our Board and as member of the Compensation Committee and the Nominating/Corporate Governance Committee since 2012. Mr. Principi serves as Principal of the Principi Group, a consulting firm. From 2005 through 2010, he was Senior Vice President of Government Relations of Pfizer, Inc., a biopharmaceutical company. Prior to joining Pfizer, Inc., Mr. Principi served as Secretary of the U.S. Department of Veterans Affairs from 2001 through 2005. In 2005, he served as the Chairman of the Defense 2005 Base Realignment and Closure Commission. Prior to becoming Secretary of the U.S. Department of Veterans Affairs, Mr. Principi was President of QTC Medical Services Inc. from 1999 through 2001 and Senior Vice President of Lockheed Martin IMS from 1995 through 1996. Prior to joining Lockheed Martin IMS, Mr. Principi was Chief Counsel and Staff Director of the U.S. Senate Armed Services Committee from 1993 through 1994, and was Chief Counsel and Staff Director of the U.S. Senate Committee on Veterans’ Affairs from 1984 through 1988. Mr. Principi serves as Director and Member of the Corporate Governance and Compensation and Evaluation Committees of Mutual of Omaha. Mr. Principi served as Executive Chairman of QTC Management, and was a Director of Perot Systems Corporation. Mr. Principi received a Bachelor of Science from the U.S. Naval Academy and a Juris Doctor from Seton Hall University School of Law.

        David A. Savner

Director since 2012

Mr. Savner has served as a Director on our Board and as chair of the Nominating/Corporate Governance Committee since 2012. Mr. Savner is a Partner with the law firm of Jenner & Block LLP, and a member of its Corporate Practice. Prior to rejoining Jenner & Block, Mr. Savner was Senior Vice President, General Counsel, and Secretary of General Dynamics, an aerospace and defense company, from 1999 to 2009. Prior to joining General Dynamics, Mr. Savner was a Partner of Jenner & Block, and Chair of its Corporate Practice. Mr. Savner received a Bachelor of Arts from Northwestern University and a Juris Doctor from Northwestern University School of Law.

CONTINUING DIRECTORS UNTIL 2015 MEETING

        Edward P. Boykin

Director since 2012

Mr. Boykin has served as Chairman on our Board since 2012. Mr. Boykin was President and Chief Operating Officer of Computer Sciences Corporation, an information technology services company, until his retirement in 2003. Mr. Boykin spent 37 years at Computer Sciences Corporation. Prior to becoming President and Chief Operating Officer, he held a number of senior management positions, including President of its Financial Services Group from 1998 through 2001, President of Pinnacle Alliance from 1996 through 1998, President of its Technology Management Group from 1993 through 1996 and President of CSC Credit Services, Inc. from 1988 through 1996. Prior to joining Computer Sciences Corporation in 1966, Mr. Boykin was an aerospace engineer at NASA. Mr. Boykin is a Director and a Member of the Audit Committee of Teradata Corporation. He also serves as a Director, Audit Committee Chair, and Member of the Executive Committee and Directors and Governance Committee of NCR Corporation. He served as Chairman and Director of Capital TEN Acquisition Corporation during 2007. Mr. Boykin was previously a Director of Plus One Solutions, Inc. from 2008 through 2009. Mr. Boykin received a Bachelor of Science in Mathematics from the University of Houston and completed graduate work in Mathematics at the University of Alabama at Huntsville.

        Charles S. Ream

Director since 2012

Mr. Ream has served as a Director on our Board and as chair of the Audit Committee and member of the Compensation Committee since 2012. Mr. Ream was Executive Vice President and Chief Financial Officer of Anteon International Corporation until his retirement in 2006. Prior to joining Anteon International Corporation in 2003, Mr. Ream was Senior Vice President and Chief Financial Officer of Newport News Shipbuilding, Inc. from 2000 through 2001. Prior to joining Newport News Shipbuilding, Mr. Ream served as Senior Vice President of Finance of Raytheon Systems Company from 1998 through 2000, and served as Chief Financial Officer of Hughes Aircraft Company from 1994 through 1997. Prior to joining Hughes Aircraft Company, Mr. Ream was a Partner at Deloitte & Touche LLP. Mr. Ream serves as Audit Committee Chairman and Member of the Compensation Committee of Aeroflex Holdings Corp. Mr. Ream also serves as a Director of SI Organization, a portfolio company of Veritas Capital, and is a Director of Allied Defense Group, Inc. Mr. Ream served as a Director of Vangent, Inc., Stanley, Inc., DynCorp International, Inc. and Stewart & Stevenson Services, Inc. Mr. Ream received a Bachelor of Science in Accounting from the University of Arizona and a Master of Accounting from the University of Arizona. Mr. Ream is a Certified Public Accountant (inactive).

        Anthony Smeraglinolo

Director since 2012

Mr. Smeraglinolo has served as our President and Chief Executive Officer since 2012. Mr. Smeraglinolo rejoined L-3 in December 2010 and served as Executive Vice President, L-3 Services Group, and Acting President, Command & Control Systems and Software division, L-3 Services Group. He had previously served as President of the L-3 Services Group’s Intelligence Solutions Division from 2005 to 2008. From 2008 to 2010 he had been President of the Global Stabilization and Development Solutions division for Dyncorp International, a government services provider. Prior to joining L-3 in 2005 he spent more than 25 years with Harris Corporation, holding leadership positions in finance, program management, business development and operations. He was also senior vice president of business operations at DRS Technologies. Mr. Smeraglinolo has a Bachelor’s degree in Business Management from Fairfield University in Connecticut and a Master of Business Administration from Florida Institute of Technology.

VOTE REQUIRED; RECOMMENDATION

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to approve the election of each of the nominees for election as a director. All nominees for election as directors at the Annual Meeting currently serve on the Board. If no voting specification is made on a properly returned or voted proxy card, the proxy card will vote FOR the election of Darryll J. Pines and William G. Tobin as directors to hold office until the 2016 annual meeting of stockholders and until their respective successors are elected and qualified. Abstentions and broker non-votes will have no effect on Proposal 1 because they are not considered votes cast.

The Board unanimously recommends that stockholders vote “FOR” each of the director nominees.

CORPORATE GOVERNANCE

Our Corporate Governance Guidelines, which include information regarding the Board’s mission and director responsibilities, director qualifications and determination of director independence and other guidelines, is available on the Company’s website, www.engilitycorp.com, by clicking on “Investor Relations” and then “Corporate Governance”. This section of the website makes available all of the Company’s corporate governance materials, including the Company’s Certificate of Incorporation and Bylaws, the charters for each Board committee, the Company’s Code of Ethics and Business Conduct (the “Code of Conduct”), and information about how to report concerns about the Company. Instructions for how to obtain copies of the Company’s corporate governance documents and how to communicate with the Company’s directors are included below. The Board regularly reviews developments in corporate governance and updates the Corporate Governance Guidelines and other governance documents as it deems necessary and appropriate.

CORPORATE GOVERNANCE GUIDELINES

The Company has adopted Corporate Governance Guidelines that we believe reflect the Board’s commitment to a system of governance that enhances corporate responsibility and accountability. The Corporate Governance Guidelines contain provisions addressing the following matters, among others:

•	Size of the Board;

•	Director qualifications and independence;

•	Executive sessions;

•	Director responsibilities;

•	Director orientation and continuing education;

•	Board and committee meetings;

•	Board committees;

•	Performance evaluation of the Board and its committees; and

•	Stockholder communications with the Board.

We intend to disclose any future amendments to our Corporate Governance Guidelines on our website.

DIRECTOR INDEPENDENCE

Our Board, upon recommendation of our Nominating/Corporate Governance Committee, has determined that the following directors are independent: Edward P. Boykin, Darryll J. Pines, Anthony Principi, Charles S. Ream, David A. Savner and William G. Tobin. Our Board annually determines the independence of directors based on a review by the directors and the Nominating/Corporate Governance Committee. No director will be considered independent unless the Board affirmatively determines that he or she has no material relationship with us, either directly or as a partner, stockholder, or officer of an organization that has a relationship with us. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. To evaluate the materiality of any such relationship, the Board has determined it is in the best interests of the company to adopt categorical independence standards that are set forth in the Corporate Governance Guidelines. The standards that are used by the Board in affirmatively determining whether a director is independent are composed, in part, of those objective standards set forth in the NYSE rules, which generally provide that:

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A director who is an employee, or whose immediate family member (defined as a spouse, parent, child, sibling, father- and mother-in-law, son- and daughter-in-law, brother- and sister-in-law and anyone, other than a domestic employee, sharing the director’s home) is an executive officer, of the Company, would not be independent until three years after the end of such relationship.

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A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service) would not be independent until three years after ceasing to receive such amount.

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A director who is a partner of or employed by, or whose immediate family member is a partner of or employed by and personally works on the Company’s audit, a present or former internal or external auditor of the Company would not be independent until three years after the end of the affiliation or the employment or auditing relationship.

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A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on the other company’s compensation committee would not be independent until three years after the end of such service or employment relationship.

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A director who is an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, would not be independent until three years after falling below such threshold.

The Board, with the assistance of our Nominating/Corporate Governance Committee, evaluated from a director independence perspective Mr. Savner’s position as a corporate partner in the law firm of Jenner & Block LLP, which provides government contract-related legal services to the Company. Mr. Savner recused himself from these discussions. In evaluating Mr. Savner’s independence, the Board affirmatively determined that Mr. Savner’s position as a partner in Jenner & Block did not constitute a material relationship with the Company, and that he qualifies as independent. Factors that the Board considered in reaching this conclusion included the following: (i) Mr. Savner has never provided any legal services to the Company, through Jenner & Block or otherwise; (ii) the Company’s relationship with Jenner & Block pre-dates by approximately seven years the date that Mr. Savner joined our Board; (iii) Mr. Savner is a non-equity partner at Jenner & Block and does not receive origination fees or other compensation related to the legal work that Jenner & Block performs for the Company; and (iv) Mr. Savner has no involvement with our decision to use Jenner & Block for ongoing work.

COMMITTEES OF THE BOARD OF DIRECTORS

The standing committees of our Board include an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee each as further described below. Each of these committees is composed exclusively of directors who are independent. Other committees may also be established by the Board from time to time. Committee membership shown below is as of the date of this proxy statement.

	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee
Edward P. Boykin

Darryll J. Pines

Anthony Principi

Charles S. Ream

David A. Savner

Anthony Smeraglinolo

William G. Tobin

Chairperson             Member             Financial Expert

Audit Committee. The Audit Committee of our Board (the “Audit Committee”) has the responsibility, among other things, to meet periodically with management and with both our independent auditor and internal auditor to review audit results and the adequacy and effectiveness of our system of internal controls. In addition, the Audit Committee appoints or discharges our independent auditor, reviews and approves auditing services and permissible non-audit services to be provided by the independent auditor in order to evaluate the impact of undertaking such added services on the independence of the auditor and reviews and approves or ratifies transactions with related persons. The responsibilities of the Audit Committee are more fully described in our Audit Committee charter, which is posted on our website at www.engilitycorp.com and will be available in print to any stockholder who requests it. All members of the Audit Committee are independent and financially literate. Further, the Board has determined that Charles S. Ream possesses accounting or related financial management expertise within the meaning of the NYSE listing standards and that Charles S. Ream qualifies as an “audit committee financial expert” as defined under the applicable SEC rules. In 2012, the Audit Committee met three times.

Compensation Committee. The Compensation Committee of our Board (the “Compensation Committee”) oversees all compensation and benefit programs and actions that affect our executive officers and directors. The Compensation Committee also provides strategic direction for our overall compensation structure, policies and programs. The responsibilities of the Compensation Committee are more fully described in the Compensation Committee charter, which is posted on our website at www.engilitycorp.com and will be available in print to any stockholder who requests it. Each member of the Compensation Committee is an independent, non-employee director, and there are no Compensation Committee interlocks involving any of the members of the Compensation Committee. In 2012, the Compensation Committee met four times.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee of our Board (the “Nominating/Corporate Governance Committee”) is responsible for developing and recommending to the Board criteria for the selection of director candidates; identifying, reviewing the qualifications of and proposing candidates for election to the Board; reviewing the performance of incumbent directors in determining whether to recommend them for reelection to the Board; considering questions of independence and possible conflicts of interest of incumbent directors and executive officers; and overseeing and approving the continuity planning process. The Nominating/Corporate Governance Committee also reviews and recommends action to the Board on matters involving corporate governance and, in general, oversees the evaluation of the Board. The responsibilities of the Nominating/Corporate Governance Committee are more fully described in the Nominating/Corporate Governance Committee charter, which is posted on our website at www.engilitycorp.com and will be available in print to any stockholder who requests it. Each member of the Nominating/Corporate Governance Committee is independent. In 2012, the Nominating/Corporate Governance Committee met one time.

EXECUTIVE SESSIONS

Our Corporate Governance Guidelines provide that non-management directors shall meet at regularly scheduled executive sessions, which will typically occur at regularly scheduled Board meetings, without any member of management present. In addition, at least annually the independent directors will meet in separate executive session. Edward P. Boykin, the independent Chairman of the Board, currently presides over each session. According to our Corporate Governance Guidelines, in the event that the Chairman of the Board is an employee of the Company, the Board shall annually elect or reaffirm by majority vote a Lead Independent Director, who shall lead the executive sessions. Our Corporate Governance Guidelines also provide that the executive sessions shall serve as the forum for the annual evaluation of the performance of the Company’s Chief Executive Officer, the annual review of the Chief Executive Officer’s plan for management succession and the annual evaluation of the performance of the Board.

CRITERIA FOR DIRECTOR NOMINATIONS

Our Board is responsible for nominating directors for election by stockholders. In nominating a slate of directors, our Board, with the assistance of the Nominating/Corporate Governance Committee, shall take into account (a) minimum individual qualifications, including strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of our Board, and (b) all other factors it considers appropriate, which may include financial and accounting background, to enable the Nominating/Corporate Governance Committee to determine whether the director candidate would be suitable for membership on the Company’s Audit Committee (including as an “audit committee financial expert”). The Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. The Nominating/Corporate Governance Committee also may consider the extent to which a director candidate would fill a present need on the Board.

When seeking candidates for director, the Nominating/Corporate Governance Committee may solicit suggestions from incumbent directors, management or others, including stockholders. Individuals recommended by stockholders for nomination as a director should be submitted to the Company’s Corporate Secretary and, if submitted in accordance with the procedures set forth in this proxy statement and the Company’s Amended and Restated Bylaws, will be forwarded to the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee will review all candidates in the same manner, regardless of the source of the recommendation. After conducting an initial evaluation of a candidate, the Nominating/Corporate Governance Committee will interview that candidate if it believes the candidate might be suitable to be a director. The Nominating/Corporate Governance Committee may also ask the candidate to meet with management. If the Nominating/Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election.

STOCKHOLDER NOMINEES

Our Amended and Restated Bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual or special meeting of stockholders must provide timely notice of their proposal in writing to the Corporate Secretary of the Company. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices, addressed to the Corporate Secretary of the Company, and within the following time periods:

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in the case of an annual meeting, no earlier than 120 days and no later than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting (which date shall, in respect of our first annual meeting of stockholders after shares of our common stock were first publicly traded, be deemed to have occurred on April 24, 2012); provided, however, that if the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the first anniversary of the preceding year’s annual meeting, or no annual meeting was held during the preceding year, to be timely the stockholder notice must be received no earlier than 120 days before such annual meeting and no later than the close of business on the later of the 90th day before such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made; and

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in the case of a nomination of a person or persons for election to the Board at a special meeting of the stockholders called for the purpose of electing directors, no earlier than 120 days before such special meeting and no later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made.

In no event shall an adjournment or postponement of a meeting of the stockholders commence a new time period (or extend any time period) for the giving of the stockholder notice. You should consult our Amended and Restated Bylaws for more detailed information regarding the process by which stockholders may nominate directors. Our Amended and Restated Bylaws are posted on the Corporate Governance portion of our web site located at www.engilitycorp.com.

BOARD LEADERSHIP STRUCTURE

The Board believes that the decision as to whether to combine or separate the chief executive officer and Chairman of the Board positions will depend on the facts and circumstances facing the Company at a given time and could change over time. The Board believes that the Company’s current leadership structure is appropriate and does not adversely affect the Board’s role in risk oversight of the Company.

BOARD’S ROLE IN RISK OVERSIGHT

Risk is inherent with every business. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental aspect of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in setting our business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

We conduct an annual enterprise risk management assessment, which is led by our Director of Internal Audit, who reports directly to our Audit Committee. In this process, we assess risk throughout the Company by conducting interviews of our employees and the Chairman of our Audit Committee, soliciting information regarding business risks that could significantly adversely affect the Company. Our Director of Internal Audit annually prepares a report for the Audit Committee, regarding the key identified risks and how we manage these risks to review and analyze both on an annual and ongoing basis. In addition, senior management attends the quarterly Board meetings and is available to address any questions or concerns raised by the Board regarding risk management and any other matters. Each quarter, the Board also receives presentations from senior management on strategic matters involving our operations.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management, the Director of Internal Audit, the Corporate Ethics Officer and the independent registered public accounting firm, our policies with respect to risk assessment and risk management. The Audit Committee also assists the Board in fulfilling its duties and oversight responsibilities relating to the Company’s compliance with applicable laws and regulations, the Code of Conduct and related Company policies and procedures. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as described on page 22 of this proxy statement in “Executive Compensation—Compensation Discussion and Analysis”.

BOARD MEETINGS AND COMMITTEES; POLICY REGARDING DIRECTOR ATTENDANCE AT ANNUAL MEETINGS OF STOCKHOLDERS

During 2012, our Board held two meetings. All directors attended at least 75% of the Board meetings and meetings of the committees of the Board on which the director served, held during the period for which he served as a director, with the exception of Mr. Ream, who was unable to attend the initial meeting of our Board and Audit Committee on July 18, 2012 due to a pre-existing commitment. It is our policy that directors are strongly encouraged to attend the Company’s annual stockholder meetings.

CODE OF ETHICS AND BUSINESS CONDUCT

We have a Code of Conduct that is applicable to all our directors, officers and employees. The Code of Conduct is available on the Corporate Governance pages of our website at www.engilitycorp.com. To the extent required pursuant to applicable SEC regulations, we intend to post amendments to or waivers from our Code of Conduct (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) at these locations on our website or report the same on a Current Report on Form 8-K. Our Code of Conduct is available free of charge upon written request to our Corporate Secretary, Engility Holdings, Inc., 3750 Centerview Drive, Chantilly, Virginia 20151.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of our Compensation Committee are Messrs. Tobin, Principi and Ream. All members of the Compensation Committee are “independent directors” within the meaning of the NYSE listing standards and no member is an employee or former employee of the Company. During fiscal 2012, no member of the Compensation Committee had any relationship requiring disclosure under the section “Certain Relationships and Related Party Transactions.” None of our executive officers served during fiscal 2012 as a member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director on the Board or as a member of the Compensation Committee. None of our executive officers served during fiscal 2012 as a director of any other entity, one of whose executive officers served as a director on the Board or as a member of the Compensation Committee.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Our stockholders may communicate directly with any chair of the Audit, Nominating/Corporate Governance and Compensation Committees, or to the non-management directors as a group. All communications should be in written form and directed to Thomas O. Miiller, Senior Vice President, General Counsel and Corporate Secretary, Engility Holdings, Inc., 3750 Centerview Drive, Chantilly, Virginia 20151.

Complaints or concerns about our accounting, internal accounting controls and auditing matters, including those regarding the circumvention or attempted circumvention of internal accounting control or that would otherwise constitute a violation of the Company’s accounting policies, may be reported anonymously to our Audit Committee by writing to Engility Holdings, Inc., Attention: Audit Committee, 3750 Centerview Drive, Chantilly, Virginia 20151. Company employees must report any such accounting allegation in accordance with the Company’s Whistleblower Policy. The Company prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity questions.

DIRECTOR COMPENSATION

Directors who also serve as employees of the Company do not receive payment for services as directors. The Compensation Committee is responsible for reviewing and making recommendations to the Board regarding all matters pertaining to compensation paid to our directors for Board, committee and committee chair services. Under the Compensation Committee’s charter, the committee is authorized to engage consultants or advisors in connection with its review and analysis of director compensation, though it did not engage any consultants or advisors for this purpose in 2012.

In making non-employee director compensation recommendations, the Compensation Committee takes various factors into consideration, including, but not limited to, the responsibilities of directors generally, as well as committee chairs, and the forms of compensation paid to directors by comparable companies. The Board reviews the recommendations of the Compensation Committee and determines the form and amount of director compensation.

The 2012 compensation program for our non-employee directors is described further below.

The Board believes that our non-employee directors’ compensation program:

•	ties a significant portion of directors’ compensation to stockholder interests because the value of restricted stock units fluctuates up or down depending on the stock price;

•	focuses on the long term, since the shares underlying restricted stock unit awards are not delivered until after the director leaves the Board;

•	is simple to understand and communicate; and

•	is equitable based on the work required of directors, as the level of cash retainer varies depending on the specific responsibilities of the directors.

2012 DIRECTOR COMPENSATION PROGRAM

Non-employee director compensation consists of an annual cash retainer of $75,000 and an annual equity award of restricted stock units with a grant date fair value of $75,000 and a one year cliff vesting. We pay an annual cash retainer for serving as a Board chairperson of $30,000, an annual cash fee for serving as chair of the Audit Committee of $20,000, an annual cash fee for serving as a committee chair (other than the Audit Committee) of $10,000, and an annual cash fee for serving as an Audit Committee member of $15,000.

For 2013, annual cash retainers, and chair and committee fees, may be elected to be received in restricted stock units, and the settlement of any restricted stock units granted may be deferred by the directors.

The following table details the total compensation of the Company’s non-employee directors for the year ended December 31, 2012.

2012 Director Compensation

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Edward P. Boykin	52,500	75,000	127,500
Darryll J. Pines	45,000	75,000	120,000
Anthony Principi	37,500	75,000	112,500
Charles S. Ream	47,500	75,000	122,500
David A. Savner	42,500	75,000	117,500
William G. Tobin	50,000	75,000	125,000

(1)	Represents the grant date fair value of restricted stock units calculated in accordance with FASB ASC Topic 718. The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 8 to the Company’s consolidated and combined financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. The Company granted these restricted stock units to its directors under the 2012 Directors Stock Incentive Plan.

The Company cautions that the amounts reported for these awards may not represent the amounts that the directors will actually realize from the awards. Whether, and to what extent, a director realizes value will depend on the Company’s performance and stock price, and continued service on our Board.

OUR EXECUTIVE OFFICERS

The following table sets forth the information as of March 28, 2013 regarding our executive officers.

Name	Age	Position(s)
Anthony Smeraglinolo	60	President and Chief Executive Officer
Michael J. Alber	55	Senior Vice President and Chief Financial Officer
Bantz J. Craddock	63	Senior Vice President, Strategic Relations
John E. Heller	50	Senior Vice President and Chief Operating Officer
Thomas O. Miiller	56	Senior Vice President, General Counsel and Corporate Secretary
Craig R. Reed	53	Senior Vice President, Strategy and Corporate Development
Randall J. Redlinger	56	Vice President, Business Operations
Michael D. Dallara	39	Vice President, Administration
Thomas J. Murray	63	Vice President, Human Resources

Anthony Smeraglinolo—Mr. Smeraglinolo has served as our President and Chief Executive Officer since 2012, and is a member of our Board. Mr. Smeraglinolo rejoined L-3 in December 2010 and served as Executive Vice President, L-3 Services Group, and Acting President, Command & Control Systems and Software division, L-3 Services Group. He had previously served as President of the L-3 Services Group’s Intelligence Solutions Division from 2005 to 2008. From 2008 to 2010 he had been President of the Global Stabilization and Development Solutions division for Dyncorp International. Prior to joining L-3 in 2005 he spent more than 25 years with Harris Corporation, holding leadership positions in finance, program management, business development and operations. He was also senior vice president of business operations at DRS Technologies. Mr. Smeraglinolo has a Bachelor’s degree in Business Management from Fairfield University in Connecticut and a Master of Business Administration from Florida Institute of Technology.

Michael J. Alber—Mr. Alber joined our Company in May 2012, and serves as our Senior Vice President and Chief Financial Officer. Prior to joining Engility, Mr. Alber served as Chief Financial Officer and Treasurer at

Alion Science and Technology Corporation, a provider of engineering, information technology and operational solutions, from 2007 to 2012, and previously, acting Chief Financial Officer. Prior to joining Alion in 2007, Mr. Alber was with Science Applications International Corporation, a provider of scientific, engineering, systems integration and technical services and solutions, for 17 years, where he served in positions of increasing responsibility, and most recently, as Senior Vice President and Group Controller. Earlier in Mr. Alber’s career, he held senior finance and contract-related positions with Network Solutions Inc., GeoTrans Inc. and System Development Corporation. Mr. Alber received his Bachelor of Science degree from George Mason University in Business Administration and recently completed an Advance Management Program (AMP) at Georgetown University’s McDonough School of Business.

Bantz J. Craddock—General Bantz J. Craddock (USA, Ret.) serves as our Senior Vice President, Strategic Relations. Previously, GEN Craddock served as the President of our Mission Support Services division from July 2012 to December 2012, and President of the MPRI division of L-3 Services Group from January 2010 to July 2012. Prior to joining L-3, he served as the Supreme Allied Commander, Europe and the Commanding General of United States European Command, executive leadership assignments that were the culmination of a 38 year career of military service to the nation. GEN Craddock is a graduate of West Virginia University, holds a Masters of Military Arts and Sciences from the U.S. Army Command and General Staff College. He is the recipient of many U.S. military and international awards and decorations and is a member of the Council on Foreign Relations and serves on the Board of Directors of the Atlantic Council.

John E. Heller—Mr. Heller joined our Company in April 2012, and serves as our Senior Vice President and Chief Operating Officer. Previously, Mr. Heller served as President of our Professional Support Services division. Prior to joining our Company, Mr. Heller served as President of Harris IT Services, a wholly owned subsidiary of Harris Corporation, an international communications and technology company, from July 2010 to April 2012. From June 2007 to July 2010, Mr. Heller served as Vice President & General Manager of DoD Programs for Harris IT Services, which he joined as a result of the acquisition of Multimax Inc. by Harris. At Multimax, Mr. Heller served as President and Chief Operating Officer from June 2006 to June 2007. From 2004 to 2006, Mr. Heller was President and Chief Executive Officer of Netco Government Services Inc., where he led the acquisition and integration of Multimax into Netco. Earlier, Mr. Heller was President and Chief Executive Officer of Rentport Inc., a principal for private equity firm TenX Capital Management, and held a senior management position with Answerthink Consulting. Mr. Heller started his business career at Deloitte & Touche Consulting after serving five years as a logistics officer in the United States Army. Mr. Heller is a graduate of the United States Military Academy at West Point and holds a Master of Business Administration degree from the University of Pittsburgh. Mr. Heller serves on the Business Alumni Association Board of Directors for the Joseph M. Katz Graduate School of Business and College of Business Administration at the University of Pittsburgh.

Thomas O. Miiller—Mr. Miiller serves as our Senior Vice President, General Counsel and Corporate Secretary since 2012. Mr. Miiller previously served as Senior Vice President and General Counsel of L-3 Services Group since he rejoined L-3 in December 2004. He had previously served in various legal positions within L-3 and its predecessor companies from 1987 through 2000. In the years prior to rejoining L-3, Mr. Miiller was Vice President, General Counsel and Secretary of Allied Aerospace, Inc., a privately held defense aerospace company. Before joining L-3 in 1987, Mr. Miiller was an attorney in the Dykema Gossett law firm in Washington D.C. Mr. Miiller has a Bachelor’s degree in Political Science from the University of Utah and a Juris Doctor’s degree from the National Law Center, George Washington University.

Craig R. Reed—Dr. Reed joined our Company in April 2012, and serves as our Senior Vice President, Strategy and Corporate Development. Previously, Dr. Reed was the Founder and Managing Member of Growth Strategy Leaders LLC, a consulting firm, from June 2011 to April 2012, Senior Vice President for Strategy and Corporate Development for DynCorp International from December 2008 to February 2011, and Vice President of Strategic Planning & Business Development for the Mission Systems Intelligence Systems Division of Northrop Grumman, a global security company, from June 2005 to December 2008. Earlier in his career, Dr. Reed was a managing director for CSP Associates Inc., served as a senior political appointee at the US Department of Energy, and spent 17 years in increasingly responsible strategy, business development and government relations positions with Lockheed Martin and its predecessor companies. Dr. Reed has a Bachelor’s degree in Political Science and Psychology from the State University of New York at Albany, a Master of International Affairs in International Security Studies and International Business from Columbia University, and Ph.D. in Public Policy from George Washington University.

Randall J. Redlinger—Mr. Redlinger serves as our Vice President of Business Operations and Corporate Ethics Officer since 2012. Mr. Redlinger previously served as Vice President of Security since joining L-3 Services Group in June 2007, and was further appointed Group Ethics Officer in April 2011. Prior to joining L-3 Services Group, Mr. Redlinger had a distinguished 32 year career with the United States Air Force, and mostly recently served as Deputy Executive Director of the Air Force Office of Special Investigations. Mr. Redlinger holds a Bachelors of Science degree in education (BSE) from Southern Illinois University, and is the recipient of numerous U.S. military and federal civil service awards and decorations, including the Bronze Star Medal for service in Iraq.

Michael D. Dallara—Mr. Dallara serves as our Vice President, Administration since 2012. Mr. Dallara previously served as Director, Corporate Development, STRATIS division, of L-3 Services Group, and in various operations and financial management roles within L-3 Services Group’s Intelligence Solutions Division since 2006. Prior to joining L-3 Services Group, Mr. Dallara spent ten years with Harris Corporation, holding staff and management positions in finance and business operations. Mr. Dallara received a master’s degree in national resource strategy from the National Defense University in Washington, D.C. and a Bachelor’s degree in Business Administration from the University of Florida.

Thomas J. Murray—Mr. Murray joined our Company in June 2012, and serves as our Vice President, Human Resources. Previously, Mr. Murray served as Vice President of Human Resources for the Intelligence & Security sector of BAE Systems, a global defense, aerospace and security company, beginning in 2010, and held other Human Resources leadership positions with the same organization since 2000. These positions included Vice President roles in the Information Solutions business area from 2009 to 2010, Vice President of the Customer Solutions Operating Group from 2006 to 2009 and Director of the Communications, Navigation, Information and Reconnaissance business area from 2000 to 2006. Prior to joining BAE Systems, Mr. Murray spent four years with Lockheed Martin, six years with Loral Corporation and eleven years with Amstar Corporation. Mr. Murray holds a Bachelor’s degree from Providence College and Master of Business Administration degree from the University of Pennsylvania.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In accordance with its charter, unless otherwise approved or ratified pursuant to the “Related Person Transaction Policy,” our Audit Committee, or the disinterested members of our Board, reviews and approves all related party transactions. Prior to its approval of any related party transaction, the Audit Committee or the disinterested directors will discuss the proposed transaction with management, including the nature of the related person’s interest in the transaction and all material terms and conditions of the transaction.

AGREEMENTS WITH L-3 RELATED TO THE SPIN-OFF

This section of the proxy statement summarizes material agreements between us and L-3 that govern the ongoing relationships between the two companies after the Spin-Off and are intended to provide for an orderly transition to our status as an independent, publicly traded company. Additional or modified agreements, arrangements and transactions, which will be negotiated at arm’s length, may be entered into between us and L-3 after the Spin-Off. The summaries below of each of these agreements set forth the terms that we believe are material. These summaries are qualified in their entirety by reference to the full text of the applicable agreements, which are filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Following the Spin-Off, we and L-3 have operated independently, and neither have any ownership interest in the other. In order to govern certain ongoing relationships between us and L-3 after the Spin-Off and to provide mechanisms for an orderly transition, we and L-3 entered into agreements pursuant to which certain services and rights are provided for following the Spin-Off, and we and L-3 will indemnify each other against certain liabilities arising from our respective businesses. The following is a summary of the terms of the material agreements we entered into with L-3.

DISTRIBUTION AGREEMENT

We entered into a Distribution Agreement with L-3 prior to the distribution of our shares of common stock to L-3 stockholders. The Distribution Agreement sets forth our agreements with L-3 regarding the principal actions needed to be taken in connection with our Spin-Off from L-3. It also sets forth other agreements that govern certain aspects of our relationship with L-3 following the Spin-Off.

Transfer of Assets and Assumption of Liabilities. The Distribution Agreement provided for those transfers of assets and assumptions of liabilities that were necessary in advance of our separation from L-3 so that each of Engility and L-3 retained the assets necessary to operate its respective business and retained or assumed the liabilities allocated to it in accordance with the separation plan. The Distribution Agreement also provided for the settlement or extinguishment of certain liabilities and other obligations between and among Engility and L-3. In particular, the Distribution Agreement provided that, subject to the terms and conditions contained in the Distribution Agreement:

•

All of the assets and liabilities (including whether accrued, contingent or otherwise, and subject to certain exceptions) associated with our business were retained by or transferred to us or one of our subsidiaries.

•

All other assets and liabilities (including whether accrued, contingent or otherwise, and subject to certain exceptions) of L-3 were retained by or transferred to L-3 or one of its subsidiaries (other than us or one of our subsidiaries).

•

Liabilities (including whether accrued, contingent or otherwise) related to, arising out of or resulting from businesses or assets formerly owned or managed by us or our subsidiaries that were previously terminated or divested were assumed or retained by us.

•

We assumed or retained any liabilities (including under applicable federal and state securities laws) arising under or in connection with us registering our common stock distributed by L-3 in the Spin-Off and from any disclosure documents that offered for sale the debt securities described therein, subject to exceptions for certain information for which L-3 retained liability.

•

Except as otherwise provided in the Distribution Agreement or any ancillary agreement, we are responsible for any costs or expenses incurred by us or our subsidiaries after the date of the distribution in connection with the distribution, including costs and expenses relating to legal counsel, filing and printing, financial advisors and accounting advisory work related to the distribution.

Further Assurances. To the extent that any transfers of assets or assumptions of liabilities contemplated by the Distribution Agreement were not consummated on or prior to the date of the distribution, the parties agreed to cooperate to effect such transfers or assumptions as promptly as practicable following the date of the distribution. In addition, each of the parties agreed to use commercially reasonable efforts to take or to cause to be taken all actions, and to do, or to cause to be done, all things reasonably necessary under applicable law or contractual obligations to consummate and make effective the transactions contemplated by the Distribution Agreement and the ancillary agreements.

Representations and Warranties. In general, neither we nor L-3 made any representations or warranties regarding any assets or liabilities transferred or assumed, any consents or approvals that may be required in connection with such transfers or assumptions, the value or freedom from any lien or other security interest of any assets transferred, the absence of any defenses relating to any claim of either party or the legal sufficiency of any conveyance documents, or any other matters. Except as expressly set forth in the Distribution Agreement or in any ancillary agreement, all assets were transferred on an “as is,” “where is” basis.

The Distribution. The Distribution Agreement governs the rights and obligations of the parties regarding the distribution and certain actions that occurred prior to the distribution, such as the election of officers and directors.

Release of Claims. We and L-3 agreed to broad releases pursuant to which we each released the other and certain related persons specified in the Distribution Agreement from any claims against any of them that arise out of or relate to events, circumstances or actions occurring or failing to occur or any conditions existing at or prior to the time of the distribution. These releases are subject to certain exceptions set forth in the Distribution Agreement.

Release of Claims and Indemnification. We and L-3 agreed to broad releases pursuant to which we each released the other and certain related persons specified in the Distribution Agreement from any claims against any of them existing or arising from any acts or events occurring or failing to occur or alleged to occur or to have failed to occur or any conditions existing or alleged to have existed on or prior to the time of the distribution, including in connection with all activities to implement the distribution and any of the other transactions contemplated by the Distribution Agreement or the ancillary agreements. These releases are subject to certain exceptions set forth in the Distribution Agreement and the ancillary agreements.

The Distribution Agreement provides for cross-indemnities that, except as otherwise provided in the Distribution Agreement, are principally designed to place financial responsibility for the obligations and liabilities of our business with us and financial responsibility for the obligations and liabilities of L-3’s business with L-3. Specifically, each party will indemnify, defend and hold harmless the other party, its affiliates and subsidiaries and each of its officers, directors, employees and agents for any losses arising out of or due to:

•	the failure to pay, perform or otherwise discharge any of the liabilities or alleged liabilities each such party assumed or retained pursuant to the Distribution Agreement; and

•	any breach by such party of the Distribution Agreement.

The amount of each party’s indemnification obligations is subject to reduction by any insurance proceeds received by the party being indemnified. The Distribution Agreement also specifies procedures with respect to claims subject to indemnification and related matters. Indemnification with respect to taxes is governed solely by the Tax Matters Agreement.

Insurance. Following the Spin-Off, we are responsible for obtaining and maintaining our own insurance coverage, although we continued to have coverage under certain of L-3’s pre-Spin-Off insurance policies for certain matters that occurred prior to the Spin-Off.

Other Matters Governed by the Distribution Agreement. Other matters governed by the Distribution Agreement include access to financial and other information, intellectual property, confidentiality, access to and provision of records and treatment of outstanding guarantees and similar credit support.

EMPLOYEE MATTERS AGREEMENT

Engility Corporation entered into an Employee Matters Agreement with L-3 Communications Corporation (with us and L-3 as acknowledging parties) that governs the respective rights, responsibilities and obligations of the parties after the Spin-Off with respect to employee related liabilities and our respective health and welfare benefit plans, defined contribution plans, non-qualified deferred compensation plans and equity-based compensation plans (including the treatment of outstanding stock option and restricted stock unit awards thereunder). The Employee Matters Agreement provides for the allocation and treatment of assets, account balances, and liabilities, as applicable, arising out of incentive plans, retirement plans, deferred compensation plans, and employee health and welfare benefit programs in which our employees participated prior to the Spin-Off. Generally, we have assumed or retained sponsorship of, and liabilities relating to, employee compensation and benefits programs or arrangements relating to our current employees and employees formerly associated with our business by assuming the applicable employee benefit programs, or creating substantially similar programs for the benefit of our employees.

TAX MATTERS AGREEMENT

We entered into a Tax Matters Agreement with L-3 that governs the respective rights, responsibilities and obligations of L-3 and us after the Spin-Off with respect to tax liabilities and benefits, tax attributes, tax contests and other tax sharing regarding U.S. federal, state, local and foreign income taxes, other tax matters and related tax returns. Following the Spin-Off, we continue to have, as a former business of L-3, several liability with L-3 to the IRS for the consolidated U.S. federal income taxes of the L-3 consolidated group relating to the taxable periods in which we were part of that group. However, the Tax Matters Agreement specifies the portion, if any, of this tax liability for which we will bear responsibility, and L-3 has agreed to indemnify us against any amounts for which we are not responsible. The Tax Matters Agreement also provides special rules for allocating tax liabilities in the event that the Spin-Off is not tax-free. The Tax Matters Agreement provides for certain covenants that may restrict our ability to pursue strategic or other transactions that otherwise could maximize the value of our business and may discourage or delay a change in control that you may consider favorable. Though valid as between the parties, the Tax Matters Agreement is not binding on the IRS.

TRANSITION SERVICES AGREEMENT

Engility Corporation entered into a Transition Services Agreement with L-3 Communications Corporation, under which L-3 Communications Corporation agreed to provide, or cause to be provided, to Engility Corporation certain services for a limited time to help ensure an orderly transition for each of L-3 and us following the distribution.

Under the Transition Services Agreement, Engility Corporation received certain services (including information technology, financial, telecommunications, benefits support services and other specified services) from L-3 Communications Corporation and/or third party providers at specified prices. These services generally extended for a period of two to eighteen months in most circumstances.

MASTER SUPPLY AGREEMENTS

Engility Corporation entered into two Master Supply Agreements with L-3 Communications Corporation, one as the seller of goods and services, and one as the buyer. Effective upon the distribution, the Master Supply Agreements governs the conversion of certain commercial arrangements between Engility Corporation and L-3 Communications Corporation into third-party contracts based on existing intercompany work orders and L-3 Communications Corporation’s general terms and conditions.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis (the “CD&A”) provides a detailed description of our executive compensation philosophy and program for 2012. The CD&A also describes the compensation decisions the Compensation Committee has made under our executive compensation programs and the factors considered in making those decisions. In particular, the CD&A discusses the various elements of our executive compensation program and how and why the Compensation Committee arrived at the particular levels and forms of compensation for each of our named executive officers for 2012. Our named executive officers (“NEOs”) for 2012 were:

•	Anthony Smeraglinolo, President and Chief Executive Officer

•	Michael J. Alber, Senior Vice President and Chief Financial Officer

•	John E. Heller, Senior Vice President and Chief Operating Officer

•	Bantz J. Craddock, Senior Vice President, Strategic Relations

•	Thomas O. Miiller, Senior Vice President, General Counsel and Corporate Secretary

EXECUTIVE SUMMARY OF FISCAL 2012 COMPANY PERFORMANCE AND COMPENSATION ACTIONS

Our compensation program is designed to reward our employees for delivering strong financial performance to the benefit of our stockholders. At the same time, we have designed our compensation program to incentivize our employees to continue our 40-year tradition of delivering superior and cost-effective results to our government customers.

Our pay for performance culture seeks to closely align the compensation of our executive officers and other senior leaders with the interests of our stockholders. For this reason, 80% of the annual cash incentive compensation of our executive officers for 2012 was tied to the overall performance of the Company. We measured our corporate performance for 2012 based on objective metrics that we believe drive stockholder returns: (i) revenue; (ii) adjusted earnings before taxes (“AEBT”); and (iii) Days Sales Outstanding (“DSO”).

We at Engility are proud of our company’s performance in our first year as a public company. Since our Spin-Off on July 17, 2012, our stock appreciated 8% through the year ended December 31, 2012, putting us in the top third of our peer group for this period in terms of stock performance. In 2012, we exceeded the revenue and AEBT targets established by our Compensation Committee for the payment of awards under our annual incentive plan despite significant headwinds in our industry and an ambitious cost reduction program that reduced our general and administrative workforce by 40%. Importantly, we accomplished these objectives while continuing to provide the excellent service that our customers expect from us. Set forth below are other significant highlights from our 2012 performance.

2012 BUSINESS HIGHLIGHTS

•	Successfully completed our Spin-Off from L-3 while continuing to deliver strong financial and program performance

•	Secured a term loan of $335 million, and a revolving line of credit of $65 million

•	Delivered 2012 revenue of $1.655 billion, exceeding our plan

•	Delivered 2012 adjusted EPS of $4.05, exceeding our plan

•	Completed ambitious cost reduction initiatives in 2012

•	Implemented a comprehensive strategic realignment of the Company, effective January 1, 2013

•	Won six Indefinite Delivery/Indefinite Quantity awards in the second half of 2012

SPIN-OFF FROM L-3 COMMUNICATIONS

In connection with the Spin-Off, our NEOs were awarded compensation packages commensurate with the responsibilities of executive officers of a public company. As discussed below, these executive compensation packages were reviewed and approved initially by L-3’s compensation committee, and then approved and ratified by Engility’s Compensation Committee on July 18, 2012 following the Spin-Off. In the case of Messrs. Alber and Heller, who were new hires in 2012, their base salaries and target incentive compensation awards were determined based on arms-length negotiations and competitive market practices consistent with our expectations for the compensation levels of our other NEOs.

Prior to the Spin-Off, our NEOs were compensated under the L-3 compensation program, which consisted primarily of a base salary, annual cash incentives, long term equity incentive awards and certain other benefits and perquisites. The components of L-3’s compensation program that applied to our NEOs while at L-3 is described in the Information Statement filed as an exhibit to the Registration Statement on Form 10 in connection with the Spin-Off, as filed with the SEC on June 27, 2012 and declared effective by the SEC on July 2, 2012 (the “Information Statement”).

HOW PAY IS TIED TO COMPANY PERFORMANCE

Our compensation philosophy supports a pay for performance culture. We target total compensation that comprises base salaries and annual and long-term incentive opportunities to generally approximate market median compensation levels, based on experience, performance, and other individual factors as described in the section “Decision-Making Process and Role of Executive Officers—Compensation Peer Group” beginning on page 34 of this proxy statement. For 2012, the majority of each executive’s target pay opportunity was delivered in the form of annual cash incentive compensation and stock-based long-term incentive awards, where the ultimate value realized is directly aligned with our stockholders’ experience. Our Compensation Committee believes it is appropriate to deliver above market pay when earned by superior performance and below market pay for underperformance.

Our executive compensation program is designed to support Engility’s mission to maximize stockholder value. The specific objectives of Engility’s program include the following:

•	Alignment—to align the interests of executives and stockholders through performance-based incentive plans: annual cash awards and long-term equity-based awards.

•	Retention—to attract, retain and incentivize highly qualified, high performing executives to lead Engility’s continued success and growth.

•	Performance—to provide rewards commensurate with performance through variable incentive compensation that is dependent upon Engility’s performance and upon the executive’s individual achievements.

To achieve these specific objectives, Engility’s executive compensation programs are guided by the following core principles:

•

Appropriate Compensation Mix—the mix of our executives’ compensation should reflect our desire to focus executives on long-term performance and value creation while rewarding and encouraging achievement of short-term business objectives and performance and providing reasonable annual salaries.

•

Competitive Compensation—executive compensation should be set at competitive levels to attract, retain and motivate highly talented individuals who are necessary for Engility to achieve its goals, objectives and overall financial success.

•	Tailored Compensation—compensation of each executive should be based on the individual’s role, responsibilities, performance and experience.

•

Pay for Performance—executive compensation packages should promote a high pay for performance culture through performance-based variable compensation primarily based on Engility’s annual and long-term financial results and upon increasing stockholder value.

EXECUTIVE COMPENSATION PRACTICES

Below we highlight certain executive compensation practices that we have implemented to drive performance, and also the practices we have not implemented because we do not believe they serve our stockholders’ long-term interests.

WHAT WE DO

PAY FOR PERFORMANCE—We tie pay to performance. In order to align the interests of our executives with our stockholders, 80% of our annual cash incentive compensation is based on Engility’s performance against pre-determined objective financial metrics. We also include an individual component to our annual incentive compensation plan, to incentivize the successful execution of our strategic plans and important individual objectives.

REASONABLE POST-EMPLOYMENT/CHANGE IN CONTROL PROVISIONS—We have reasonable severance and change in control provisions, designed to be competitive in our executive recruiting and retention efforts.

MODEST PERQUISITES—We provide only modest perquisites that are tied to the Company’s interests, limited to executive health benefits, life insurance and tax and financial planning.

STOCK OWNERSHIP AND RETENTION GUIDELINES—We have adopted stock ownership and retention guidelines that cover our executive officers and help align the long-term interests of these officers with our stockholders. The ownership guidelines generally provide for ownership of shares of the Company’s common stock sufficient in number to satisfy relevant multiples of our NEOs’ base salaries (ranging from three times the base salary for Senior Vice Presidents to six times base salary for our Chief Executive Officer).

REGULAR REVIEW OF SHARE UTILIZATION—We evaluate share utilization by reviewing overhang levels and run rates (dilutive impact of equity compensation on our stockholders) in connection with the approval of our annual compensation program.

INDEPENDENT COMPENSATION CONSULTING FIRM—The Compensation Committee benefits from its utilization of an independent compensation consulting firm which provides no other services to the Company.

MITIGATE UNDUE RISK IN COMPENSATION PROGRAMS—We mitigate undue risk associated with compensation, including utilizing caps on potential payments, clawback provisions, retention provisions, multiple performance targets and robust Board and management processes to identify risk.

WHAT WE DON’T DO

NO EMPLOYMENT CONTRACTS WITH OUR EXECUTIVE OFFICERS

NO EXCISE TAX GROSS-UPS ON PERQUISITES OR SEVERANCE BENEFITS UPON CHANGE IN CONTROL

NO HEDGING TRANSACTIONS OR SHORT SALES BY EXECUTIVE OFFICERS OR DIRECTORS PERMITTED

NO PENSION OR SUPPLEMENTAL COMPANY CONTRIBUTED EXECUTIVE RETIREMENT BENEFIT PLANS OR EXCESSIVE PERQUISITES

WHAT WE PAY AND WHY: ELEMENTS OF COMPENSATION

We have three elements of total direct compensation: base salary, annual incentive and long-term equity-based incentive compensation. We also provide our NEOs with a reasonable level of benefits and modest perquisites, including optional participation in a deferred compensation plan. As illustrated in the following charts, 75% and 65% of total target direct compensation (excluding one-time Founders Grants discussed below) for our Chief Executive Officer and other NEOs, respectively, was either performance-based or long-term incentive.

Prior to the Spin-Off, L-3’s compensation committee established initial base salaries and target annual incentive compensation and long-term equity compensation awards for our NEOs (including the Founders Grants), which were effective as of the Spin-Off. These amounts were then ratified and approved by the Engility Compensation Committee after the Spin-Off on July 18, 2012.

Base Salary

We pay base salaries to attract talented executives and to provide a fixed base of cash compensation. The Compensation Committee seeks to set base salaries for our NEOs within a competitive range around market median. In connection with the Spin-Off, the L-3 compensation committee reviewed the base salaries for each of Messrs. Smeraglinolo, Craddock and Miiller, and determined that it was appropriate to increase their respective base salaries effective as of the Spin-Off in recognition of the additional responsibilities that they would assume as executives of a public company. The L-3 compensation committee also reviewed the offer letters for Messrs. Alber and Heller, each of whom were hired by Engility in 2012 in anticipation of the Spin-Off, and determined the appropriate base salaries for each of these individuals. As discussed above, these base salary amounts were then ratified and approved by the Engility Compensation Committee on July 18, 2012.

Named Executive Officer	2012 Salary ($000)	2011 Salary ($000)
Anthony Smeraglinolo	600	400
Michael J. Alber	440	N/A
John E. Heller	425	N/A
Bantz J. Craddock	350	308
Thomas O. Miiller	320	273

Note:	Amounts reflect annualized base salary rates in effect at the end of the fiscal years indicated.

Annual Incentive Awards

Following the Spin-Off, our Compensation Committee adopted an annual incentive compensation program for 2012 that was aligned with Engility’s performance objectives, derived in part from our experience with L-3’s executive compensation program and consistent with market practice for public companies within our peer group. The AEBT and revenue targets for the 2012 program were based on the Company’s financial projections in its 2012 annual operating plan. We provide annual incentive awards to our executive officers and other senior leaders to drive the achievement of key business results and to recognize individuals based on their specific and measurable contributions to those results. Annual incentive awards are determined under our 2012 Cash Incentive Plan, and paid in accordance with the following formula, as discussed in more detail below.

Annual Incentive Award Targets

Each of our NEOs has an annual incentive award target, expressed as a percentage of base salary earned during the fiscal year. These target award amounts were set at levels that generally provided our NEOs with target total cash compensation that was below market median, but allowed for the possibility of paying above-market cash compensation for superior performance. The 2012 annual incentive award targets for our NEOs are set forth below.

Named Executive Officer	2012 Award Target (% of base salary)	2012 Award Target ($000)
Anthony Smeraglinolo	100%	600
Michael J. Alber*	75%	330
John E. Heller*	75%	319
Bantz J. Craddock	75%	263
Thomas O. Miiller	60%	192
*	Messrs. Alber and Heller joined the Company during 2012; their target bonus opportunities were accordingly pro-rated for their actual period of 2012 service with L-3/Engility.

Financial Rating

As previously noted in “How Pay is Tied to Performance” above, we believe that our executive compensation programs should be tightly linked to overall company performance. For this reason, 80% of the annual incentive award for our NEOs for 2012 was based on the following three performance measures that we believe are key factors in driving overall corporate performance and increasing stockholder value: AEBT, Revenues and DSO. Collectively, these three performance measures are referred to as the “Financial Rating.” The 2012 target values and weightings are described in the table below.

Performance Measure	2012 Target Value	Weighting		Rationale
Adjusted Earnings Before Taxes (AEBT)	$108M	50%*	•	Measures profitability
			•	Forecasts ability to grow cash reserves and repay debt
Revenues	$1.6B	25%	•	Core to the Company’s growth strategy
Days Sales Outstanding (DSO)	80 days	25%	•	Measures efficiency of cash flow management
			•	Key performance measure used by peers and industry analysts

*	Given the importance of AEBT to our overall business, the Compensation Committee also determined that performance below the threshold value (discussed below) for this measure would result in no annual incentive awards for our executive officers for 2012.

In calculating AEBT, the Compensation Committee adjusts net income, as reported in the consolidated financial statements filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, for the following items that the Company’s management believes are not considered core to the Company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring:

•	Impairment charges, as well as any costs related to refinancing existing debt;

•	Gains or losses on retirement of debt, or on asset dispositions;

•	Extraordinary gains and losses under U.S. generally accepted accounting principles (“GAAP”);

•	Non-cash gains or losses on discontinued operations;

•	Non-cash gains or losses related to the adoption of new accounting standards required by GAAP or SEC rules;

•	Gains or losses on litigation matters and indirect rate / cost audits for years prior to 2012 at or exceeding $100,000 individually or $1 million in the aggregate;

•	Gains or losses related to the resolution of income tax contingencies for business acquisitions; and

•	Costs related to the Spin-Off and strategic realignment of the Company.

The ultimate payout for the Financial Rating is based on our level of performance against the target values set forth in the tables below, based on the 2012 full year performance of the Company against these measures. Actual performance for each financial measure is measured against the threshold, target and ceiling values set forth below. If the calculated financial measure falls between these values, linear interpolation is used to arrive at the final percentage payout for such measure.

AEBT	Target	Payout	+	Revenues	Target	Payout	+	DSO	Target	Payout
Ceiling	$118.8M	200%		Ceiling	$1.7B	200%		Ceiling	70 days	200%		Total Weighted Financial Rating
Target	$108M	100%		Target	$1.6B	100%		Target	80 days	100%	=
Threshold	$97.2M	50%		Threshold	$1.5B	50%		Threshold	90 days	50%
(50% weight)				(25% weight)				(25% weight)

The table below shows the financial performance actually attained by the Company, and the corresponding financial ratings for the 2012 fiscal year.

Measure	Performance Target	Actual Performance	Financial Rating
AEBT	$108M	$117.9M	192%
Revenues	$1.6B	$1.655B	155%
DSO	80 days	81.3 days	94%
		Total Weighted Financial Rating	158%

Personal Rating

The individual performance of each of our NEOs is evaluated following the end of the fiscal year on a scale from 1 to 5, as set forth in the table below, based on the full year performance of our NEOs. Personal ratings, which represent 20% of the annual incentive award, are based on the assessment of a NEO’s performance relative to pre-determined qualitative individual goals established by the Compensation Committee. The personal rating can range from 0% to 200% of target, and is subject to negative discretion of the Compensation Committee in the event that the Financial Rating is below the 100% target level.

Personal Rating	Payout Scale
5 Significantly Exceeds Expectations	200%
4 Exceeds Expectations	150%
3 Meets Expectations	100%
2 Met Most Expectations	50%
1 Below Expectations	0%

For 2012, the individual goals varied by executive and were based on specific key Company-wide or business unit objectives, personal business objectives, critical business outcomes and achievements, leadership, progress towards our strategic realignment and successful Spin-Off outcomes.

Our Chief Executive Officer submits to the Nominating/Corporate Governance Committee a self-assessment of his performance addressing his overall leadership and performance with respect to previously approved objectives. The Nominating/Corporate Governance Committee evaluates the Chief Executive Officer’s performance through a process that solicits input from each member of the Board, and then delivers its assessment of his performance to the Compensation Committee, which, in turn, evaluates the Chief Executive Officer’s performance as it relates to compensation. The Compensation Committee determines our Chief Executive Officer’s performance personal rating and provides its recommendation to the Board of Directors for approval.

Our Chief Executive Officer also provides individual performance assessments and submits recommended personal ratings to the Compensation Committee for all executives who report directly to him, including our other NEOs, for the Compensation Committee’s consideration.

In determining the Personal Rating Percentages of our NEOs for 2012, the Compensation Committee considered the 2012 performance of each executive as described below:

Anthony Smeraglinolo. Under Mr. Smeraglinolo’s leadership, Engility successfully completed its Spin-Off from L-3 on July 17, 2012. As part of this process, Mr. Smeraglinolo assembled an executive team of seasoned industry veterans, drawing from both existing Engility employees and key new hires. Following the Spin-Off, Mr. Smeraglinolo oversaw a smooth transition for our customers and employees that minimized disruption to our business and established the Engility brand in the marketplace. Mr. Smeraglinolo also led a comprehensive initiative to streamline Engility, including consolidating seven legacy business units into a single organization and implementing significant reductions in our administrative and overhead costs. Engility completed these cost reduction measures ahead of schedule, and the new Engility organizational structure was in place and operational on January 1, 2013.

Michael J. Alber. Mr. Alber joined Engility in May 2012 as our Chief Financial Officer. His initial focus was to establish relationships with potential investors and the financial community in support of the Spin-Off. He was able to present a clear and concise view of the market, our investment thesis and the possible challenges that we faced as a new company. As a result of these initiatives, Engility raised $335 million at the time of the Spin-Off, and secured an additional $65 million revolving line of credit. Following the Spin-Off, Mr. Alber oversaw the design of our financial reporting and forecasting capabilities, successfully consolidating our financial and information technology infrastructures from many disparate systems to one system within Engility.

John E. Heller. Mr. Heller joined Engility in April 2012, initially as President of our Professional Support Services segment. Mr. Heller provided significant leadership in our company’s transition to an independent publicly traded company. Following the Spin-Off, Mr. Heller was instrumental in the development and execution of the plan to integrate our business units into a single operating structure. In addition, he led the assessment of the capabilities, markets and service offerings of our business portfolio, and partnered with our Senior Vice President of Strategy and Corporate Development to identify significant new business pursuit priorities. In recognition of his efforts and leadership, Mr. Heller was promoted to our Chief Operating Officer effective January 1, 2013.

Bantz J. Craddock. Mr. Craddock served as the leader of the Mission Support Services (“MSS”) segment from the time of the Spin-Off until January 1, 2013. During this period, he effectively managed the MSS business and exceeded the internal financial performance goals for this segment. Mr. Craddock also led the development of improved systems and processes for Engility, fostered strong division and cross-division communications and supported the transitional activities associated with the Spin-Off and our business realignment. Effective January 1, 2013, Mr. Craddock successfully formed Engility’s Strategic Relations office, and became our Senior Vice President of Strategic Relations.

Thomas O. Miiller. Mr. Miiller was instrumental in Engility’s successful Spin-Off from L-3. His accomplishments included serving a leadership role in securing a private letter ruling from the U.S. Internal Revenue Service as to the tax-free nature of the Spin-Off, overseeing the filing of the Information Statement with the SEC and negotiating with L-3 the transaction documents related to the Spin-Off. Mr. Miiller also oversaw the creation of Engility’s SEC compliance and corporate governance functions in preparation for Engility’s independence from L-3. Following the completion of the Spin-Off, Mr. Miiller led several transitional initiatives, including the formation of new international licensing and compliance functions that were previously administered by L-3. Mr. Miilller also reorganized Engility’s contract organization, streamlining the operations of this group and overseeing key new hires. Mr. Miiller further developed effective policies and procedures to manage litigation and claims.

2012 Annual Incentive Award Payments

Based on the formula and performance described above, the Compensation Committee calculated the cash bonuses payable to our NEOs for the 2012 fiscal year as set forth in the table below:

Named Executive Officer	Target Bonus Opportunity ($000)	Actual Bonus Earned ($000)
Anthony Smeraglinolo	600	962
Michael J. Alber*	208	327
John E. Heller*	220	344
Bantz J. Craddock	263	410
Thomas O. Miiller	192	319

*	Bonus pro-rated for portion of the year employed by L-3/Engility.

Long-Term Incentive Awards

We provide long-term incentive (“LTI”) awards to our officers, including our NEOs, in the form of equity grants, to align the interests of those individuals with those of our stockholders. The target LTI levels for each of our NEOs were initially set by the L-3 compensation committee, and then ratified and approved by our Compensation Committee following the Spin-Off. The target LTI for each of our NEOs is determined based on the ability of each individual to influence the overall performance of our company. For this reason, the Compensation Committee set the target LTI at two times base salary for our Chief Executive Officer, at 1.5 times base salary for our Chief Financial Officer and one times base salary for our other NEOs.

2012 Founders Grants

In connection with our Spin-Off, each of our executive officers, including our NEOs, received special, one-time grants of restricted stock units associated with the founding of Engility as a public company (the “Founders Grants”) in order to better align the economic interest of our executive officers with those of our stockholders. Further, these grants enhance stock ownership of our executive officers and support the retention of these individuals at a critical time in our development and growth as a stand-alone company. As one-time grants, these awards are not considered part of the Company’s ongoing annual long-term incentive awards available to each executive officer. Prior to the Spin-Off, the L-3 compensation committee determined to set the amount of Founders Grants at 1.5 times the target LTI for each of the NEOs, based on market practice for other spin-offs in our industry. To encourage retention, the L-3 compensation committee determined that the Founders Grants would not vest until the third anniversary of the grant date. The vesting of these grants fully accelerate upon a change in control of the Company. The Founders Grants were ratified and approved by the Engility Compensation Committee on July 18, 2012, after the Spin-Off.

2012 L-3 Equity Awards

Prior to the Spin-Off, as employees of L-3, each of Messrs. Smeraglinolo, Craddock and Miiller received grants of restricted stock units for L-3 common stock in February 2012 in accordance with L-3’s long-term incentive program. In addition, Messrs. Smeraglinolo and Craddock also received stock option grants to acquire L-3 common stock under the same program. Messrs. Alber and Heller did not receive these grants as they were not employees of L-3 at the time that these grants occurred.

As discussed in the Information Statement, L-3 provided these equity awards to its executive officers and key employees to align the interests of such persons with L-3’s stockholders by linking a meaningful portion of executive compensation to long-term stockholder value creation and financial success. In accordance with the terms of the Spin-Off transaction, upon the effective date of the Spin-Off, these L-3 awards automatically converted into a number of Engility awards with an equivalent dollar value on the conversion date, and with the same terms and conditions as the original award. The restricted stock units cliff vest on the third anniversary of the grant date and the stock options vest ratably on each of the three successive anniversaries of the grant date. The vesting of these grants fully accelerate upon a change in control of the Company. The table below summarizes the L-3 equity awards that were granted to Messrs. Smeraglinolo, Craddock and Miiller in 2012, as converted into Engility equity awards upon the Spin-Off.

Executive	Engility Restricted Stock Units	Engility Stock Options
Anthony Smeraglinolo	11,593	23,684
Bantz J. Craddock	8,025	16,395
Thomas O. Miiller	11,295	—

Future Annual Grants

As discussed beginning on page 36 of this proxy statement, “2013 Executive Compensation Preview and Summary”, for 2013 we implemented a long-term equity-based incentive program consisting of a mix of time-based restricted stock units and performance-based restricted shares or units, weighted more heavily towards performance-based awards to further align the interests of our executives with our stockholders.

Additional Compensation Elements

Executive Benefits and Perquisites

Deferred Compensation Plans. In connection with the Spin-Off, we created two deferred compensation plans for the purpose of assuming the prior contributions and then current deferral elections made by our employees under two L-3 deferred compensation plans. Effective as the Spin-Off, our Compensation Committee adopted the following nonqualified deferred compensation plans: the Engility Corporation Deferred Compensation Plan I and the Engility Corporation Deferred Compensation Plan II. We continue to operate these plans to manage the contribution and deferral elections made by our employees prior to the Spin-Off, but no future deferral elections are permitted under these plans following the Spin-Off. Following the Spin-Off, Messrs. Smeraglinolo and Craddock were the only NEOs who made contributions to a deferred compensation plan, the Engility Corporation Deferred Compensation Plan II.

We have also adopted the nonqualified Engility 2013 Deferred Compensation Plan (the “2013 Deferred Compensation Plan”), which became effective on January 1, 2013, to offer highly compensated senior employees, including our NEOs, an opportunity to save for their future financial needs at little cost to the Company. This plan essentially operates as an unsecured, tax-advantaged personal savings account, and it contributes to our attractiveness as an employer. The 2013 Deferred Compensation Plan allows for voluntary deferrals of up to 75% of base salary and 100% of annual cash incentive awards into an unfunded, nonqualified account. There are no company matching contributions under the 2013 Deferred Compensation Plan, and deferred amounts earn interest at the prime rate, which is funded by the Company. None of our NEOs currently participate in the 2013 Deferred Compensation Plan.

Perquisites. We provide our NEOs with limited perquisites that we feel serve Engility’s interests. In 2012, our NEOs (excluding Messrs. Miiller and Alber) received executive health benefits. In addition, all of our NEOs received supplemental life insurance coverage for 2012.

Change in Control. As described above, the vesting of our executives’ outstanding stock options and restricted stock units fully accelerate upon a change in control of the Company. The Company also provides a separate severance plan that applies in connection with a change in control of the Company. Under the Engility Holdings, Inc. Change in Control Severance Plan, adopted by the Board of Directors on July 17, 2012, our executive officers, including the NEOs, may receive a cash severance benefit for a termination by the Company in connection with or following a change in control, other than for cause, disability or death. In such situations, the NEO will receive an amount equal to the sum of (i) his base salary and average bonus over the past three years, or such shorter period as the NEO has been with the Company, multiplied by the applicable severance multiple, and (ii) either (A) if determinable on the date of termination, the amount of the NEO’s bonus actually payable to him for the fiscal year in which the change in control occurs or (B) the NEO’s average bonus over the past three years, or such shorter period as the NEO has been with the Company, multiplied by the applicable bonus fraction. The severance multiple is 3 for the Company’s Chief Executive Officer and Chief Financial Officer, and 2.5 for all other NEOs; the bonus fraction is equal to a fraction, the numerator of which is equal to the number of days the NEO was employed during the fiscal year in which the termination occurs and the denominator of which is equal to 365. There are no tax-gross ups on any benefits payable under the Change in Control Severance Plan.

Severance Plan. On December 27, 2012, the Compensation Committee approved the Engility Holdings, Inc. Severance Plan (the “Severance Plan”), effective as of January 1, 2013. Given that we do not have employment agreements with our executives, the purpose of the Severance Plan is to provide competitive severance benefits to the Company’s executive officers, including our NEOs, upon the occurrence of a qualifying separation event. Under our Severance Plan, our NEOs may receive a cash severance benefit in connection with a termination of employment “without cause,” a separation from service for “good reason,” or a separation due to death or long-term disability. In such situations, the NEO would receive, in addition to accrued and unpaid benefits and a pro rata bonus, an amount equal to his base salary and average bonus over the past three years, or such shorter period as the NEO has been with the Company, multiplied by the applicable severance multiples. The severance multiple is 2 for the Company’s Chief Executive Officer and Chief Financial Officer and 1.5 for all other NEOs. There are no tax-gross ups on any benefits payable under the Severance Plan.

For information on the amounts that would be payable under the Severance Plan and Change in Control Severance Plan, see “Executive Compensation—Potential Payments Upon Change in Control or Termination of Employment” beginning on page 44 of this proxy statement.

Signing Bonuses. We provided signing bonuses to Messrs. Heller and Alber of $150,000 and $50,000, respectively, as an inducement to join Engility. The competition for executive talent is intense in our industry and each of Messrs. Heller and Alber held senior level positions at other firms at the time that we were seeking to incentivize them to join our company. As Messrs. Heller and Alber joined Engility prior to the completion of the Spin-Off, they were also assuming a certain level of risk that the Spin-Off might not occur due to market conditions or other factors outside of their control. The amount of the signing bonuses were based on these considerations, and also on the level of compensation and other benefits that Messrs. Heller and Alber would forego in leaving their respective companies. The L-3 compensation committee therefore determined that it was appropriate to include signing bonuses in their respective compensation packages.

HOW WE MAKE COMPENSATION DECISIONS

Risk Considerations

The Compensation Committee reviews the risks and rewards associated with the Company’s compensation program. The program is designed with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation program encourages and rewards fiduciary responsibility, prudent business judgment and appropriate risk-taking over the short-term and the long-term.

The Compensation Committee, with the participation of Frederic W. Cook & Co., Inc. (“Cook & Co.”) and our management, conducted a risk assessment of the Company’s compensation program to assess whether risks arising from the program are reasonably likely to have a material adverse effect on the Company. The Compensation Committee noted that our program is designed so that it does not include compensation mix overly weighted toward annual incentives, highly leveraged short-term incentives, uncapped or “all or nothing” bonus payouts or unreasonable performance goals. The Compensation Committee also included several design features in our cash and equity incentive programs that reduce the likelihood of excessive risk-taking, including the use of reasonably attainable and balanced performance metrics, maximum payouts at levels deemed appropriate, Compensation Committee oversight and direction over executive compensation program, the presence of severance plans for executives, and balance between compensation elements that focus on short-term financial and operating performance and those that reward for longer-term Company performance and stock appreciation, especially when combined with our executive stock ownership guidelines and anti-hedging policy. Additionally, our executive compensation “clawback” policy allows the Company to recover performance-based compensation under certain circumstances. Based on its assessment, the Compensation Committee believes that our compensation program does not motivate risk taking that could reasonably be expected to have a material adverse effect on the Company.

Use of Market Data and Competitive Compensation Positioning

How Do We Use “Benchmarks”?

Our benchmark for base salary is designed to be generally competitive with market pay levels, usually defined as the median (50th percentile) of our peer group. The Compensation Committee’s desire is to provide total short-term cash opportunities near the peer group median for meeting targeted annual goals, but allow for upside for meeting or exceeding performance goals approved by the Compensation Committee. The Compensation Committee also targets total potential compensation opportunities (including equity awards) generally at median of our peer group, with the opportunity for above market-pay provided the Company and the executive deliver superior performance. Similarly, our compensation programs provide for significantly reduced or no incentive compensation for corporate and personal performance that falls below threshold performance levels.

We chose the base salary benchmark primarily to target a market competitive base salary as the norm. Our benchmarks for short-term cash bonus and total compensation opportunities reflect our desire that “target” performance results in median, market competitive incentives similar to our base salary objective, but, consistent with our goal of driving the achievement of business and financial objectives that help create stockholder value and share price appreciation, rewards above-average performance with above-average cash and total compensation. These benchmarks also reflect that we compete with larger companies for executive talent that may offer base and total target compensation opportunities above the market median.

To help assess how our executives are compensated in relation to our benchmarks, the Compensation Committee collects compensation data from a peer group. However, these survey results will be used by the Compensation Committee solely as a baseline reference, in part because the survey data does not provide full insight as to actual performance, responsibilities, tenure, prior experience and other relevant information needed to accurately assess position comparability and the competitiveness of our compensation packages. Accordingly, certain executives may be compensated below or above the Compensation Committee’s benchmarks based on various factors consistent with our flexible compensation philosophy. Our process and rationale for determining our peer group for 2012 are described below under “Compensation Peer Group.”

Decision-Making Process and Role of Executive Officers

Role of the Compensation Committee

Our executive compensation program is administered by the Compensation Committee, which is ultimately responsible for the review and approval of compensation for our Chief Executive Officer and all executives that directly report to him, including our other NEOs. Our Chief Executive Officer’s compensation is further approved by the Board. Key areas of responsibility for the Compensation Committee are described in “Corporate Governance—Committees of the Board of Directors—Compensation Committee” on page 10 of this proxy statement.

Role of Management and Our Chief Executive Officer

The Company’s human resources, finance and legal departments assist the Compensation Committee in the design and development of the competitive compensation program by providing data and analysis to the Compensation Committee in order to ensure that Engility’s programs and incentives align with and support the Company’s business strategy. Management also recommends plan architecture, incentive plan metrics, performance targets and other plan objectives to be achieved, based on expected Company performance and subject to Compensation Committee approval.

On an annual basis, our Chief Executive Officer reviews the performance of those executives that report directly to him, including our other NEOs, relative to their individual goals and Company performance and submits recommendations to the Compensation Committee for proposed base salary adjustments, annual incentive plan target opportunities and personal ratings, and grant date target values for long-term incentive awards. Our Chief Executive Officer also provides the Compensation Committee with an annual self-assessment of his own performance, but has no role in determining his own compensation. No other NEO participates in the setting of compensation for himself or any other NEO.

Role of the Compensation Consultant

The Compensation Committee has the sole authority to select, retain, compensate and replace outside consultants to provide it with advice on various aspects of executive compensation design and delivery. The L-3 compensation committee retained Cook & Co. to provide information, analyses and advice regarding Engility’s executive compensation decisions through the Spin-Off. Following the Spin-Off, the Engility Compensation Committee made the determination to continue to utilize Cook & Co. as its independent compensation consultant, and subsequently engaged Cook & Co. to advise the Compensation Committee on executive and non-employee director compensation; however, in order to remain independent, Cook & Co. performs no other services for the Company. In March 2013, the Compensation Committee evaluated whether any relationship with Cook & Co. raises any conflict of interest or impaired Cook & Co.’s independence and determined that it did not.

Cook & Co. provides research, data analyses, and design expertise in developing compensation programs for our executives. In addition, Cook & Co. keeps the Compensation Committee apprised of regulatory developments and market trends related to executive compensation practices. Cook & Co. does not determine or recommend the exact amount or form of executive compensation for any of our NEOs. A representative of Cook & Co. generally attends meetings of the Compensation Committee, is available to participate in executive sessions and communicates directly with the Compensation Committee.

Compensation Peer Group

We use a comparator group of peer companies as a key input when making compensation decisions. Specifically, our peer group is used:

•	to assess the competitiveness of total direct compensation awarded to senior executives;

•	to evaluate share utilization by reviewing overhang levels and annual run rate;

•	to benchmark the form and mix of incentive compensation awarded to employees;

•	to benchmark share ownership guidelines;

•	to examine whether executive compensation programs are aligned with competitive market practices and Company performance; and

•	as an input in designing compensation plans, benefits and perquisite programs.

The peer group companies for 2012 are listed below. Peer companies were chosen based on the following criteria:

•

Operational Fit: companies in the same or similar industries with a consistent business mix, client base, and diversified global operations. Due to the limited number of “pure play” service companies of comparable size, the Compensation Committee believes that it is appropriate to include broader industry companies that are similar in size and may compete with Engility for executive talent or investor capital.

•

Financial Scope: companies of similar size as measured by annual corporate revenues. Most of the peers fall within a range of one-third to three times the size of Engility, and Engility’s revenues are at or near the median of the compensation peer group. In limited circumstances, it may be appropriate to include companies with revenues that fall both above and below this range if they are competitors for business, executive talent or investor capital.

2012 Compensation Peer Group
AECOM Technology Corporation	Exelis, Inc.	Michael Baker Corp.
Booz Allen Hamilton Holding Corp.	ICF International, Inc.	NCI Inc.
CACI International Inc.	Kratos Defense & Security Solutions, Inc.	SAIC, Inc.
CAE, Inc.	ManTech International Corp.	Unisys Corporation
Dynamics Research Corp.	MAXIMUS, Inc.	VSE Corporation

ADDITIONAL INFORMATION

Stock Ownership Guidelines

We have stock ownership guidelines for executives, including our NEOs. These guidelines are designed to align the executives’ long-term financial interests with those of stockholders. The stockholder ownership guidelines are as follows:

Executive	Value of Common Stock to be Owned
President and Chief Executive Officer	6 times base salary
Senior Vice Presidents	3 times base salary
Vice Presidents that report directly to our Chief Executive Officer	2 times base salary

Shares that count towards compliance with the guidelines include:

•	shares owned individually or jointly by the executive;

•	shares held in a trust established by the executive for the benefit of the executive or his or her family members;

•	shares of unvested restricted stock or restricted stock units;

•	shares of vested deferred stock units; and

•	shares held in the Engility 401(k) plan account.

While there is no required time period for executives to gain compliance with the ownership guidelines, until the executive is compliant, the executive is required to retain 50% of the net shares, after settlement of taxes and exercise price (if any), acquired pursuant to the vesting or earn-out of restricted stock, restricted stock units, performance shares, performance share units, or the exercise of stock options. The Compensation Committee may waive the applicability of the ownership guidelines for financial hardship or similar circumstances, and may reduce the stock ownership multiples and/or retention percentages to facilitate pre-retirement financial diversification.

Trading Controls and Prohibition on Speculative Transactions

Executive officers, including our NEOs, are required to receive the permission of the Company’s General Counsel prior to entering into any transactions in Company securities, including any pledge of Company securities. Generally, trading is permitted only during announced trading periods. Executive officers are prohibited from entering into hedging transactions, or engaging in other types of speculative transactions in our company stock, including the use of puts, calls and short sales.

Timing of Equity Grants

Except with respect to new hires or promotions, we generally determine annual executive equity compensation awards each year at a meeting of our Compensation Committee in the first calendar quarter of such year, and this meeting is scheduled no later than December 31st of the preceding year. In the event of a “new hire,” “promotional” or other ad hoc equity award for executive officers, that equity award shall be approved by the Compensation Committee, unless the Compensation Committee has expressly delegated the authority to approve ad hoc equity awards to the Company’s Chief Executive Officer, and it shall be effective on the first trading day of the month that immediately follows the the approval date of such ad hoc equity award, unless the Compensation Committee shall specify an alternate date. The per share exercise price of an option award shall be the closing price of the Company’s common stock on the NYSE on the applicable effective date as specified above. All other equity-based awards shall be determined in relation to such price where applicable. This policy applies to awards to all eligible employees, not just our executive officers. The Compensation Committee may make an exception to the general policies above when it determines an exception is in the best interest of the Company or based on other special circumstances.

Executive Compensation Recovery Policy

In April 2013, the Board, upon the recommendation of the Compensation Committee, adopted a policy that provides for recoupment of performance-based compensation from our executive officers and our chief accounting officer (each, a “Covered Officer”) in the event of a material restatement of the Company’s financial results. In such a situation, the Board will review all performance-based compensation awarded to or earned by each Covered Officer on the basis of the Company’s financial performance during fiscal periods materially affected by the restatement. This would include annual cash incentive awards and all forms of performance-based compensation. If, in the Board’s view, the compensation related to the Company’s financial performance would have been lower if it had been based on the restated results, the Board will, to the extent permitted by applicable law, seek recoupment from each Covered Officer of any portion of such performance-based compensation as it deems appropriate after a review of all relevant facts and circumstances.

Tax Considerations

Section 162(m) of the Internal Revenue Code, as amended (the “Code”), generally limits tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers to $1 million in the year compensation becomes taxable to the executive, subject to an exception for performance-based compensation that meets specific requirements. The Compensation Committee considers the impact of this rule when developing and implementing its executive compensation programs; however, the Compensation Committee reserves the right to provide compensation that is not tax deductible if it believes the value in doing so outweighs the value of the lost tax deduction.

We anticipate that payments under the 2012 Cash Incentive Plan are deductible by the Company. Deductions for the 2012 award of the Founders Grants will be limited when the restricted stock units vest in 2015 to the extent that the fair market value of the restricted stock units that vest and all other non-qualifying compensation paid in that year exceed $1 million.

2013 Executive Compensation Preview and Summary

The following is a brief summary of the actions taken by the Compensation Committee during the first quarter of 2013 with respect to executive officer compensation matters for 2013. The Compensation Committee has again engaged Cook & Co. to serve as the Compensation Committee’s independent compensation consultant for 2013. Overall, we believe that our compensation programs are competitive from a market standpoint and consistent with our 2013 compensation policies and objectives, and further enhance our pay for performance philosophy. Highlighted below are some of the key actions and decisions with respect to our executive compensation programs for fiscal 2013, as approved by the Compensation Committee:

•

No Base Salary or Target Incentive Compensation Increases. Given that the base salaries and target annual and long-term incentive award compensation for our NEOs were set in July 2012 at the time of the Spin-Off, the Compensation Committee determined that it was appropriate to keep these compensation levels constant for 2013.

•

Adoption of 2013 AICP. The Compensation Committee adopted the 2013 Annual Incentive Compensation Plan (“2013 AICP”) for our executive officers, including our NEOs, and members of senior management. The 2013 AICP has two components:

•

A Corporate Component, weighted at 80%, which is determined based on the Company’s performance against two financial measures for fiscal year 2013: AEBT, weighted at 65%, and DSO, weighted at 35% (collectively, the “AICP Targets”). The AICP Targets are subject to an over/underachievement scale providing for potential payouts of 25% (in the case of AEBT) and 50% (in the case of DSO) to a maximum of 200% of the target bonus based on specified minimum, target and maximum values.

•	An Individual Component, weighted at 20%, which is determined based on the AICP participant’s performance against a series of individual objectives approved by the Compensation Committee for 2013.

An AICP participant can receive up to two times his or her target bonus if the maximum levels are achieved under both the corporate and individual components of the 2013 AICP. In addition, the Company must achieve at least the threshold target value AEBT, or no cash bonuses will be payable to AICP participants even if the Company exceeds the threshold value for DSO.

•

Adoption of 2013 LTIP. The Compensation Committee adopted the 2013 Long Term Incentive Plan (the “2013 LTIP”), under which participants, including our NEOs, will receive a grant of performance shares and restricted stock units based on a percentage of their 2013 base salary and calculated on the date of the grant. 60% of the target grant will be in the form of performance shares and 40% of the target grant will be in the form of restricted stock units. Upon vesting, awards are payable in equity or cash, at the Company’s discretion.

•

Performance Shares. The performance shares under the 2013 LTIP generally cliff vest after three years based on the Company’s performance at the end of a three-year performance period beginning January 1, 2013. The number of shares of the Company’s common stock that are ultimately vested and delivered to LTIP participants in respect of these performance shares will vary from 50% to 200% of the target amount depending on the Company’s performance against a peer group, as approved by the Compensation Committee, based on the following two metrics, each of which are weighted equally: relative revenue (based on a compounded annual growth rate) and relative total stockholder return.

•

Restricted Stock Units. The 2013 LTIP restricted stock units vest ratably over a term of three years from the grant date, 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. The Compensation Committee also approved a second form of restricted stock units that cliff vest on the third anniversary of the grant date for certain non-executive employees.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Engility Holdings, Inc.

Compensation Committee

William G. Tobin (Chairman)

Anthony Principi

Charles S. Ream

The foregoing Report of the Compensation Committee shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The Report of the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, regardless of any general incorporation language in such filing.

2012 SUMMARY COMPENSATION TABLE

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our NEOs.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)		Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Anthony Smeraglinolo	2012	486,923	—	1,995,111	(6)	272,129	962,400	41,330	3,757,893
President and Chief Executive Officer	2011	400,000	—	259,991		—	331,100	43,447	1,034,538

Michael J. Alber(7)	2012	270,769	50,000	989,992		—	326,640	7,520	1,644,921
Senior Vice President and Chief Financial Officer

John E. Heller(7)	2012	286,058	150,000	637,505		—	344,187	16,306	1,434,056
Senior Vice President and Chief Operating Officer(8)

Bantz J. Craddock	2012	343,692	—	660,068	(10)	188,379	409,768	42,700	1,644,607
Senior Vice President, Strategic Relations(9)	2011	307,615	—	135,006		44,999	209,300	40,492	737,412

Thomas O. Miiller	2012	293,371	—	670,089	(11)	—	319,488	17,511	1,300,459
Senior Vice President, General Counsel and Corporate Secretary	2011	270,146	—	190,003		—	187,200	15,235	662,584

(1)	Represents cash signing bonus awarded upon joining the Company.
(2)	Represents the grant date fair value of restricted stock units calculated in accordance with FASB ASC Topic 718. The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 8 to the Company’s consolidated and combined financial statements in the Form 10-K. Restricted stock units granted prior to the Spin-Off to the NEOs by L-3 were automatically converted upon the Spin-Off into a number of Engility restricted stock unit awards with an equivalent dollar value on the conversion date and with the same terms and conditions as the original awards. As discussed in “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentive Awards—2012 Founders Grants,” each NEO also received a special, one-time Founders Grant of restricted stock units associated with the founding of Engility as a new public company. Founders Grants were provided as a one-time award and are not to be considered part of the regular incentive value granted to each NEO. The Company grants restricted stock units under the 2012 Long Term Performance Plan. For a discussion of the general terms of our restricted stock unit grants, see “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentive Awards” and “Executive Compensation—Potential Payments Upon Change in Control or Termination of Employment—Effect of Change in Control or Termination of Employment Upon Equity Awards.”

The Company cautions that the amounts reported for these awards may not represent the amounts that the NEOs will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on the Company’s performance and stock price, and continued employment. Additional information on all outstanding stock awards is reflected in the Outstanding Equity Awards at 2012 Fiscal Year-End table on page 42 of this proxy statement.

To see the value actually received upon vesting of stock by the NEOs in 2012, refer to the 2012 Option Exercises and Stock Vested table on page 43 of this proxy statement.

(3)	Represents the grant date fair value of stock options calculated in accordance with FASB ASC Topic 718. The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 8 to the Company’s consolidated and combined financial statements in the Form 10-K. Stock option awards were originally granted to the NEOs by L-3 prior to the Spin-Off, and in accordance with the terms of the Spin-Off, were automatically converted into a number of Engility stock option awards with an equivalent dollar value on the conversion date and with the same terms and conditions as the original awards. The Company grants stock options under the 2012 Long Term Performance Plan. For a discussion of the general terms of our stock options, see “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentive Awards” and “Executive Compensation—Potential Payments Upon Change in Control or Termination of Employment—Effect of Change in Control or Termination of Employment Upon Equity Awards.”

The Company cautions that the amounts reported for these awards may not represent the amounts that the NEOs will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on the Company’s stock price and continued employment. Additional information on all outstanding option awards is reflected in the Outstanding Equity Awards at 2012 Fiscal Year-End table on page 42 of this proxy statement.

To see the value actually received upon exercise of options by the NEOs in 2012, refer to the 2012 Option Exercises and Stock Vested table on page 43 of this proxy statement.

(4)	2012 amounts represent cash awards earned under Engility’s 2012 Cash Incentive Plan, although the actual payments were made in 2013. 2011 amounts, if any, represent cash awards earned by the NEO under L-3’s cash bonus plans, which were paid in 2012. See “Executive Compensation—Compensation Discussion and Analysis—Annual Incentive Awards.”
(5)	The following table describes each component of the “All Other Compensation” column in the 2012 Summary Compensation Table above for 2012.

Name	Employer Contribution to Employee Savings Plan ($)	Life Insurance(a) ($)	Medical Insurance Benefits(b) ($)	Dividends Paid on Vested RSUs(c) ($)	Total ($)
Anthony Smeraglinolo	8,885	22,057	10,388	—	41,330
Michael J. Alber	5,585	1,935	—	—	7,520
John E. Heller	5,784	1,173	9,349	—	16,306
Bantz J. Craddock	8,213	24,099	10,388	—	42,700
Thomas O. Miiller	8,130	1,415	—	7,966	17,511

(a)	Represents payments of premiums for executive and group term life insurance.
(b)	Represents payments of premiums for a company-provided executive medical reimbursement plan.
(c)	Represents accrued cash dividends paid upon the vesting of restricted stock units.
(6)	Includes restricted stock units with a grant date fair market value of $195,111 granted to Mr. Smeraglinolo by L-3 in February 2012, as discussed in note 2 above.
(7)	Messrs. Alber and Heller joined L-3 in May 2012 and April 2012, respectively. Therefore, 2011 compensation information is not provided for these NEOs.
(8)	Mr. Heller was the President of our Professional Support Services segment until December 31, 2012.
(9)	Mr. Craddock was the President of our Mission Support Services segment until December 31, 2012.
(10)	Includes restricted stock units with a grant date fair market value of $135,061 granted to Mr. Craddock by L-3 in February 2012, as discussed in note 2 above.
(11)	Includes restricted stock units with a grant date fair market value of $190,095 granted to Mr. Miiller by L-3 in February 2012, as discussed in note 2 above.

2012 GRANTS OF PLAN-BASED AWARDS

The following table summarizes awards made to our NEOs during the year ended December 31, 2012, including equity and non-equity awards originally granted by L-3 prior to the Spin-Off (indicated by *). In accordance with the terms of the Spin-Off, upon the effective date of the Spin-Off (July 18, 2012), the L-3 awards held by the NEOs automatically converted into a number of Engility awards with an equivalent dollar value on the conversion date and with the same terms and conditions as the original awards.

Each NEO also received a special, one-time Founders Grant (indicated by †) associated with the founding of Engility as a new public company. Founders Grants were provided as a one-time award and are not to be considered part of the regular incentive value granted to each NEO. For further discussion of these Founders Grants, see “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentive Awards—2012 Founders Grants.”

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan(1)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)
Anthony Smeraglinolo	N/A	300,000	600,000	1,200,000	—	—	—	—
	2/22/2012*	—	—	—	—	23,684	16.83	272,129
	2/22/2012*	—	—	—	11,593	—	—	195,110
	7/18/2012†	—	—	—	101,810	—	—	1,800,001

Michael J. Alber	N/A	165,000	330,000	660,000	—	—	—	—
	7/18/2012†	—	—	—	55,995	—	—	989,992

John E. Heller	N/A	159,375	318,750	637,500	—	—	—	—
	7/18/2012†	—	—	—	36,058	—	—	637,505

Bantz J. Craddock	N/A	131,250	262,500	525,000	—	—	—	—
	2/22/2012*	—	—	—	—	16,395	16.83	188,379
	2/22/2012*	—	—	—	8,025	—	—	135,061
	7/18/2012†	—	—	—	29,695	—	—	525,008

Thomas O. Miiller	N/A	96,000	192,000	384,000	—	—	—	—
	2/22/2012*	—	—	—	11,295	—	—	190,095
	7/18/2012†	—	—	—	27,149	—	—	479,994

(1)	Amounts represent the threshold, target and maximum payout opportunities under the 2012 Cash Incentive Plan for fiscal year 2012. For a further discussion of the payout opportunities, see “Executive Compensation—Compensation Discussion and Analysis—Annual Incentive Awards.” An award payout is achieved under the 2012 Cash Incentive Plan (described above in “Executive Compensation—Compensation Discussion and Analysis—Annual Incentive Awards”) if certain performance metrics are met. Actual payments under these awards are reflected in the “Non-Equity Incentive Plan Compensation” column of the 2012 Summary Compensation Table for 2012.
(2)	Represents (i) restricted stock units granted to the NEOs prior to the Spin-Off under L-3’s long-term incentive program, which were automatically converted into restricted stock units of Engility in connection with Spin-Off, and (ii) Founders Grants awarded as a special, one-time award associated with the founding of Engility as a new public company. See “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentive Awards—2012 Founders Grants.” For a discussion concerning the effect of a change in control or termination of employment on outstanding restricted stock units, see “Executive Compensation—Potential Payments Upon Change in Control or Termination of Employment—Effect of Change in Control or Termination of Employment Upon Equity Awards.”
(3)	Represents stock option awards granted to the NEOs prior to the Spin-Off under L-3’s long-term incentive program, which were automatically converted into stock options of Engility in connection with the Spin-Off. See “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentive Awards.” For a discussion concerning the effect of a change in control or termination of employment on outstanding stock option awards, see “Executive Compensation—Potential Payments Upon Change in Control or Termination of Employment—Effect of Change in Control or Termination of Employment Upon Equity Awards.”
(4)	Represents the grant date fair value of the restricted stock unit or stock option awards calculated in accordance with FASB ASC Topic 718.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END

The following table provides information with respect to holdings of exercisable and unexercisable stock options and unvested restricted stock units held by the Company’s NEOs at December 31, 2012.

	Grant Date	Option Awards				Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)
Anthony Smeraglinolo	2/22/2012	—	23,684	16.83	2/22/2022	—	—
	2/22/2012	—	—	—	—	11,593	223,281
	2/24/2011	—	—	—	—	13,577	261,493
	7/18/2012	—	—	—	—	101,810	1,960,861

Michael J. Alber	7/18/2012	—	—	—	—	55,995	1,078,464

John E. Heller	7/18/2012	—	—	—	—	36,058	694,477

Bantz J. Craddock	2/23/2010	5,800	2,900	21.54	2/23/2020	—	—
	2/23/2010	—	—	—	—	5,225	100,634
	2/24/2011	4,078	8,155	19.15	2/24/2021	—	—
	2/24/2011	—	—	—	—	7,050	135,783
	2/22/2012	—	16,395	16.83	2/22/2022	—	—
	2/22/2012	—	—	—	—	8,025	154,562
	7/18/2012	—	—	—	—	29,695	571,926

Thomas O. Miiller	3/15/2005	16,746	—	17.97	3/15/2015	—	—
	8/2/2006	16,746	—	17.25	8/2/2016	—	—
	2/23/2010	—	—	—	—	6,732	129,658
	2/24/2011	—	—	—	—	9,922	191,098
	2/22/2012	—	—	—	—	11,295	217,542
	7/18/2012	—	—	—	—	27,149	522,890

(1)	Stock options vest in equal, annual increments over a three-year period starting with the first anniversary of the grant date. See “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentive Awards.” For a discussion concerning the effect of a change in control or termination of employment on outstanding stock option awards, see “Executive Compensation—Potential Payments Upon Change in Control or Termination of Employment—Effect of Change in Control or Termination of Employment Upon Equity Awards.”
(2)	Represents restricted stock units that cliff vest three years after the grant date. Each restricted stock unit automatically converts into one unrestricted share of our common stock on the vesting date. For a further discussion, see “Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentive Awards.” For a discussion concerning the effect of a change in control or termination of employment on outstanding restricted stock unit awards, see “Executive Compensation—Potential Payments Upon Change in Control or Termination of Employment—Effect of Change in Control or Termination of Employment Upon Equity Awards.”
(3)	The market value is based on the $19.26 closing price of Engility’s common stock on December 31, 2012, the last trading day of 2012, multiplied by the number of units related to such award.

2012 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding the amounts received by our NEOs as a result of the vesting of restricted stock units during the year ended December 31, 2012. There were no exercises of stock options during 2012.

Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Anthony Smeraglinolo	—	—
Michael J. Alber	—	—
John E. Heller	—	—
Bantz J. Craddock	—	—
Thomas O. Miiller	6,539	98,150

(1)	Value realized on vesting is based on the closing price of Engility’s common stock on the date of vesting.

2012 NONQUALIFIED DEFERRED COMPENSATION

The following table provides information regarding contributions, earnings and balances for our NEOs under the Engility Corporation Deferred Compensation Plan II. For a further discussion of the Engility Corporation Deferred Compensation Plan II, see “Executive Compensation—Compensation Discussion and Analysis—Additional Compensation Elements—Executive Benefits and Perquisites—Deferred Compensation Plans.”

Name	Executive Contributions in Last FY(1) ($)		Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Anthony Smeraglinolo	724,662	(3)	12,665	—	1,058,924	(3)
Michael J. Alber	—		—	—	—
John E. Heller	—		—	—	—
Bantz J. Craddock	204,884	(4)	2,875	—	312,409	(4)
Thomas O. Miiller	—		—	—	—

(1)	The amounts in the “Executive Contributions in Last FY” column are included in the “Salary” column of the 2012 Summary Compensation Table. The amounts in the “Aggregate Balance at Last FYE” column include $156,047 for Mr. Smeraglinolo in executive contributions that were previously reported as compensation to Mr. Smeraglinolo in the 2012 Summary Compensation Table in the Company’s Form 10 registration statement in connection with the Spin-Off.
(2)	Aggregate earnings in the last fiscal year are based on the prime interest rate.
(3)	Includes $481,200 of compensation deferred in the first quarter of 2013 related to Mr. Smeraglinolo’s 2012 annual cash bonus.
(4)	Includes $204,884 of compensation deferred in the first quarter of 2013 related to Mr. Craddock’s 2012 annual cash bonus.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL OR TERMINATION OF EMPLOYMENT

EFFECT OF CHANGE IN CONTROL OR TERMINATION OF EMPLOYMENT UPON EQUITY AWARDS

The following table summarizes the effect of the following events upon outstanding equity awards issued to our NEOs.

Equity Award Type	Change in Control	Death/Disability	Qualified Retirement(1)	Termination by Company for Cause	Termination by Company Without Cause, Voluntary Termination With Good Reason	Resignation
Stock Options	Immediate vesting of remaining unvested options.	Immediate vesting of remaining unvested options.	Unvested options are forfeited.	Forfeiture of full award.	Pro rata vesting through the date of termination.	Unvested options are forfeited.

Restricted Stock Units	Immediate vesting of full award.	Immediate vesting of full award.	Vesting continues as if the executive remained as employee.	Forfeiture of full award.	Pro rata vesting through the date of termination.	Forfeiture of full award.

(1)	Qualified Retirement is defined as a termination of employment that satisfies all of the following: (a) the executive terminates employment more than one year after the grant date of the applicable equity award, (b) the executive terminates employment on or after attaining age 65 and completing at least five years of service (which must be continuous through the date of termination except for a single break in service that does not exceed one year in length), (c) the executive is not subject to termination for cause by the Company at the time of the employee’s termination and (d) the executive is available for consultation following the termination of employment at the reasonable request of the Company.

PAYMENTS UPON CHANGE IN CONTROL OR TERMINATION OF EMPLOYMENT—FISCAL YEAR 2012

The following table quantifies the payments under our equity compensation plans that would be made assuming that a change in control, death or disability, or a termination by the Company without cause, or a voluntary termination by the NEO for good reason, occurred on December 31, 2012. Payments under other plans that do not change as a result of a change in control or termination of employment are found elsewhere in this proxy statement under “Executive Compensation—2012 Nonqualified Deferred Compensation” and are not included in this table. In addition, those payments that are available generally to salaried employees that do not discriminate in scope, terms or operation in favor of executive officers are also not included in this table.

Named Executive Officer	Change in Control ($)	Death or Disability ($)	Termination by Company without Cause, Voluntary Termination with Good Reason ($)
Anthony Smeraglinolo
Acceleration of Unvested Restricted Stock Units(1)(2)	2,445,635	2,445,635	494,154
Acceleration of Unvested Stock Options(3)(4)	57,552	57,552	15,985
Severance(5)	3,600,000	2,400,000	2,400,000
Medical Benefits(6)	24,195	16,130	16,130
Life Insurance Premiums(7)	66,000	—	44,000
Outplacement Benefits(8)	18,000	—	18,000
TOTAL	6,211,382	4,919,317	2,988,269

Michael J. Alber
Acceleration of Unvested Restricted Stock Units(1)(2)	1,078,464	1,078,464	149,785
Acceleration of Unvested Stock Options(3)(9)	—	—	—
Severance(5)	2,310,000	1,155,000	1,155,000
Medical Benefits(6)	37,059	18,530	18,530
Life Insurance Premiums(7)	60,000	—	30,000
Outplacement Benefits(8)	18,000	—	18,000
TOTAL	3,503,523	2,251,994	1,371,315

John E. Heller
Acceleration of Unvested Restricted Stock Units(1)(2)	694,477	694,477	96,454
Acceleration of Unvested Stock Options(3)(9)	—	—	—
Severance(5)	1,859,375	1,115,625	1,115,625
Medical Benefits(6)	30,883	18,530	18,530
Life Insurance Premiums(7)	50,000	—	30,000
Outplacement Benefits(8)	18,000	—	18,000
TOTAL	2,652,735	1,828,632	1,278,609

Bantz J. Craddock
Acceleration of Unvested Restricted Stock Units(1)(2)	962,904	962,904	300,360
Acceleration of Unvested Stock Options(3)(4)	121,747	121,747	87,969
Severance(5)	1,531,250	918,750	918,750
Medical Benefits(6)	30,883	18,530	18,530
Life Insurance Premiums(7)	60,000	—	36,000
Outplacement Benefits(8)	18,000	—	18,000
TOTAL	2,724,784	2,021,931	1,379,609

Thomas O. Miiller
Acceleration of Unvested Restricted Stock Units(1)(2)	1,061,187	1,061,187	372,257
Acceleration of Unvested Stock Options(3)(9)	—	—	—
Severance(5)	1,280,000	768,000	768,000
Medical Benefits(6)	—	—	—
Life Insurance Premiums(7)	50,000	—	30,000
Outplacement Benefits(8)	18,000	—	18,000
TOTAL	2,409,187	1,829,187	1,188,257

(1)	In the event of a change in control, or in the event the NEO’s employment terminates on account of death or disability, 100% of an NEO’s unvested restricted stock units will immediately vest. In the event the NEO’s employment is involuntarily terminated by the Company without cause, or if the NEO voluntarily resigns for good reason, then any unvested restricted stock units shall vest pro rata in accordance with the time elapsed since grant. In the event of any other termination of employment, the restricted stock units are forfeited. Accordingly, the restricted stock units are not quantified in the table above with respect to any termination of employment event other than in connection with a change in control, death or disability, involuntary termination of employment without cause or voluntary resignation for good reason.
(2)	The value attributable to the acceleration of unvested restricted stock units is based upon the number of unvested restricted stock units multiplied by the closing price of our common stock ($19.26) on December 31, 2012.
(3)	As disclosed above, in the event of a change in control, or in the event the NEO’s employment terminates on account of death or disability, 100% of an NEO’s unvested stock options will immediately vest. In the event the NEO’s employment is involuntarily terminated by the Company without cause, or if the NEO voluntarily resigns for good reason, then any unvested stock options shall vest pro rata in accordance with the time elapsed since grant. In the event of any other termination of employment, unvested stock options (or all stock options, in the case of a termination for cause) are forfeited.
(4)	The value attributable to the acceleration of unvested stock options is based upon the number of unvested stock options multiplied by the positive difference between the closing price of our common stock ($19.26) on December 31, 2012, less the per share exercise price of the option.
(5)	Under the Engility Holdings, Inc. Severance Plan, our NEOs may receive a cash severance benefit in connection with a termination of employment by the Company without cause, a separation from service for good reason or a separation due to death or long-term disability. In such situations, the NEO will receive, in addition to accrued and unpaid benefits and a pro rata bonus, an amount equal to his base salary and annual cash incentive bonus, averaged over the past three years, or such shorter period as the NEO has been with the Company, multiplied by the applicable severance multiple. The severance multiple is 2 for the Company’s Chief Executive Officer and Chief Financial Officer and 1.5 for all other NEOs. In addition, an NEO is entitled to a pro rata portion of any bonus that would have otherwise been paid to the NEO had the NEO’s employment not terminated, based on the Company’s actual financial results. No amount is reflected in this table for this item, however, because the 2012 bonus has been reported in the Summary Compensation Table above. Under the Engility Holdings, Inc. Change in Control Severance Plan, our NEOs may receive a cash severance benefit for a termination by the Company in connection with a change in control, other than for cause, disability or death. In such situations, the NEO will receive an amount equal to the sum of (i) his base salary and annual cash incentive bonus, averaged over the past three years, or such shorter period as the NEO has been with the Company, multiplied by the applicable severance multiple, and (ii) either (A) if determinable on the date of termination, the amount of the NEO’s bonus actually payable to him or (B) the NEO’s average bonus over the past three years, or such shorter period as the NEO has been with the Company, multiplied by the applicable bonus fraction. The severance multiple is 3 for the Company’s Chief Executive Officer and Chief Financial Officer, and 2.5 for all other NEOs; the bonus fraction is equal to a fraction, the numerator of which is equal to the number of days the NEO was employed during the fiscal year in which the termination occurs and the denominator of which is equal to 365. There are no tax gross-ups on any benefits payable under the Severance Plan or the Change in Control Severance Plan Receipt of these benefits is conditioned upon the NEO’s execution of a customary release of all claims against the Company, along with the NEO agreeing to certain restrictive covenants set forth in the Engility Holdings, Inc. Severance Plan or the Engility Holdings, Inc. Change in Control Severance Plan, as applicable, including: (i) a one-year restriction on competing with the Company and its affiliates, (ii) a prohibition on disparaging the Company of its affiliates and (iii) an agreement not to disclose the confidential information of the Company and its affiliates. Severance payments set forth in the table above are based on the NEOs’ salaries as of December 31, 2012, as reported on page 26 of this proxy statement.
(6)	Both the Severance Plan and the Change in Control Severance Plan provide our NEOs and their spouses and dependents with continuing medical benefits after termination. Medical benefits are based on a multiple of the premiums paid by the Company in 2012, as set forth in the table to Note 5 of the 2012 Summary Compensation Table, to provide the NEO (and the NEO’s spouse and dependents, as applicable) with executive medical benefits.

(7)	Both the Severance Plan and the Change in Control Severance Plan provide our NEOs and their spouses and dependents with continuing life insurance coverage at the same benefit level as provided to the NEO prior to the change in control or termination, as applicable. Life insurance premiums are based on a multiple of the premiums paid by the Company in 2012, as set forth in the table to Note 5 of the 2012 Summary Compensation Table, to provide the NEO (and the NEO’s spouse and dependents, as applicable) with executive and group term life insurance.
(8)	Under both our Change in Control Severance Plan and our Severance Plan, our NEOs are entitled to reasonable outplacement services from a provider selected by the NEO and paid for by the Company. The amount disclosed represents the Company’s reasonable estimate of the cost to provide this benefit.
(9)	Messrs. Heller, Alber and Miiller did not hold any unvested stock options as of December 31, 2012.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table includes information regarding the amount of our common stock beneficially owned as of March 28, 2013 by (i) each of our directors, (ii) each of our executive officers named in “Executive Compensation—2012 Summary Compensation Table,” (iii) all of our directors and current executive officers as a group, and (iv) each person or entity known to us to own more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Percentage Ownership
Directors and Named Executive Officers:
Anthony Smeraglinolo	66,020	(3)		**
Thomas O. Miiller	58,272	(4)		**
Bantz J. Craddock	39,701	(5)		**
Michael J. Alber	33,330			**
John E. Heller	21,589			**
William G. Tobin	18			**
Edward P. Boykin	—		—
Charles S. Ream	—		—
David A. Savner	—		—
Darryll J. Pines	—		—
Anthony Principi	—		—
All directors and executive officers, as a group (15 persons)	275,030	(6)	1.60%

Other Stockholders:
Abrams Capital Management, L.P.(7)	2,666,439		15.55%
Deccan Value Investors L.P.(8)	1,575,200		9.19%
Vanguard Group, Inc.(9)	914,684		5.34%
Blackrock, Inc.(10)	884,459		5.16%

**	Less than 1%
(1)	The address for each listed director and executive officer is c/o Engility Holdings, Inc., 3750 Centerview Drive, Chantilly, VA 20151.
(2)	The number of shares of common stock beneficially owned by each stockholder is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and also any shares which a person has the right to acquire within 60 days after March 28, 2013 through the vesting and/or exercise of any equity award or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of common stock listed as owned by such person. Performance shares are issued at maximum potential award amount, but ultimately vest on the third anniversary of their grant date at a number of shares that is determined based on Company performance. As a result, the number of shares ultimately received by the NEOs pursuant to these performance shares may be significantly less than the amounts reported in this table. For additional information regarding these performance shares, see “Compensation Discussion and Analysis—2013 Executive Compensation Preview and Summary—Adoption of 2013 LTIP—Performance Shares”
(3)	Includes 60,050 performance shares and 5,921 shares issuable upon exercise of stock options.
(4)	Includes 16,014 performance shares and 33,492 shares issuable upon exercise of stock options.
(5)	Includes 17,514 performance shares and 18,916 shares issuable upon exercise of stock options.
(6)	Includes 198,666 performance shares and 58,329 shares issuable upon exercise of stock options.

(7)	Information shown is based on information reported by the filer on a Form 4 filed with the SEC on March 5, 2013, in which (a) Abrams Capital Partners II, L.P. reported that it has shared voting power and shared dispositive power with respect to 2,119,412 shares of common stock, (b) Abrams Capital, LLC reported that it has shared voting power and shared dispositive power with respect to 2,512,090 shares of common stock, and (c) Abrams Capital Management, LLC, Abrams Capital Management, L.P. and David Abrams each reported that it has shared voting power and shared dispositive power with respect to 2,666,439 shares of common stock. The shares reported for Abrams Capital Partners II, L.P. (“ACP II”) represent shares beneficially owned by ACP II. Shares reported for Abrams Capital, LLC (“Abrams Capital”) represent shares beneficially owned by ACP II and other private investment funds for which Abrams Capital serves as general partner. Shares reported for Abrams Capital Management, L.P. (“Abrams CM LP”) and Abrams Capital Management, LLC (“Abrams CM LLC”) represent the above-referenced shares beneficially owned by Abrams Capital and shares beneficially owned by another private investment fund for which Abrams CM LP serves as investment manager. Abrams CM LLC is the general partner of Abrams CM LP. Shares reported for Mr. Abrams represent the above referenced shares reported for Abrams Capital and Abrams CM LLC. Mr. Abrams is the managing member of Abrams Capital and Abrams CM LLC. The principal office address of each reporting person is c/o Abrams Capital Management, L.P., 222 Berkley Street, 22nd Floor, Boston, MA 02116.
(8)	Information shown is based on information reported by the filer on a Schedule 13G filed with the SEC on February 13, 2013, in which Deccan Value Investors L.P. reported that it has shared dispositive power and shared voting power over 1,575,200 shares of common stock. The principal office address of Deccan Value Investors L.P. is One Fawcett Place, Greenwich, CT 06830.
(9)	Information shown is based on information reported by the filer on a Schedule 13G filed with the SEC on February 12, 2013, in which The Vanguard Group, Inc. reported that it has sole dispositive power over 903,588 shares of common stock, shared dispositive power over 11,096 shares of common stock and sole voting power over 12,896 shares of common stock. The Vanguard Group, Inc. reported that Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., wholly-owned subsidiaries of The Vanguard Group, Inc., are the beneficial owners of 11,096 shares or 0.06% and 1,800 shares or 0.01%, respectively, of the common stock outstanding as a result of its serving as investment manager of collective trust accounts. The principal office address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(10)	Information shown is based on information reported by the filer on a Schedule 13G filed with the SEC on January 30, 2013, in which BlackRock, Inc. reported that it has sole dispositive power and sole voting power over 884,459 shares of common stock. The principal office address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock (“Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. To the Company’s knowledge, based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company for the fiscal year ended December 31, 2012 pursuant to Rule 16a-3(e) of the Exchange Act and written representations from Reporting Persons that all required reports had been filed, the Company believes that all Reporting Persons filed the required reports on a timely basis.

PROPOSAL 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 and has recommended to the Board that this selection be submitted to our stockholders for ratification at the Annual Meeting. Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by law or otherwise. However, the Board, upon the recommendation of the Audit Committee, is submitting the selection of PricewaterhouseCoopers LLP to stockholders for ratification as a matter of good corporate governance. If stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the matter.

Representatives of PricewaterhouseCoopers LLP, which served as our independent registered public accounting firm for the fiscal year ended December 31, 2012, will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

VOTE REQUIRED; RECOMMENDATION

An affirmative vote of a majority of the shares represented at the Annual Meeting in person or by properly executed proxy and entitled to vote on Proposal 2 is necessary to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Abstentions will be equivalent to a vote against this proposal. Broker non-votes will have no effect on Proposal 2 because they are not considered shares entitled to vote. If no voting specification is made on a properly returned or voted proxy card, the proxy card will vote FOR Proposal 2.

The Board unanimously recommends that stockholders vote “FOR” ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2013.

FEES PAID TO PRICEWATERHOUSECOOPERS LLP

In addition to retaining PricewaterhouseCoopers LLP to audit our financial statements for fiscal 2012, we engaged the firm from time to time during the year to perform other services. The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP in connection with services rendered during the last two fiscal years.

Fee Category	Fiscal 2012	Fiscal 2011
Audit Fees	$2,473,000	$6,950,000
Audit-Related Fees	—	129,900
Tax Fees	—	—
All Other Fees	—	—

Total	$2,473,000	$7,079,900

Audit Fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, the review of the interim financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP, such as comfort letters, in connection with statutory and regulatory filings or engagements. Audit fees included in the fiscal 2011 column consist of $6,950,000 for the carve-out audits of the years ended December 31, 2009, 2010, and 2011 in connection with our registration statement on Form 10.

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning.

All Other Fees consist of fees for services other than the services reported above.

In fiscal 2011 and fiscal 2012, no services other than those discussed above were provided by PricewaterhouseCoopers LLP.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

The Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit related services to be provided by the Company’s independent auditor regardless of amount. These services may include audit services, audit-related services, tax services and other related services. PricewaterhouseCoopers LLP and management are required to periodically report to the Audit Committee regarding the extent of services provided by PricewaterhouseCoopers LLP in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. Following consummation of our Spin-Off, all services provided by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee in accordance with this policy.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls and processes for monitoring compliance with laws and regulations. The Audit Committee is composed of “independent directors,” as defined in the NYSE listing standards (and who satisfy the heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules), and acts under a written charter in compliance with the Sarbanes-Oxley Act of 2002 and other regulations adopted by the SEC and NYSE.

AUDIT COMMITTEE DISCLOSURES

With respect to the fiscal year ended December 31, 2012, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.	The Audit Committee has discussed with its independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.	The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. In addition, the Audit Committee has discussed and considered whether the provision of non-audit services by the Company’s principal auditor, as described above, is compatible with maintaining auditor independence.

4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.

Engility Holdings, Inc.

Audit Committee

Charles S. Ream (Chairman)

Darryll J. Pines

William G. Tobin

The foregoing Report of the Audit Committee shall not be considered soliciting material, nor shall it be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The Report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act, or under the Exchange Act, regardless of any general incorporation language in such filing.

PROPOSAL 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in this proxy statement under the caption “Executive Compensation—Compensation Discussion and Analysis,” the Compensation Committee’s goal in setting executive compensation is to attract and retain highly-qualified executives by providing total compensation for each position that our Board and chief executive officer believe is competitive within our business sector. We also seek to provide appropriate incentives for our NEOs to achieve performance metrics related to company-wide performance and the individual’s relevant performance goals. In applying these principles, we seek to integrate compensation with our short- and long-term strategic plans and to align the interests of our NEOs with the long-term interests of our stockholders.

Stockholders are urged to read the Compensation Discussion and Analysis contained in this proxy statement, which discusses how our compensation policies and procedures implement our compensation objectives and philosophies, as well as the summary compensation table set forth in “Executive Compensation—2012 Summary Compensation Table” and other related compensation tables and narrative disclosure which describe the compensation of our NEOs in fiscal 2012.

The Compensation Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in aligning the interests of our executives with those of our stockholders and in incentivizing performance that supports our short- and long-term strategic objectives and that the compensation of our NEOs in fiscal 2012 reflects and supports these compensation policies and procedures.

As required by Section 14A of the Exchange Act and as a matter of good corporate governance, stockholders will be asked at the Annual Meeting to approve the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is, hereby APPROVED.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

VOTE REQUIRED; RECOMMENDATION

An affirmative vote of a majority of the shares represented at the Annual Meeting in person or by properly executed proxy and entitled to vote on Proposal 3 is necessary for approval. Abstentions will be equivalent to a vote against this proposal. Broker non-votes will have no effect on Proposal 3 because they are not considered shares entitled to vote. If no voting specification is made on a properly returned or voted proxy card, the proxy card will vote FOR Proposal 3.

The Board unanimously recommends that stockholders vote “FOR” the non-binding, advisory vote on executive compensation.

PROPOSAL 4 ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON

EXECUTIVE COMPENSATION

In Proposal 4, the Board is asking stockholders to cast a non-binding, advisory vote on how frequently say-on-pay votes should be held in the future. Stockholders will be able to cast their votes on whether to hold say-on-pay votes every one year, two years or three years. Alternatively, you may abstain from casting a vote.

You may cast your vote on the resolution below by indicating your preference for us to conduct future advisory votes on the compensation of our NEOs every one year, two years or three years, or you may abstain from voting:

RESOLVED, that the option of once every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold an advisory stockholder vote to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

Although this advisory vote is not binding on the Board, the Board will carefully consider and expects to be guided by the alternative that receives the most stockholder support in determining the frequency of future say-on-pay votes. Notwithstanding the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

While our executive compensation programs are designed to promote a long-term connection between pay and performance, after careful consideration of the frequency alternatives, the Board believes that conducting advisory votes on executive compensation every ONE YEAR is appropriate for us and our stockholders at this time.

VOTE REQUIRED; RECOMMENDATION

The advisory vote regarding frequency of a stockholder advisory vote on the compensation of the Company’s NEOs shall be determined by whichever of the choices—every one year, two years or three years—receives the greatest number of votes cast. Shares represented by proxies which are marked to indicate abstentions from this proposal and broker non-votes with respect to this proposal will not affect its outcome. If no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote for a frequency of every ONE YEAR for future advisory votes regarding the executive compensation of the NEOs.

The Board unanimously recommends that stockholders vote for the frequency of “ONE YEAR” on the non-binding, advisory vote on the frequency of non-binding, advisory votes on executive compensation.

PROPOSAL 5 APPROVAL OF THE ENGILITY HOLDINGS, INC. AMENDED AND RESTATED 2012 CASH INCENTIVE PLAN

Prior to the Spin-Off, on July 6, 2012, our Board adopted the Engility Holdings, Inc. 2012 Cash Incentive Plan (the “Cash Incentive Plan”) and, on July 16, 2012, L-3 Corporation, as our sole stockholder, approved the Cash Incentive Plan. In April 2013, our Board, upon recommendation of the Compensation Committee, authorized and approved an amendment and restatement of the Cash Incentive Plan (the “Amended and Restated Cash Incentive Plan”), which approval is subject to stockholders approving this Proposal 5. By their approval of the Amended and Restated Cash Incentive Plan, we are asking the stockholders to approve the material terms of the performance-based awards to be granted under the Amended and Restated Cash Incentive Plan in order to satisfy the requirements of Section 162(m) of the Code. If the material terms of the performance-based awards under the Amended and Restated Cash Incentive Plan are not approved, then Section 162(m) of the Code provides that we will be unable to obtain tax deductions for certain compensation expenses associated with awards granted to certain of our executive officers and key employees under the Amended and Restated Cash Incentive Plan. While there can be no assurance that we will be able to claim a tax deduction in respect of awards under the Amended and Restated Cash Incentive Plan, the Board believes it is in our best interest to be in a position to do so and therefore, recommends that the stockholders vote to approve the Amended and Restated Cash Incentive Plan. The primary purpose of the amendments to the Cash Incentive Plan is to make the terms of the Cash Incentive Plan consistent with the previously adopted Engility Holdings, Inc. Change in Control Severance Plan and Engility Holdings, Inc. Severance Plan, any employment or similar agreements in effect between the Company and certain participants in the Cash Incentive Plan and any other applicable Company corporate severance policies (collectively, the “Severance Plans”).

DESCRIPTION OF AMENDED AND RESTATED CASH INCENTIVE PLAN

The following is a description of the purpose and the material provisions of the Amended and Restated Cash Incentive Plan. The following description of the Amended and Restated Cash Incentive Plan is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Cash Incentive Plan, which is attached as Appendix A to this proxy statement.

PURPOSE

The purpose of the Amended and Restated Cash Incentive Plan is to enable the Company and its subsidiaries to attract, retain, motivate and reward executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance.

ADMINISTRATION

The Amended and Restated Cash Incentive Plan will be administered and interpreted by the Compensation Committee or such other committee of our Board to which it has delegated such responsibility. For purposes of this “Description of Amended and Restated Cash Incentive Plan” only, references to the “Compensation Committee” shall also include any other committee of our Board to which it has delegated such responsibility, if applicable.

ELIGIBILITY; AWARDS

Awards may be granted to our officers and key employees in the sole discretion of the Compensation Committee. The Amended and Restated Cash Incentive Plan provides for the payment of cash-based incentive awards. For performance-based incentive awards intended to comply with the performance-based compensation exemption under Section 162(m) of the Code, by no later than the end of the first quarter of a given performance period (or the 90th day of the performance period, if sooner), the Compensation Committee will establish incentive awards for each individual participant in the Amended and Restated Cash Incentive Plan. However, the Compensation Committee may, in its sole discretion, grant such awards, if any, to such participants as the Compensation

Committee may choose, in respect of any given performance period, that are not intended to comply with the performance-based exemption under Section 162(m) of the Code. No participant may receive incentive compensation under the Amended and Restated Cash Incentive Plan, with respect to any fiscal year, in excess of $6,000,000 (with proportionate adjustments for performance periods that are shorter or longer than one year).

PERFORMANCE GOALS

The Compensation Committee will establish the performance periods over which performance objectives will be measured. A performance period may be for a fiscal year or a shorter or longer period, as determined by the Compensation Committee. In the case of incentive awards intended to comply with the performance-based exemption under Section 162(m) of the Code, no later than the last day of the first quarter of a given performance period begins (or the 90th day of the performance period, if sooner), the Compensation Committee will establish (1) the performance objective or objectives that must be satisfied for a participant to receive incentive compensation for such performance period, and (2) the incentive award opportunity for each participant. Performance objective(s) will be based upon one or more of the following criteria, as determined by the Compensation Committee: (i) consolidated income before or after taxes, including income before interest, taxes, depreciation and amortization; (ii) EBT, EBIT or EBITDA; (iii) operating income or operating margin; (iv) net income; (v) net income or earnings per share; (vi) book value per share; (vii) return on equity; (viii) expense management (including, without limitation, total general and administrative expense percentages); (ix) return on investment or on invested capital; (x) improvements in capital structure; (xi) profitability of an identifiable business unit or product; (xii) maintenance or improvement of profit margins; (xiii) stock price; (xiv) market share; (xv) revenue or sales (including, without limitation, net loans charged off, average finance receivables, and DSO); (xvi) costs (including, without limitation, total general and administrative expense percentage); (xvii) cash flow or net funds provided; (xviii) working capital; (xix) total debt (including, without limitation, total debt as a multiple of EBIT or EBITDA), (xx) orders and (xxi) total stockholder return. The foregoing criteria may relate to us, one or more of our subsidiaries or one or more of our divisions or units, or any combination of the foregoing, may be applied on an absolute basis and/or be relative to one or more of our peer group companies or indices, or any combination thereof, and may be determined in accordance with GAAP or a non-GAAP or adjusted GAAP basis, all as the Compensation Committee will determine in its sole discretion. The performance measures and objectives established by the Compensation Committee may be different for different fiscal years and different objectives may be applicable to different officers and key employees.

As soon as practicable after the applicable performance period ends, the Compensation Committee will (A) determine (i) whether and to what extent any of the performance objective(s) established for such performance period have been satisfied and certify to such determination, and (ii) the actual amount of incentive compensation to which such participant will be entitled, taking into consideration the extent to which the performance objective(s) have been met and such other factors as the Compensation Committee may deem appropriate and (B) cause such incentive compensation to be paid to such participant. The Compensation Committee has absolute discretion to reduce or eliminate the amount otherwise payable to any participant under the Amended and Restated Cash Incentive Plan and to establish rules or procedures that have the effect of limiting the amount payable to each participant to an amount that is less than the maximum amount otherwise authorized as that participant’s incentive compensation opportunity. In addition, to the extent the Compensation Committee determines that all or a portion of an award is not intended to comply with the performance-based exemption under Section 162(m) of the Code, the Compensation Committee may award a participant more than the maximum amount authorized as that participant’s incentive compensation opportunity.

To the extent permitted under Section 162(m) of the Code, if a participant is hired or rehired by us (or any of our subsidiaries) after the beginning of a performance period (or such corresponding period if the performance period is not a fiscal year) for which incentive compensation is payable, such participant may, if determined by the Compensation Committee, receive incentive compensation equal to the amount otherwise payable to such participant based upon our actual performance for the applicable performance period prorated for the days of employment during such period or such other amount as the Compensation Committee may deem appropriate.

FORFEITURE AND CLAWBACK

The Compensation Committee may, in its sole discretion, specify that the participant’s rights, payments, and benefits with respect to any incentive compensation will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions contained in such award. Such events may include, but are not limited to, termination of employment for cause, termination of the participant’s provision of services to us, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the participant, or restatement of our financial statements to reflect adverse results from those previously released financial statements as a consequence of errors, omissions, fraud or misconduct.

CHANGE IN CONTROL

Unless otherwise specified by any applicable Severance Plans (in which case, there shall be no duplication of benefits) or by the Compensation Committee at the time when performance objectives are established with respect to a performance period, in the event of a change in control prior to the last day of any performance period, each participant eligible to receive incentive compensation thereunder shall receive an amount of incentive compensation based upon achievement at the “target” level of the applicable performance objectives (or, if otherwise determined in the sole discretion of the Compensation Committee as constituted immediately prior to the change in control, an amount of incentive compensation based upon such higher level of Company performance actually achieved when considered in light of the reduced performance period), prorated to reflect the portion of the performance period elapsed through the change in control date.

TERMINATION OF EMPLOYMENT

Unless otherwise specified by any applicable Severance Plans (in which case, there will be no duplication of benefits) or by the Compensation Committee at the time when performance objectives are established with respect to a performance period, if prior to the last day of any performance period for which a participant is eligible to receive incentive compensation, the participant’s employment is terminated due to death, disability, retirement at least one year after the commencement of the performance period, or due to an involuntary termination without cause, then the participant will receive an amount of incentive compensation equal to the incentive compensation otherwise payable to such participant based upon actual Company performance for the applicable performance period, prorated to reflect the portion of the performance period elapsed through the termination date. In the case of any other termination of employment by a participant prior to the last day of a performance period, the participant shall not be entitled to payment of incentive compensation for such performance period (unless otherwise specified in any applicable Company policy or Severance Plans or determined by the Compensation Committee in a manner consistent with Section 162(m) of the Code).

PAYMENT OF AWARDS

Payment of any incentive compensation amount is made to participants as soon as is practicable after the Compensation Committee certifies that one or more of the applicable performance objectives has been attained or after the Compensation Committee determines the amount of such incentive compensation. All payments thus made will be in accordance with or exempt from the requirements of Section 409A of the Code. All incentive compensation payable under the Amended and Restated Cash Incentive Plan will be payable in cash, equity or equity-based securities. Any equity or equity-based securities would be issued pursuant to a stockholder approved equity incentive plan.

AMENDMENT AND TERMINATION OF PLAN

Our Board or the Compensation Committee may at any time amend, suspend, discontinue or terminate the Amended and Restated Cash Incentive Plan, subject to stockholder approval if such approval is necessary to continue to qualify the amounts payable under the Amended and Restated Cash Incentive Plan under Section 162(m) of the Code if such amounts are intended to be so qualified; provided, that no such amendment, suspension, discontinuance or termination will adversely affect the rights of any participant in respect of any performance period that has already begun.

GOVERNING LAW

The Amended and Restated Cash Incentive Plan will be governed by Delaware law.

PLAN BENEFITS

For a discussion of plan benefits, see “New Plan Benefits” below.

The amount of each participant’s future awards under the Amended and Restated Cash Incentive Plan will be determined based on the discretion of the Compensation Committee and therefore is not determinable at this time.

VOTE REQUIRED; RECOMMENDATION

An affirmative vote of a majority of the shares represented at the Annual Meeting in person or by properly executed proxy and entitled to vote on Proposal 5 is necessary to approve the Engility Holdings, Inc. Amended and Restated 2012 Cash Incentive Plan. Abstentions will be equivalent to a vote against this proposal. Broker non-votes will have no effect on Proposal 5 because they are not considered shares entitled to vote. If no voting specification is made on a properly returned or voted proxy card, the proxy card will vote FOR Proposal 5.

The Board unanimously recommends that stockholders vote “FOR” the approval of the Engility Holdings, Inc. Amended and Restated 2012 Cash Incentive Plan.

PROPOSAL 6 APPROVAL OF THE ENGILITY HOLDINGS, INC. AMENDED AND RESTATED 2012 LONG TERM PERFORMANCE PLAN

Prior to the Spin-Off, on July 6, 2012, our Board adopted the Engility Holdings, Inc. 2012 Long Term Performance Plan (the “LTPP”) and, on July 16, 2012, L-3 Corporation, as our sole stockholder, approved the LTPP. In April 2013, our Board approved an amendment and restatement of the LTPP (the “Amended and Restated LTPP”), which approval is subject to stockholders approving this Proposal 6. The primary purpose of the amendments to the LTPP is to (i) amend the plan to include all future equity issuances to non-employee directors under the LTPP instead of through the Engility Holdings, Inc. 2012 Directors Stock Incentive Plan (the “DSIP”), a separate equity plan currently used solely for non-employee directors, (ii) increase the number of shares of Common Stock authorized for issuance under the LTPP by 1,471,094 shares, (iii) include limits on the amount of annual equity grants to non-employee directors, (iv) modify the way that shares issued under “full value” awards granted under the LTPP are counted for purposes of calculating the number of authorized shares under the plan that have been issued and (v) to expand the scope of the performance measures that may be utilized for awards granted under the plan. In addition, the approval of the Amended and Restated LTPP is intended to allow the Compensation Committee to make awards that may satisfy the requirements of Section 162(m) of the Code with respect to certain performance-based awards that may be granted under the LTPP.

If the Amended and Restated LTPP is approved by stockholders at the Annual Meeting, it will become immediately effective as of the date of the Annual Meeting and the Company will cease issuing new awards under the DSIP. If stockholders do not approve the Amended and Restated LTPP, the LTPP and DSIP will each continue in effect in their existing forms, except that we will be limited in our ability to claim a tax deduction for certain compensation expenses associated with performance-based awards. While there can be no assurance that we will be able to claim a tax deduction in respect of awards under the Amended and Restated LTPP, the Board believes it is in our best interest to be in a position to do so and therefore, recommends that the stockholders vote to approve the Amended and Restated LTPP.

As of March 26, 2013, a total of 2,800,000 and 200,000 shares were authorized for issuance under the LTPP and the DSIP, respectively, of which 1,098,906 and 174,548 shares remained available for issuance under future awards. If stockholders approve the Amended and Restated LTPP, no new awards would be issuable under the DSIP, and the total number of shares authorized for grant under the Amended and Restated LTPP would be 2,570,000, minus awards granted after March 26, 2013 under either the LTPP or the DSIP. We expect that if the Amended and Restated LTPP is approved by our stockholders, the additional shares would be sufficient to allow us to make equity awards in the amounts we believe are necessary to attract, motivate, retain and reward talented and experienced individuals for the next three to four years.

The LTPP is currently silent with respect to the effect that shares issued under “full value” awards (i.e., all awards other than stock options or stock appreciation rights (“SARs”)) will have on the aggregate shares reserved for issuance under the LTPP. If stockholders approve the Amended and Restated LTPP, shares issued under full value awards, or awards under the DSIP, granted after March 26, 2013 would count as 1.68 shares against the remaining share reserve. Shares issued under awards of stock options or SARs after March 26, 2013 will continue to count as 1.00 share against the remaining share reserve. Accordingly, if stockholders approve the Amended and Restated LTPP, of the 2,570,000 shares that would be available for grant under future awards, a maximum of 1,529,761 shares would be available for grant under full value awards.

As of March 26, 2013, our non-employee directors hold an aggregate of 25,452 restricted stock units. The Company will not grant any other equity awards under the DSIP prior to the Annual Meeting, and, as stated above, will cease issuing new awards under the DSIP in the event the Amended and Restated LTPP is approved by stockholders at the Annual Meeting.

As of March 26, 2013, a total of 1,301,601 shares were or may be issuable in respect of outstanding awards under the LTPP and the DSIP. Of these shares, a total of 172,562 shares were or may be issuable in respect of stock options with a weighted average exercise price of $17.72 and a weighted average remaining contractual term of 5.1 years. The remaining 1,129,039 shares were or may be issuable in respect of restricted stock units and performance shares based on the assumption that the maximum levels of performance applicable to the performance shares will be achieved.

DESCRIPTION OF THE AMENDED AND RESTATED LTPP

The following is a description of the purpose and the material provisions of the Amended and Restated LTPP. The following description of the Amended and Restated LTPP is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated LTPP, which is attached as Appendix B to this proxy statement.

PURPOSE

The purpose of the Amended and Restated LTPP is to benefit our stockholders by encouraging high levels of performance by individuals who contribute to our success, and that of our subsidiaries, and to enable us and our subsidiaries to attract, motivate, retain and reward talented and experienced individuals. This purpose is to be accomplished by providing eligible individuals with an opportunity to obtain or increase a proprietary interest in us and/or by providing eligible individuals with additional incentives to join or remain with us and our subsidiaries.

PLAN HIGHLIGHTS

The Amended and Restated LTPP authorizes the grant of equity-based and cash-based compensation to our employees, directors and other service providers in the form of stock options, SARs, restricted shares, restricted share units and other share-based awards. Some of the key features of the Amended and Restated LTPP and our related compensation policies are highlighted below.

•	The Amended and Restated LTPP is designed to allow awards made under the plan to qualify as “performance-based compensation” under Section 162(m) of the Code.

•	Restricted shares granted to employees generally are subject to a minimum three-year vesting requirement (or one-year in the case of awards subject to performance-based vesting conditions).

•

Dividends or dividend equivalents paid with respect to awards that vest based on the achievement of performance goals shall be accumulated until such award is earned, and the dividends or dividend equivalents shall not be paid if the performance goals are not satisfied.

•	The Amended and Restated LTPP prohibits the use of “discounted” stock options or SARs.

•	The Amended and Restated LTPP generally prohibits the re-pricing of stock options and SARs without stockholder approval, except in connection with certain enumerated corporate events.

•	The Amended and Restated LTPP limits the amount of awards that may be granted to our non-employee directors annually.

•

Performance-based awards granted under the Amended and Restated LTPP may also be subject to forfeiture or repayment pursuant to the terms of our Executive Compensation Recovery Policy described on page 36 of this proxy statement.

ELIGIBILITY; PLAN BENEFITS

Awards under the Amended and Restated LTPP may be granted to any employee, including any officer, or director of the Company or any of its subsidiaries or to any other individual who provides services to or on behalf of the Company or any of its subsidiaries, subject to the discretion of the Compensation Committee to determine the particular employees and other individuals who, from time to time, will be selected to receive awards. Except as described above, the amount of each participant’s future awards under the Amended and Restated LTPP will be determined based on the discretion of the Compensation Committee and therefore is not determinable at this time. For a discussion of plan benefits, see “New Plan Benefits” below.

TYPES OF AWARDS

Awards under the Amended and Restated LTPP may be in the form of non-qualified stock options, incentive stock options, SARs, restricted stock and other share-based awards, such as performance-based awards. Awards may be granted singly or in combination with other awards, consistent with the terms of the Amended and Restated LTPP. Each award will be evidenced by an award agreement entered into between the Company and the recipient setting forth the specific terms and conditions applicable to that award. Unless otherwise designated by the Compensation Committee, awards under the Amended and Restated LTPP generally will be nontransferable by a holder (other than by will or the laws of descent and distribution) and rights thereunder generally will be exercisable during the holder’s lifetime only by the holder. Transfers for value are prohibited. An award exercisable after the death of a participant may be exercised by the legatees, personal representatives or distributees of the participant. The maximum term of unvested or unexercised awards under the Amended and Restated LTPP is ten years from the initial grant date. However, the Compensation Committee may provide, at or after the grant, that the time period over which a stock option awarded pursuant to the Amended and Restated LTPP (other than an incentive stock option or a SAR) may be exercise will be automatically extended if, on the scheduled expiration of such award, the participant’s exercise of such award would violate applicable securities laws.

Stock options authorized under the Amended and Restated LTPP are rights to purchase a specified number of shares of the Common Stock at an exercise price of not less than the fair market value of the Common Stock on the grant date during the period set forth in the individual participant’s award agreement. Ordinary dividends and dividend equivalents may not be paid on unissued shares underlying option awards. Stock options that are granted as incentive stock options will be granted with such additional terms as are necessary to satisfy the applicable requirements of Section 422 of the Code. The fair market value of the Common Stock for which incentive stock options are exercisable for the first time by an optionee during any calendar year cannot exceed $100,000 (measured as of the grant date) under current tax laws. Other awards are not limited in this manner.

SARs may be granted either on a freestanding basis or in ‘‘tandem’’ with a stock option, such that the exercise of either the option or the SAR cancels the recipient’s rights under the tandem award with respect to the number of shares so exercised. SARs entitle the recipient to receive, upon exercise of the SAR, an amount (payable in cash and/or Common Stock or other property) equal to the amount of the excess, if any, of the fair market value of a share of the Common Stock on the date the SAR is exercised (or some lesser ceiling amount) over the base price of the SAR, which cannot be less than the fair market value of a share of the Common Stock on the date the SAR was awarded. Ordinary dividends and dividend equivalents may not be paid on unissued shares underlying SARs.

Restricted stock is Common Stock issued to the recipient, typically for minimal lawful consideration and subject to certain risks of forfeiture and restrictions and limitations on transfer, the vesting of which may depend on individual or corporate performance, continued service or other criteria.

Other incentive awards might include minimum ownership stock, phantom stock or units, performance stock or units, bonus stock or units, dividend equivalent units, similar securities or rights and other awards payable in or with a value derived from or a price related to the fair market value of the Common Stock, payable in Common

Stock and/or cash, all on such terms as the Compensation Committee may approve. Such awards may be granted, become vested or become payable based upon the continued employment of a participant, or upon the attainment of specified corporate or individual performance goals (as in the case of performance stock or units). Dividends or dividend equivalents paid with respect to awards that vest based on the achievement of performance goals shall be accumulated until such award is earned, and the dividends or dividend equivalents shall not be paid if the performance goals are not satisfied.

Under Section 162(m) of the Code, the Company may not deduct certain compensation over $1,000,000 in any year to the Chief Executive Officer or any of the three other most highly compensated executive officers of the Company, other than the Chief Financial Officer, unless, among other things, this compensation is “qualified performance-based compensation” under Section 162(m) of the Code, and the material terms of the plan for such compensation are approved by stockholders. With reference to awards intended to be qualified performance-based compensation under Section 162(m) of the Code, the material terms of the Amended and Restated LTPP include the performance goal or goals and the maximum annual amount payable thereunder to any individual participant. The eligible class of persons for performance-based awards under the Amended and Restated LTPP is all employees of the Company and its subsidiaries. Awards that are intended to be qualified performance-based compensation under the Amended and Restated LTPP (other than stock options and SARs) may be granted only in accordance with the performance-based requirements of Section 162(m) of the Code, as set forth below.

The performance goals for performance-based awards under the Amended and Restated LTPP are any one or a combination of (i) consolidated income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) EBT, EBIT or EBITDA; (iii) operating income or operating margin; (iv) net income; (v) net income or earnings per share; (vi) book value per share; (vii) return on equity; (viii) expense management (including without limitation, total general and administrative expense percentages); (ix) return on investment or on invested capital; (x) improvements in capital structure; (xi) profitability of an identifiable business unit or product; (xii) maintenance or improvement of profit margins; (xiii) stock price; (xiv) market share; (xv) revenue or sales (including, without limitation, net loans charged off, average finance receivables and DSO); (xvi) costs (including, without limitation, total general and administrative expense percentage); (xvii) cash flow or net funds provided; (xviii) working capital; (xix) total debt (including, without limitation, total debt as a multiple of EBIT or EBITDA), (xx) orders and (xxi) total stockholder return. The foregoing criteria may relate to us, one or more of our subsidiaries or one or more of our divisions or units, or any combination of the foregoing, may be applied on an absolute basis and/or be relative to one or more of our peer group companies or indices, or any combination thereof, and may be determined in accordance with GAAP or a non-GAAP or adjusted GAAP basis, all as the Compensation Committee will determine in its sole discretion. Specific performance periods (which may overlap with performance periods under outstanding performance-based awards), weightings of more than one performance goal and target levels of performance upon which actual payments will be based, as well as the award levels payable upon achievement of specified levels of performance, will be determined by the Compensation Committee no later than the last day of the first quarter of a given performance period (or such other date as may be required or permitted under Section 162(m) of the Code) and in any event at a time when achievement of such targets is substantially uncertain. These variables may change from award to award. The Compensation Committee may establish different performance objectives for each performance period, and may provide for multiple, overlapping performance periods. The Compensation Committee may provide, at the time when performance objectives are established with respect to a performance period (or at such later date as may be permitted under Section 162(m) of the Code), for the adjustment of such performance objectives as it deems equitable, based on objective criteria, in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Compensation Committee may determine to be appropriate, including, without limitation, the gain or loss on disposal of a business segment. To the extent set forth by the Compensation Committee in an individual participant’s award agreement or otherwise, in the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, (ii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, (iii) any material change in accounting policies or practices affecting the Company and/or the performance goals or targets, or (iv) any other unusual or nonrecurring event, the Compensation Committee shall make adjustments to the performance goals and/or targets, applied as of the date of the event, and based solely on objective criteria, so as to neutralize, in the Compensation Committee’s judgment, the effect of the event on the applicable performance based award.

The Compensation Committee must certify the achievement of the applicable performance goals and the actual amount payable to each participant under the performance-based awards prior to payment. The Compensation Committee may retain discretion to reduce, but not increase, the amount payable under a performance-based award to any participant, notwithstanding the achievement of targeted performance goals. Awards may be accelerated or otherwise adjusted in the event of the employee’s qualifying retirement, death or disability or in the event of a Change in Control of the Company, as described below.

The Compensation Committee also has the authority to grant awards under the Amended and Restated LTPP in substitution for or as the result of the assumption of stock incentive awards held by employees of other entities who become employees of the Company or a subsidiary as a result of a merger or acquisition of the entity. Such substitute awards will not be counted against the aggregate shares reserved for issuance under the Amended and Restated LTPP, nor shall such awards added back to the pool of shares reserved for issuance under the Amended and Restated LTPP. Additionally, in the event that a company acquired by the Company or any of its subsidiaries has shares available for issuance under a pre-existing plan approved by that company’s stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plans (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Amended and Restated LTPP and shall not reduce the shares authorized for grant under the Amended and Restated LTPP; provided that awards using such available share shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company prior to such acquisition or combination.

Awards may be granted in connection with the surrender or cancellation of previously granted awards, or may be amended, under such terms and conditions, including numbers of shares and exercise price, exercisability or termination, that are the same as or different from the existing awards, all as the Compensation Committee may approve, except that no such grant or amendment may effect a repricing of the original award.

ADMINISTRATION; CHANGE IN CONTROL

The Amended and Restated LTPP provides that it shall be generally administered by the Compensation Committee (or subcommittee thereof) or another committee of our Board, constituted so as to permit awards under the Amended and Restated LTPP to comply with the ‘‘non-employee director’’ provisions of Rule 16b-3 under the Exchange Act and the ‘‘outside director’’ requirements of Section 162(m) of the Code. The Compensation Committee has the authority within the terms and limitations of the Amended and Restated LTPP to designate recipients of awards, determine or modify (so long as it does not effect a repricing of the original award, except in connection with adjustments for certain extraordinary transactions, as described below, or with the prior approval of the Company’s stockholders) the form, amount, terms, conditions, restrictions, and limitations of awards, including vesting provisions (subject to applicable limitations described below with respect to restricted stock), terms of exercise of an award, expiration dates and the treatment of an award in the event of the retirement, disability, death or other termination of a participant’s employment with the Company, and to construe and interpret the Amended and Restated LTPP. Such authority includes (subject to the limitations of the Amended and Restated LTPP) the discretion to accelerate vesting, extend the term or waive termination provisions or other restrictive conditions of outstanding awards.

The Compensation Committee is authorized to include specific provisions in award agreements relating to the treatment of awards in the event of a ‘‘Change in Control’’ of the Company and is authorized to take certain other actions in such an event. Change in Control under the Amended and Restated LTPP is defined generally to include: (i) a change in ownership involving a majority of the outstanding voting securities of the Company, (ii) a sale of all or substantially all of the assets of the Company or any successor thereto, (iii) the consummation of a merger, combination, consolidation, recapitalization, or other reorganization of the Company with one or more other entities that are not subsidiaries, if as a result of such transaction, less than 50 percent of the outstanding voting securities of the surviving or resulting corporation are beneficially owned by the stockholders of the Company immediately prior to such event; (iv) certain changes, during any period of 24 months or less, of 50 percent or more of the members of our Board, or (v) in the Compensation Committee’s sole discretion on a case-by-case basis with respect to outstanding awards to affected employees, the sale of a subsidiary, division or business unit.

The Compensation Committee may delegate to the officers or employees of the Company the authority to make grants under the Amended and Restated LTPP and to otherwise execute and deliver such instruments and documents and to take actions necessary, advisable or convenient for the effective administration of the Amended and Restated LTPP. It is intended generally that the awards under the Amended and Restated LTPP and the Amended and Restated LTPP itself comply with and be interpreted in a manner that, in the case of participants who are subject to Section 16 of the Exchange Act and for whom (or whose awards) the benefits of Rule 16b-3 are intended, satisfies the applicable requirements of Rule 16b-3 so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under that Section. Similarly and as described further below, it is intended generally that the awards under the Amended and Restated LTPP will not be granted, deferred, accelerated, extended, modified or paid in a manner that would result in the participant incurring any tax liability under Section 409A of the Code. The Amended and Restated LTPP provides that neither the Company nor any member of our Board or of the Compensation Committee shall have any liability to any person for any action taken or not taken in good faith under the Amended and Restated LTPP.

AMENDMENT AND TERMINATION

Our Board has the authority to amend, suspend or discontinue the Amended and Restated LTPP at any time, subject to any stockholder approval that may be required under applicable law and provided that no such action will affect any outstanding award in any manner adverse to the participant without the consent of the participant. Notwithstanding the foregoing, any amendment that would (i) materially increase the aggregate number of shares of Common Stock or other equity interests that may be issued under the Amended and Restated LTPP, (ii) materially modify the requirements as to eligibility for participation in the Amended and Restated LTPP, (iii) effect a repricing, or (iv) otherwise require stockholder approval under the listing standards of the NYSE or other law or regulation, shall be subject to stockholder approval. In addition, stockholder approval may be required to satisfy tax rules applicable to performance-based compensation under Section 162(m) of the Code or to subsequent grants of incentive stock options, or to satisfy other applicable legal requirements. Because the Compensation Committee retains the discretion to set and change the specific targets for each performance period under a performance-based award intended to be exempt from Section 162(m) of the Code, stockholder ratification of the performance goals will be required, in any event, at five-year intervals in the future to exempt awards granted under the Amended and Restated LTPP from the limitations on deductibility thereunder.

AUTHORIZED SHARES; OTHER PROVISIONS; NON-EXCLUSIVITY

If the Amended and Restated LTPP is approved by the Company’s stockholders, the maximum number of shares of the Common Stock that may be granted in respect of awards under the Amended and Restated LTPP may not exceed 2,570,000 shares, minus any shares of stock subject to awards granted after March 26, 2013 under the Amended and Restated LTPP or the DSIP. For purposes of this share limit, each share of Common Stock that may be granted pursuant to “full value” awards (i.e., all awards other than stock options or SARs, which will be counted as 1.00 share), or awards under the DSIP, will be counted as 1.68 shares. In addition, (i) the maximum number of shares of Common Stock that may be issued pursuant to incentive stock option awards (i.e., stock options granted in accordance with Section 422 of the Code) is 2,570,000, (ii) the maximum number of shares of Common Stock that may be issuable (or payable in cash by reference to such shares) under stock options or

SARs granted during a calendar year to any employee shall be 700,000 and (iii) the maximum number of shares of Common Stock or share units that may be issued (or payable in cash by reference to such shares) under other performance-based awards during a calendar year to any employee shall be 700,000. For non-employee directors, the maximum number of shares of Common Stock that may be issuable (or payable in cash by reference to such shares) subject to awards granted during a calendar year, excluding any cash fees deferred in the form of restricted stock or other share-based awards, shall not exceed $400,000 in total value (which shall be calculated for awards granted under the Amended and Restated LTPP based on the grant date fair value of such awards for financial reporting purposes).

The number and kind of shares available for grant and the shares subject to outstanding awards (as well as individual share limits on awards and exercise prices of awards) shall be adjusted to reflect the effect of a stock dividend, stock split, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, extraordinary dividend or other distribution or other similar transaction. After March 26, 2013, any unexercised or undistributed portion of any expired, cancelled, terminated or forfeited award, or award under the DSIP, will again be available for award under the Amended and Restated LTPP, whether or not the participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the participant’s ownership was restricted or otherwise not vested. However, after March 26, 2013 the following shares of Common Stock shall not become available for regrant under the Amended and Restated LTPP: (i) shares tendered by participants or withheld by the Company as full or partial payment to the Company upon exercise of stock options or other awards granted under the Amended and Restated LTPP, or options or other awards under the DSIP; (ii) shares reserved for issuance upon the grant of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs under the Amended and Restated LTPP, or SARs under the DSIP; (iii) shares withheld by, or otherwise remitted to, the Company to satisfy a participant’s tax withholding obligations upon the exercise of stock options or SARs under the Amended and Restated LTPP, or SARs under the DSIP; and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options under the Amended and Restated LTPP or options granted under the DSIP. Any shares that again become available for grant pursuant to the foregoing sentence after March 26, 2013 will be added back as: (i) 1.00 share for every share of Common Stock subject to options or SARs; and (ii) 1.68 shares for every share of Common Stock subject to “full value” awards granted under the Amended and Restated LTPP or under the DSIP. With respect to the individual share limits on performance-based awards, awards that are cancelled will be counted against the applicable limits to the extent required by Section 162(m) of the Code.

UPON APPROVAL OF THE AMENDED AND RESTATED LTPP BY THE COMPANY’S STOCKHOLDERS, THE COMPANY INTENDS TO REGISTER UNDER THE SECURITIES ACT THE ADDITIONAL 1,471,094 SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE AMENDED AND RESTATED LTPP.

Full payment for shares purchased on exercise of any option or received under any other award, along with payment of any required tax withholding, must be made in cash prior to the delivery of the underlying shares or, if permitted by the Compensation Committee, in shares of Common Stock delivered by the participant or withheld from an award, or any combination thereof, or pursuant to such “cashless exercise” procedures as may be permitted by the Compensation Committee.

Except as specifically provided under an individual participant’s award agreement approved by the Compensation Committee, the minimum vesting period for awards of restricted stock is three years from the grant date (or one year in the case of restricted stock awards that are performance-based awards) and may not be accelerated to an earlier date except in the event of the participant’s death, permanent disability or in the event of a Change in Control; provided, however, that the foregoing shall not apply to awards to non-employee directors (in their capacity as such). The Amended and Restated LTPP does not impose any minimum vesting periods on other types of awards, and the Compensation Committee may establish the vesting requirements (if any) for such awards in its sole discretion.

The Amended and Restated LTPP will be governed by Delaware law.

The Amended and Restated LTPP is not exclusive and does not limit the authority of the Company, our Board or the Compensation Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

FEDERAL INCOME TAX CONSEQUENCES

The following is a general description of federal income tax consequences to participants and the Company relating to non-qualified and incentive stock options and certain other awards that may be granted under the Amended and Restated LTPP. This discussion does not purport to cover all tax consequences relating to stock options and other awards.

An optionee will not recognize income upon the grant of a non-qualified stock option to purchase shares of Common Stock. Upon exercise of the option, the optionee will recognize ordinary compensation income equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the option price for such Common Stock. The tax basis of the Common Stock acquired by exercising an option in the hands of the optionee will equal the option price for the Common Stock plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the Common Stock will commence on the day the option is exercised. An optionee who sells Common Stock acquired by exercising an option will recognize capital gain or loss measured by the difference between the tax basis of the Common Stock and the amount realized on the sale. Such gain or loss will be long-term if the Common Stock is held for more than 12 months after exercise, and short-term if held for 12 months or less after exercise. The Company or a subsidiary will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

An optionee will not recognize income upon the grant of an incentive stock option to purchase shares of Common Stock, and will not recognize income upon exercise of the option, provided such optionee was an employee of the Company or a subsidiary at all times from the grant date until three months prior to exercise (or one year prior to exercise in the event of disability). Generally, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option price will be includable in alternative minimum taxable income for purposes of determining alternative minimum tax and such amount will be added to the tax basis of such Common Stock for purposes of determining alternative minimum taxable income in the year the Common Stock is sold. Where an optionee who has exercised an incentive stock option sells the shares acquired upon exercise more than two years after the grant date and more than one year after exercise, long-term capital gain or loss will be recognized equal to the difference between the sales price and the option price. An optionee who sells such shares within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the amount paid for the shares, or (ii) the excess of the amount realized on the sale over the adjusted basis in the shares. Any remaining gain or loss will be treated as a capital gain or loss. The Company or a subsidiary will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee in this case. The deduction will be allowable at the same time the optionee recognizes the income.

The current federal income tax consequences of other awards authorized under the Amended and Restated LTPP generally follow certain basic patterns: SARs are taxed to the individuals and deductible by the Company in substantially the same manner as non-qualified stock options; and nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the Common Stock over the purchase price (if any) at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the grant date); in each of the foregoing cases, the Company will generally have (at the time the participant recognizes income) a corresponding deduction.

If, as a result of a Change in Control event, a participant’s stock options or SARs or other rights become immediately exercisable, or restrictions immediately lapse on an award, or cash, shares or other benefits covered by another type of award are immediately vested or issued, the additional economic value, if any, attributable to the acceleration or issuance may be deemed a “parachute payment” under Section 280G of the Code. In such case, the participant may be subject to a 20% non-deductible excise tax as to all or a portion of such economic value, in addition to any income tax payable. The Company will not be entitled to a deduction for that portion of any parachute payment that is subject to the excise tax.

Notwithstanding any of the foregoing discussions with respect to the deductibility of compensation under the Amended and Restated LTPP, Section 162(m) of the Code would render non-deductible to the Company certain compensation in excess of $1,000,000 in any year to our NEOs (other than our Chief Financial Officer), unless such excess compensation is “performance-based” (as defined in Section 162(m) of the Code) or is otherwise exempt from Section 162(m) of the Code. The applicable conditions of an exemption for a performance-based compensation plan include, among others, a requirement that the stockholders approve the material terms of the plan. Stock options, SARs and certain (but not all) other types of awards may be granted to qualify for the exemption for performance-based compensation under Section 162(m) of the Code.

Section 409A of the Internal Revenue Code generally establishes rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the Amended and Restated LTPP may constitute “deferred compensation” within the meaning of and subject to Section 409A. The Amended and Restated LTPP and award agreements entered into under the Amended and Restated LTPP are intended to be interpreted and operated in accordance with Section 409A, including any regulations or guidance issued by the Treasury Department, and contains a number of provisions intended to avoid the imposition of additional tax on the Amended and Restated LTPP participants under Section 409A (though each participant is solely responsible and liable for the satisfaction of all taxes and penalties in respect of any payments or benefits delivered in connection with the Amended and Restated LTPP, including taxes and penalties under Section 409A). Our Board may amend the Amended and Restated LTPP, and the Compensation Committee may amend outstanding awards thereunder, while preserving the intended benefits of awards granted under the Amended and Restated LTPP to avoid the imposition of an additional tax under Section 409A. In addition, it is intended under the Amended and Restated LTPP that no award be granted, deferred, accelerated, extended, paid out or modified under the Amended and Restated LTPP, and no award agreement be interpreted, in a manner that would result in the imposition of an additional tax under Section 409A on a participant. If it is reasonably determined that a payment with respect to an award would result in tax liability to a participant under 409A, the Company will not make the payment when otherwise required and instead will make the payment on the first day that payment would not result in the tax liability.

VOTE REQUIRED; RECOMMENDATION

An affirmative vote of a majority of the shares represented at the Annual Meeting in person or by properly executed proxy and entitled to vote on Proposal 6 is necessary to approve the Engility Holdings, Inc. Amended and Restated 2012 Long Term Performance Plan. Abstentions will be equivalent to a vote against this proposal. Broker non-votes will have no effect on Proposal 6 because they are not considered shares entitled to vote. If no voting specification is made on a properly returned or voted proxy card, the proxy card will vote FOR Proposal 6.

Our Board unanimously recommends that stockholders vote “FOR” the approval of the Engility Holdings, Inc. Amended and Restated 2012 Long Term Performance Plan.

NEW PLAN BENEFITS

The amount of each employee participant’s future awards under each of the Amended and Restated Cash Incentive Plan (See “Proposal 5 — Approval of the Engility Holdings, Inc. Amended and Restated 2012 Cash Incentive Plan”) and the Amended and Restated LTPP (see “Proposal 6 — Approval of the Engility Holdings, Inc. Amended and Restated 2012 Long Term Performance Plan”) will be determined based on the discretion of the Compensation Committee and therefore is not determinable at this time.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information as of December 31, 2012 with respect to our equity compensation plans (in thousands, except per share prices):

EQUITY COMPENSATION PLAN INFORMATION(1)

	(a)	(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders(2)	985	$16.83	2,190

Total	985	$16.83	2,190

(1)	For additional information concerning our equity compensation plans, see the discussion in Note 8 to the Company’s consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012.
(2)	The plans included in this row, the Engility Holdings, Inc. 2012 Long Term Performance Plan and the Engility Holdings, Inc. 2012 Directors Stock Incentive Plan, have yet to be approved by the Company’s security holders following the Spin-Off. Prior to the Spin-Off, the plans were approved by L-3 Corporation, the sole stockholder of the Company at that time.

GENERAL INFORMATION

OTHER BUSINESS

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

QUESTIONS AND ANSWERS ABOUT THE 2013 ANNUAL MEETING AND VOTING

Q.	How do I attend the 2013 Annual Meeting?

A.	We will be hosting the 2013 Annual Meeting of Stockholders at the Ritz Carlton Hotel, 1700 Tysons Boulevard, McLean, VA 22102. Stockholders of record as of the close of business on the March 28, 2013, or their duly appointed proxies, may attend the meeting.

Street name holders (those whose shares are held through a broker or other nominee) should bring a copy of a brokerage statement reflecting their ownership of our common stock as of the Record Date. Space limitations may make it necessary to limit attendance to stockholders and valid picture identification may be required. Cameras, recording devices, and other electronic devices are not permitted at the Annual Meeting. Registration will begin at 8 a.m., local time, and the Annual Meeting will commence at 9 a.m., local time.

Q:	Who is entitled to vote?

A:	Only stockholders of record on our books at the close of business on Thursday, March 28, 2013 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. As of the close of business on March 28, 2013, we had 17,143,823 shares of common stock outstanding and eligible to vote on each matter brought before the Annual Meeting. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the Annual Meeting. For 10 days prior to the Annual Meeting, a list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the Annual Meeting at our principal executive offices located at 3750 Centerview Drive, Chantilly, Virginia 20151. If you would like to view the stockholder list, please call our Deputy General Counsel and Assistant Secretary, Jon Brooks, at (703) 708-1400 to schedule an appointment.

Copies of the Notice of Annual Meeting of Stockholders, this proxy statement, the proxy card and our Annual Report to Stockholders for the fiscal year ended December 31, 2012 are being made available to stockholders of record on or about April 12, 2013. We are making these materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you without charge by mail. On or about April 12, 2013, we mailed to all stockholders of record as of the Record Date the Notice of Proxy Availability, which contains instructions on how to access these materials and vote their shares of our common stock.

Q:	How do I vote?

A:

For Proposal 1 (election of two nominees as directors), you may vote “FOR” each of the nominees to the Board, or you may “WITHHOLD AUTHORITY.” A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For Proposal 2 (ratification of the selection of PricewaterhouseCoopers LLP), Proposal 3 (non-binding, advisory vote on executive compensation), Proposal 5 (approval of the Engility Holdings, Inc. Amended and Restated 2012 Cash Incentive Plan) and Proposal 6 (approval of the Engility Holdings, Inc. Amended and Restated 2012 Long Term Performance Plan) you may vote “FOR” or “AGAINST” each proposal or abstain from voting on the proposal. For Proposal 4 (non-binding, advisory vote on the frequency of non-binding, advisory votes on executive compensation), you may vote for every “ONE YEAR,” “TWO YEARS” or “THREE YEARS,” or abstain from voting.

Stockholders of Record: If you are a stockholder of record, there are four ways to vote:

•	by voting in person at the Annual Meeting;

•	by completing, signing, dating and returning your proxy card by mail, if you request a paper copy of the proxy materials;

•	by making a toll-free telephone call within the United States or Canada using a touch-tone telephone to the toll-free number provided on your Notice of Proxy Availability; or

•

by voting on the Internet. To vote on the Internet, go to the website address indicated on your Notice of Proxy Availability to complete an electronic proxy card. You will be asked to provide the control number from the Notice of Proxy Availability.

If you plan to vote by telephone or Internet in advance of the Annual Meeting, your vote must be received by 11:59 p.m., eastern daylight time, on May 22, 2013 to be counted.

Street Name Holders: If you hold shares of common stock in a stock brokerage account or through a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being made available to you by your broker, bank or nominee. You may not vote directly any shares held in street name; however, as the beneficial owner of the shares, you have the right to direct your broker, bank or nominee on how to vote your shares. If you hold your shares in street name, the Notice of Proxy Availability was forwarded to you by your brokerage firm, bank or other nominee and you should follow the voting instructions provided by your broker, bank or nominee. You may complete and return a voting instruction card to your broker, bank or nominee. Please check your Notice of Proxy Availability for more information. If you hold your shares in street name and wish to vote at the Annual Meeting, you must have your 12-digit control number from your Notice of Proxy Availability.

If you do not provide your broker, bank or nominee instructions on how to vote your shares on non-discretionary items, a “broker non-vote” will occur. Proposal 1 (election of two nominees as directors), Proposal 3 (non-binding, advisory vote on executive compensation), Proposal 4 (non-binding, advisory vote on the frequency of non-binding, advisory votes on executive compensation), Proposal 5 (approval of the Engility Holdings, Inc. Amended and Restated 2012 Cash Incentive Plan) and Proposal 6 (approval of the Engility Holdings, Inc. Amended and Restated 2012 Long Term Performance Plan) are non-discretionary items for which your broker, bank or nominee will not be able to vote your shares without your instructions. Proposal 2 (ratification of the selection of PricewaterhouseCoopers LLP) is a discretionary item, and your broker, bank or nominee may vote your shares in their discretion in the event that they do not receive voting instructions from you. Accordingly, it is possible for there to be broker non-votes for Proposals 1, 3, 4, 5 and 6 but not for Proposal 2. In the case of a broker non-vote, your shares would be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum. A broker non-vote, being shares not entitled to vote, would not have any effect on the outcome of the vote on Proposals 1, 3, 4, 5 or 6.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Submitting and Revoking Your Proxy

If you complete and submit a proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy but do not complete the voting instructions, the persons named as proxies will vote the shares represented by your proxy as follows:

•

FOR the election of Darryll J. Pines and William G. Tobin as directors to hold office until the 2016 annual meeting of stockholders and until their respective successors are elected and qualified (Proposal 1);

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2013 (Proposal 2);

•	FOR the non-binding, advisory vote on the compensation of the Company’s NEOs as disclosed in this proxy (Proposal 3);

•	FOR the frequency of every ONE YEAR for the non-binding, advisory vote on the frequency of non-binding, advisory votes on executive compensation (Proposal 4);

•	FOR the approval of the Engility Holdings, Inc. Amended and Restated 2012 Cash Incentive Plan (Proposal 5); and

•	FOR the approval of the Engility Holdings, Inc. Amended and Restated 2012 Long Term Performance Plan (Proposal 6).

If other matters properly come before the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may properly be presented at the Annual Meeting.

Q:	What if I change my mind after I vote my shares?

A:	You may revoke or revise your proxy at any time before it is exercised by (1) delivering to us a signed proxy card with a date later than your previously delivered proxy, (2) voting in person while attending the Annual Meeting, (3) granting a subsequent proxy through the Internet or telephone, or (4) sending a written revocation to our General Counsel and Corporate Secretary at 3750 Centerview Drive, Chantilly, Virginia 20151. Attendance at the Annual Meeting will not itself be deemed to revoke your proxy unless you vote in person while attending the Annual Meeting. If you attend the Annual Meeting in person and want to vote in person, you can request that your previously submitted proxy not be used. If your shares are held through a broker, bank or other institution in “street name,” you will need to obtain a proxy form from the institution that holds your shares. Your most current proxy card or telephone or Internet proxy is the one that is counted.

Q:	How many shares must be present to hold the 2013 Annual Meeting?

A:	Presence by attendance at the Annual Meeting or by proxy of a majority of the shares of common stock outstanding at the close of business on the Record Date and entitled to vote at the Annual Meeting will be required for a quorum. Shares of common stock present by attendance at the Annual Meeting or represented by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval and broker non-votes) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

Q:	How many votes are needed to approve each item?

A:	Proposal 1 (election of two nominees as directors) is an uncontested director election. Our Amended and Restated Bylaws require that each nominee be elected by a plurality of votes cast at any meeting for the election of directors at which a quorum is present. Abstentions and broker non-votes will have no effect on Proposal 1 because they are not considered votes cast.

With respect to Proposal 2 (ratification of the selection of PricewaterhouseCoopers LLP), Proposal 3 (non-binding, advisory vote on executive compensation), Proposal 5 (approval of the Engility Holdings, Inc. Amended and Restated 2012 Cash Incentive Plan) and Proposal 6 (approval of the Engility Holdings, Inc. Amended and Restated 2012 Long Term Performance Plan), the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the proposal is necessary for approval. Abstentions will be equivalent to a vote against Proposals 2, 3, 5 and 6. Broker non-votes will have no effect on the results of Proposals 3, 5 and 6 because they are not considered shares entitled to vote. However, regarding Proposal 2, the ratification of the appointment of our independent registered public accounting firm is considered a “routine” item and brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions before the date of the Annual Meeting.

With respect to Proposal 4 (non-binding, advisory vote on the frequency of non-binding, advisory votes on executive compensation), the option of every one year, two years or three years that receives the highest number of votes cast by stockholders will be considered by the Board as the stockholders’ recommendation as to the frequency of future advisory votes on executive compensation. Abstentions and broker non-votes will have no effect on these items because they are not considered votes cast.

Q.	How do I submit a stockholder proposal for the 2014 Annual Meeting of Stockholders?

A:

The 2014 annual meeting of stockholders is expected to be held on May 23, 2014, although this date may change. Eligible stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2014 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. In order to be considered timely for inclusion in the Company’s proxy materials for the 2014 annual meeting of stockholders, stockholder proposals must be received by the Company at 3750 Centerview Drive, Chantilly, Virginia 20151, addressed to the General Counsel and Corporate Secretary of the Company, not later than December 13, 2013. Eligible stockholders interested in submitting a matter to be brought before the Company’s 2014 annual meeting although not included in the Company’s proxy materials may do so by following the procedures prescribed in the Company’s Amended and Restated Bylaws. In order for the proposal to be considered timely for the Company’s 2014 annual meeting, such stockholder proposal must be received by the Company at the address stated above not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting of stockholders (i.e., not earlier than January 23, 2014 and not later than February 22, 2014); provided, however, that if the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date, then to be timely such notice must be so received not later than the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board made by the Company at least 10 days before the last date a stockholder may deliver a notice of nomination in accordance with the preceding sentence, a stockholder’s notice required by the Company’s Amended and Restated Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Company’s secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

The stockholder’s submission must include certain specified information concerning the proposal and the stockholder, including such stockholder’s ownership of our common stock. As we will not entertain any proposals at an annual meeting that do not meet these requirements, we strongly encourage stockholders to seek advice from legal counsel before submitting a proposal. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.

Q:	Where do I find the voting results of the 2013 Annual Meeting?

A:	We will publish the voting results in a current report on Form 8-K, which is due to be filed with the SEC within four business days of the Annual Meeting. You can also go to our website at www.engilitycorp.com to access the Form 8-K.

DELIVERY AND VIEWING OF PROXY MATERIALS

Electronic Delivery of Proxy Materials. Simply follow the instructions on your proxy card or Notice of Internet Availability of Proxy Materials to vote via the Internet, or go directly to www.proxyvote.com, to register your consent to receive our annual report and this proxy statement in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address and eliminates the cost of sending these documents by mail. You may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. Your election to view proxy materials online is perpetual unless you revoke it later. Future proxy cards mailed to you will contain the Internet website address and instructions to view the materials. You will continue to have the option to vote your shares by mail, telephone or the Internet. Certain employee stockholders who have valid work e-mail addresses will not receive a proxy card in the mail but may vote by telephone or via the Internet.

Delivery of Proxy Materials to Households. The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits us, with your permission, to send a single Notice of Proxy Availability and, to the extent requested, a single set of these proxy materials to any household at which two or more stockholders reside if we believe they are members of the same family. This rule is called “householding” and its purpose is to help reduce printing and mailing costs of proxy materials. To date, the Company has not instituted this procedure, but may do so in the future.

A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of the Company’s common stock, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this proxy statement, the 2012 Annual Report or other proxy materials or wish to revoke your decision to household. These options are available to you at any time.

ANNUAL REPORT

We will, upon written request of any stockholder, furnish without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC, without exhibits. Please address all such requests to the attention of Thomas O. Miiller, General Counsel and Corporate Secretary, Engility Holdings, Inc., 3750 Centerview Drive, Chantilly, Virginia 20151. Exhibits will be provided upon written request to Mr. Miiller and payment of an appropriate processing fee.

WHERE TO FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. This information can be inspected and copied at the Public Reference Room at the SEC’s office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Such information may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at http://www.sec.gov that contains the reports and other information we file electronically. Our website address is www.engilitycorp.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

SOLICITATION OF PROXIES

We will bear the cost of soliciting proxies. Proxies may be solicited in person or by telephone, facsimile, electronic mail, Internet, or other electronic medium by certain of our directors, officers and regular employees, without additional compensation. The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of shares of the Company’s common stock held of record by such persons, and the Company will reimburse such brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded. In addition, we have retained Georgeson Inc., a proxy solicitation firm, for assistance in connection with the Annual Meeting at a cost of approximately $7,500 plus reasonable out-of-pocket expenses.

THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING IN PERSON. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE EITHER IN PERSON OR VIA THE INTERNET, BY TELEPHONE, OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD (IF RECEIVED BY MAIL) AS SOON AS POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

By Order of the Board of Directors,

Thomas O. Miilller,

Senior Vice President, General Counsel and Corporate Secretary

April 12, 2013

APPENDIX A

ENGILITY HOLDINGS, INC. AMENDED AND RESTATED

2012 CASH INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of the Plan is to enable the Company and its Subsidiaries to attract, retain, motivate and reward executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance or otherwise.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Affiliate” shall mean, with respect to any entity, any entity directly or indirectly controlling, controlled by, or under common control with, such entity.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Cause” shall mean, except as otherwise provided in any applicable Severance Plans, the Participant’s (1) intentional failure to perform reasonably assigned duties, (2) dishonesty or willful misconduct in the performance of duties, (3) engaging in a transaction in connection with the performance of duties to the Company or its Subsidiaries which transaction is adverse to the interests of the Company and is engaged in for personal profit or (4) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

(d) “Change in Control” shall have the meaning assigned to such term under the Company’s Equity Plan.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto, and the regulations and guidance promulgated thereunder.

(f) “Committee” shall mean the Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board consisting solely of at least two individuals who are intended to qualify as “outside directors” within the meaning of Section 162(m) of the Code, to which the Board has delegated power to act under or pursuant to the provisions of the Plan.

(g) “Company” shall mean Engility Holdings, Inc., a Delaware corporation.

(h) “Covered Employee” shall have the meaning set forth in Section 162(m) of the Code.

(i) “Disability” or “Disabled” shall mean, unless otherwise agreed by the Company (or any of its Subsidiaries) in a written agreement or employment letter with such Participant, that the Participant, as a result of incapacity due to physical or mental illness, becomes eligible for benefits under the long-term disability plan or policy of the Company or a Subsidiary in which the Participant is eligible to participate. The Disability determination shall be in the sole discretion of the Committee.

(j) “Equity Plan” shall mean the Company’s 2012 Long Term Performance Plan, as amended from time to time, or any successor plan thereto.

(k) “First Quarter” shall mean the period of calendar days during a given Performance Period that is equal to the lesser of (i) 25% of the full number of calendar days falling within such Performance Period or (ii) 90 days.

(l) “Participant” shall mean each officer of the Company and other key employee of the Company or any of its Subsidiaries whom the Committee designates as a participant under the Plan.

(m) “Performance Period” shall mean each fiscal year of the Company or such shorter or longer period, as determined by the Committee.

(n) “Plan” shall mean this Engility Holdings, Inc. Amended and Restated 2012 Cash Incentive Plan, as set forth herein and as may be amended and in effect from time to time.

(o) “Retirement” shall mean that the Participant (1) terminates employment with the Company and its Subsidiaries other than for Cause (and is not subject to termination for Cause at the time of such termination), (2) is available for consultation with the Company or its Subsidiaries at the reasonable request of the Company or its Subsidiaries and (3) terminates employment on or after attaining age 65 and completing at least five years of service in the aggregate with the Company and its Subsidiaries (which service must be continuous through the date of termination except for a single break in service that does not exceed one year in length), taking into account service with companies that are predecessors to the Company, including L-3 Communications Holdings, Inc. and its Subsidiaries (and their respective predecessor companies) prior to the tax-free spin-off transaction on July 17, 2012 that resulted in the Company becoming an independent, publicly-traded company.

(p) “Section 409A” shall mean Section 409A of the Code and any rules, regulations and other official guidance promulgated thereunder.

(q) “Service Recipient” shall mean the Company, any of its Subsidiaries, or any of its Affiliates that satisfies the definition of “service recipient” within the meaning of Treasury Regulation Section 1.409A-1 (or any successor regulation), with respect to which the person is a “service provider” (within the meaning of Treasury Regulation Section 1.409A-1(or any successor regulation).

(r) “Severance Plans” mean (i) the Engility Holdings, Inc. Change in Control Severance Plan and the Engility Holdings, Inc. Severance Plan, as any of the foregoing are amended, or any successors thereto, as they may apply to the affected Participant, (ii) any employment or similar agreements in effect between the Company and the affected Participant, and (iii) any Company corporate policies in effect that specifically address severance situations with respect to the affected Participant.

(s) “Share” shall mean a share of common stock of the Company.

(t) “Subsidiary” shall mean, as to any person, any corporation, association, partnership, joint venture or other business entity of which 50% or more of the voting stock or other equity interests (in the case of entities other than corporations) is owned or controlled (directly or indirectly) by that entity, or by one or more of the Subsidiaries of that entity, or by a combination thereof.

3.	Administration

(a) The Plan shall be administered and interpreted by the Committee; provided, however, that the Board may, in its sole discretion, take any action delegated to the Committee under this Plan as it may deem necessary; provided that the Plan shall, to the extent reasonably possible, be administered and interpreted by the Committee in a manner which would be expected to cause any award intended to be qualified as performance-based compensation under Section 162(m) of the Code to so qualify. The Committee shall establish the performance objective(s) for any Performance Period in accordance with Section 4 and certify whether and to what extent such performance objective(s) have been obtained. Any determination made by the Committee under the Plan shall be final, conclusive and binding on the Company, any of its Subsidiaries, any Participant and any other person dealing with the Plan.

(b) The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or any of its Subsidiaries) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct.

4.	Incentive Compensation

(a) Performance Criteria. No later than the last day of the First Quarter of a given Performance Period (or such other date as may be required or permitted under Section 162(m) of the Code), the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive incentive compensation for each such Performance Period. The Committee may establish different performance objectives for each Performance Period, and may provide for multiple, overlapping Performance Periods hereunder. Any performance objective(s) established hereunder will be based upon the achievement of one or more of the following criteria or any combination thereof, as determined by the Committee: (i) consolidated income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) EBT, EBIT or EBITDA; (iii) operating income or operating margin; (iv) net income; (v) net income or earnings per Share; (vi) book value per Share; (vii) return on equity; (viii) expense management (including without limitation, total general and administrative expense percentages); (ix) return on investment or on invested capital; (x) improvements in capital structure; (xi) profitability of an identifiable business unit or product; (xii) maintenance or improvement of profit margins; (xiii) stock price; (xiv) market share; (xv) revenue or sales (including, without limitation, net loans charged off, average finance receivables and days sales outstanding); (xvi) costs (including, without limitation, total general and administrative expense percentage); (xvii) cash flow or net funds provided; (xviii) working capital; (xix) total debt (including, without limitation, total debt as a multiple of EBIT or EBITDA), (xx) orders and (xxi) total stockholder return. The foregoing criteria may relate to the Company, one or more of its Subsidiaries, one or more of their respective divisions or business units, or any combination of the foregoing, may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, and may be determined in accordance with GAAP or a non-GAAP or adjusted GAAP basis, all as the Committee shall determine. The Committee may provide, at the time when performance objectives are established with respect to a Performance Period (or at such later date as may be permitted under Section 162(m) of the Code), for the adjustment of such performance objectives as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine to be appropriate, including, without limitation, the gain or loss on disposal of a business segment. In the event of an equity restructuring, as defined in Financial Accounting Standards Board Accounting Standards Codification 718-10 (formerly Statement of Financial Accounting Standards 123R), that affects the Shares, the Committee shall adjust any and all previously established Share-based performance objectives affected by such restructuring (including without limitation any performance objectives based on stock price) so as to preserve (without enlarging) such Participant’s incentive compensation opportunity in respect thereof, with the manner of such adjustment to be determined by the Committee in its sole discretion and in a manner consistent with Section 162(m) of the Code, to the extent applicable.

(b) Incentive Compensation Targets; Discretionary Compensation.

(i) No later than the last day of the First Quarter of a given Performance Period (or such other date as may be required or permitted under Section 162(m) of the Code), the Committee shall establish target incentive compensation amounts for each individual Participant, representing each such Participant’s incentive compensation opportunity to the extent that the applicable performance objectives for such Performance Period are achieved.

(ii) The Committee may, in its sole discretion, grant such discretionary compensation, if any, to such Participants, if any, as the Committee may determine, in respect of any given Performance Period, that is not subject to the requirements of Section 162(m) of the Code or Section 4(a) and (c) of this Plan.

(c) Determination of Incentive Compensation Earned/Maximum Amount Payable. As soon as practicable after the applicable Performance Period ends, the Committee shall (x) determine (i) whether and to what extent any of the performance objective(s) established for the relevant Performance Period under Section 4(a) have been satisfied and certify to such determination, and (ii) the actual amount of incentive compensation to which such Participant shall be entitled, taking into consideration the extent to which the performance objective(s) have been met and such other factors as the Committee may deem appropriate pursuant to Section 4(d), and (y) cause such incentive compensation to be paid to such Participant in accordance with Section 5. Any provision of this Plan notwithstanding, in no event shall any Participant earn incentive compensation under this Plan in respect of any fiscal year in excess of $6,000,000 (such maximum incentive compensation amount to be proportionately adjusted for Performance Periods that are shorter or longer than one year, with multiple incentive opportunities considered in the aggregate in the case where multiple, overlapping Performance Periods are established hereunder).

(d) Negative Discretion. Notwithstanding anything else contained in Section 4(c), 4(e) or 4(h) to the contrary, the Committee shall have the right (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 4(c) based on individual performance or any other factors that the Committee, in its sole discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 4(c).

(e) Qualified Termination of Employment. Unless otherwise specified in any applicable Severance Plans (in which case, there shall be no duplication of benefits) or by the Committee at the time when performance objectives are established with respect to a Performance Period, if prior to the last day of any Performance Period for which a Participant is eligible to receive incentive compensation hereunder, the Participant’s employment is terminated: (1) by reason of death or Disability, (2) by Retirement at least one year after the first day of the Performance Period, or (3) by the Company without Cause (each, a “Qualified Termination”), then subject to Section 4(d), such Participant shall receive an amount of incentive compensation equal to the incentive compensation otherwise payable to such Participant based upon actual Company performance for the applicable Performance Period, multiplied by a fraction, the numerator of which is the number of days (or, in the case of Performance Periods exceeding one year in length, the number of completed months) that have elapsed during the Performance Period prior to and including the date of the Qualified Termination, and the denominator of which is the total number of days (or, in the case of Performance Periods exceeding one year in length, the total number of months) in the Performance Period.

(f) Other Termination of Employment. Unless otherwise specified in any applicable Company policy or Severance Plans or determined by the Committee in a manner consistent with Section 162(m) of the Code (to the extent applicable) and except as may otherwise be provided in Section 4(e) above, no incentive compensation shall be payable under this Plan in respect of any Performance Period to any Participant whose employment terminates prior to the last day of such Performance Period.

(g) Partial Performance Period. To the extent permitted under Section 162(m) of the Code, if a Participant is hired or rehired by the Company (or any of its Subsidiaries) after the beginning of a Performance Period for which incentive compensation is payable hereunder, such Participant may, if determined by the Committee, receive an amount of incentive compensation equal to the incentive compensation otherwise payable to such Participant based upon actual Company performance for the applicable Performance Period, multiplied by a fraction, the numerator of which is the number of days (or, in the case of Performance Periods exceeding one year in length, the number of completed months) of active employment with the Company (or any of its Subsidiaries) during the Performance Period and the denominator of which is the total number of days (or, in the case of Performance Periods exceeding one year in length, the total number of months) in the Performance Period or such other amount as the Committee may deem appropriate.

(h) Change in Control. Unless otherwise specified by any applicable Severance Plans (in which case, there shall be no duplication of benefits) or by the Committee at the time when performance objectives are established with respect to a Performance Period, in the event of a Change in Control prior to the last day of any Performance Period hereunder, then subject to Section 4(d), each Participant eligible to receive incentive compensation thereunder shall receive an amount of incentive compensation based upon achievement at the “target” level of the applicable performance objectives (or, if otherwise determined in the sole discretion of the Committee as constituted immediately prior to the Change in Control, an amount of incentive compensation based upon such higher level of Company performance actually achieved when considered in light of the reduced Performance Period), multiplied by a fraction, the numerator of which is the number of days (or, in the case of Performance Periods exceeding one year in length, the number of completed months) that have elapsed during the Performance Period prior to and including the date of the Change in Control, and the denominator of which is the total number of days (or, in the case of Performance Periods exceeding one year in length, the total number of months) in the Performance Period.

(i) Forfeiture/Clawback. The Committee may, in its sole discretion, specify that the Participant’s rights, payments, and benefits with respect to any payment of incentive compensation made hereunder shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of such incentive compensation. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company or any of its Subsidiaries, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements.

5.	Payment

(a) In General. Except as otherwise provided hereunder, payment of any incentive compensation amount determined under Section 4 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained or, in the case of any incentive compensation payable under the provisions of Section 4(d) or 4(h), after the Committee determines the amount of any such incentive compensation; provided, however, that in any event all payments made hereunder shall be in accordance with or exempt from the requirements of Section 409A.

(b) Form of Payment. All incentive compensation payable under this Plan shall be payable in cash or equity or equity-based securities.

6.	General Provisions

(a) Effectiveness of the Plan. The Plan has been adopted by the Board and will amend and restate the previous Plan as set forth herein effective as of the date the Company’s public shareholders approve the Plan (the “Effective Date”).

(b) Amendment and Termination. The Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant in respect of any Performance Period that has already commenced, and no such action shall be effective without approval by the shareholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as under Section 162(m) of the Code, if such amounts are otherwise intended by the Committee to be so qualified.

(c) No Right to Continued Employment or Awards. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries. No Participant shall have any claim to be granted any award, and there is no obligation for uniformity of treatment of Participants or beneficiaries. The terms and conditions of awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not the Participants are similarly situated).

(d) No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any of its Subsidiaries from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Subsidiaries as a result of any such action.

(e) Nonalienation of Benefits. No Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company’s assets or (ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.

(f) Withholding. A Participant may be required to pay to the Company or any of its Subsidiaries, and the Company or any of its Subsidiaries shall have the right and is hereby authorized to withhold from any payment due under this Plan or from any compensation or other payment otherwise owing to the Participant, applicable withholding taxes with respect to any payment under this Plan, and to take any such actions as may be deemed necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes.

(g) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(h) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

(i) Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

(k) Compliance with Section 409A. The Plan is intended to comply with or be exempt from Section 409A and will be interpreted in a manner intended to comply with Section 409A. Notwithstanding anything herein to the contrary, if at the time of the Participant’s separation from service with any Service Recipient the Participant is a “specified employee” as defined in Section 409A, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such separation from service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is six months and one day following the Participant’s separation from service with all Service Recipients (or the earliest date as is permitted under Section 409A), if such payment or benefit is payable upon a separation from service with any Service Recipient. Each payment made under the Plan shall be designated as a “separate payment” within the meaning of Section 409A.

APPENDIX B

ENGILITY HOLDINGS, INC. AMENDED AND RESTATED

2012 LONG TERM PERFORMANCE PLAN

ENGILITY HOLDINGS, INC.

AMENDED AND RESTATED

2012 LONG TERM PERFORMANCE PLAN

SECTION 1. Purpose.

The purpose of this Plan is to benefit the Corporation’s stockholders by encouraging high levels of performance by individuals who contribute to the success of the Corporation and its Subsidiaries and to enable the Corporation and its Subsidiaries to attract, motivate, retain and reward talented and experienced individuals. This purpose is to be accomplished by providing eligible individuals with an opportunity to obtain or increase a proprietary interest in the Corporation and/or by providing eligible individuals with additional incentives to join or remain with the Corporation and its Subsidiaries.

SECTION 2. Definitions; Rules of Construction.

(a) Defined Terms. The terms defined in this Section shall have the following meanings for purposes of this Plan:

“Award” means an award granted pursuant to Section 4.

“Award Agreement” means an agreement described in Section 6 by the Corporation for the benefit of a Participant, setting forth (or incorporating by reference) the terms and conditions of an Award granted to a Participant.

“Beneficiary” means a person or persons (including a trust or trusts) validly designated by a Participant or, in the absence of a valid designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant’s death.

“Board of Directors” or “Board” means the Board of Directors of the Corporation.

“Change in Control” means change in control as defined in Section 7(c).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Committee described in Section 8(a), or the Board if the Board takes an action in place of such Committee.

“Corporation” means Engility Holdings, Inc.

“Director” means a member of the Board of Directors of the Corporation.

“Employee” means any person, including an officer (whether or not also a director) in the regular full-time employment of the Corporation or any of its Subsidiaries who, in the opinion of the Committee is, or is expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Corporation or any of its Subsidiaries, but excludes, in the case of an Incentive Stock Option, an Employee of any Subsidiary that is not a “subsidiary corporation” of the Corporation as defined in Code Section 424(f).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Executive Officer” means executive officer as defined in Rule 3b-7 under the Exchange Act. If the Board has designated the executive officers of the Corporation for purposes of reporting under the Exchange Act, the designation shall be conclusive for purposes of this Plan.

“Fair Market Value” means the closing price of the relevant security as reported on the composite tape of New York Stock Exchange issues (or if, at the date of determination, the security is not so listed or if the principal market on which it is traded is not the New York Stock Exchange, such other reporting system as shall be selected by the Committee) on the relevant date, or, if no sale of the security is reported for that date, the next preceding day for which there is a reported sale. The Committee shall determine the Fair Market Value of any security that is not publicly traded, using criteria as it shall determine, in its sole direction, to be appropriate for the valuation.

“First Quarter” shall mean the period of calendar days during a given Performance Period that is equal to the lesser of (i) 25% of the full number of calendar days falling within such Performance Period or (ii) 90 days.

“Insider” means any person who is subject to Section 16(b) of the Exchange Act.

“Minimum Ownership Stock” means any Award of shares of Stock of the Corporation that are issued, in accordance with Section 4(a)(5), in lieu of cash compensation in order to satisfy applicable stock ownership guidelines from time to time in effect.

“Non-Employee Director” means a Director who is not an Employee.

“Option” means a Nonqualified Stock Option or an Incentive Stock Option as described in Section 4(a)(1) or (2).

“Participant” means a person who is granted an Award, pursuant to this Plan, that remains outstanding.

“Performance-Based Awards” is defined in Section 4(b).

“Performance Goals” means one or more of the following criteria or any combination thereof, as determined by the Committee: (i) consolidated income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) EBT, EBIT or EBITDA; (iii) operating income or operating margin; (iv) net income; (v) net income or earnings per share of Stock; (vi) book value per share of Stock; (vii) return on equity; (viii) expense management (including without limitation, total general and administrative expense percentages); (ix) return on investment or on invested capital; (x) improvements in capital structure; (xi) profitability of an identifiable business unit or product; (xii) maintenance or improvement of profit margins; (xiii) stock price; (xiv) market share; (xv) revenue or sales (including, without limitation, net loans charged off, average finance receivables and days sales outstanding); (xvi) costs (including, without limitation, total general and administrative expense percentage); (xvii) cash flow or net funds provided; (xviii) working capital; (xix) total debt (including, without limitation, total debt as a multiple of EBIT or EBITDA), (xx) orders and (xxi) total stockholder return. The foregoing criteria may relate to the Corporation, one or more of its Subsidiaries, one or more of their respective divisions or business units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, and may be determined in accordance with GAAP or a non-GAAP or adjusted GAAP basis, all as the Committee shall determine.

“Performance Period” means, with respect to any Performance Goal, the time period established by the Committee for the achievement of the performance targets in respect thereof.

“Prior Directors Plan” means the Corporation’s 2012 Directors Stock Incentive Plan.

“Restatement Effective Date” is defined in Section 10(c).

“Rule 16b-3” means Rule 16b-3 under Section 16 of the Exchange Act, as amended from time to time.

“Share Units” means the number of units under an Award (or portion thereof) that is payable solely in cash or is actually paid in cash, determined by reference to the number of shares of Stock by which the Award (or portion thereof) is measured.

“Stock” means shares of Common Stock of the Corporation, par value $0.01 per share, subject to adjustments made under Section 7 or by operation of law.

“Subsidiary” means, as to any person, any corporation, association, partnership, joint venture or other business entity of which 50% or more of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled (directly or indirectly) by that entity, or by one or more of the Subsidiaries of that entity, or by a combination thereof.

(b) Rules of Construction. For purposes of this Plan and the Award Agreements, unless otherwise expressly provided or the context otherwise requires, the terms defined in this Plan include the plural and the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms.

SECTION 3. Eligibility.

Any one or more Awards may be granted to any Employee, Director or any other non-Employee who provides services to or on behalf of the Corporation or any of its Subsidiaries, who is designated by the Committee to receive an Award.

SECTION 4. Awards.

(a) Type of Awards. The Committee may from time to time grant any of the following types of Awards, either singly, in tandem or in combination with other Awards:

(1) Nonqualified Stock Options. A Nonqualified Stock Option is an Award in the form of an option to purchase Stock that is not intended to comply with the requirements of Code Section 422. The exercise price of each Nonqualified Stock Option granted under this Plan shall not be less than the Fair Market Value of the Stock on the date that the Option is granted.

(2) Incentive Stock Options. An Incentive Stock Option is an Award in the form of an option to purchase Stock that is intended to comply with the requirements of Code Section 422 or any successor section thereof. The exercise price of each Incentive Stock Option granted under this Plan shall not be less than the Fair Market Value of the Stock on the date the Option is granted. If a Participant on the date an Incentive Stock Option is granted owns, directly or indirectly within the meaning of Code Section 424(d), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, the exercise price per share of the Incentive Stock Option shall not be less than one hundred and ten percent (110%) of the Fair Market Value per share of the Stock at the time of grant, and such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted. To the extent that the aggregate Fair Market Value of Stock with respect to which one or more incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Corporation or of other entities referenced in Code Section 422(d)(1), the options shall be treated as Nonqualified Stock Options. For this purpose, the Fair Market Value of the Stock subject to options shall be determined as of the date the Options were granted.

(3) Stock Appreciation Rights. A Stock Appreciation Right is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on the appreciation in the value of the Stock or the Option over a base price established in the Award, payable in cash, Stock or such other form or combination of forms of payout, at times and upon conditions (which may include a Change in Control), as may be approved by the Committee. The minimum base price of a Stock Appreciation Right granted under this Plan shall not be less than the Fair Market Value of the underlying Stock on the date the Stock Appreciation Right is granted.

(4) Restricted Stock. Restricted Stock is an Award of issued shares of Stock of the Corporation (other than Minimum Ownership Stock) that are subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine.

(5) Other Share-Based Awards. The Committee may from time to time grant Awards under this Plan that provide the Participants with Stock or the right to purchase Stock, or provide other incentive Awards (including, but not limited to, Minimum Ownership Stock, phantom stock or units, performance stock or units, bonus stock, dividend equivalent units, or similar securities or rights) that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock. The Awards shall be in a form determined by the Committee, provided that the Awards shall not be inconsistent with the other express terms of this Plan applicable to such Awards.

(b) Special Performance-Based Awards. Without limiting the generality of the foregoing, any of the type of Awards listed in Section 4(a) may be granted as awards that satisfy the requirements for “performance-based compensation” within the meaning of Code Section 162(m) (“Performance-Based Awards”), the grant, vesting, exercisability or payment of which may depend on the degree of achievement of the Performance Goals relative to preestablished targeted levels for the Corporation or any of its Subsidiaries, divisions or other business units. Performance-Based Awards shall be subject to the requirements of clauses (1) through (7) below, except that notwithstanding anything contained in this Section 4(b) to the contrary, any Option or Stock Appreciation Right intended to qualify as a Performance-Based Award shall not be subject to the requirements of clauses (2), (4), (5) and (6) below (with such Awards hereinafter referred to as a “Qualifying Option” or a “Qualifying Stock Appreciation Right”, respectively). An Award that is intended to satisfy the requirements of this Section 4(b) shall be designated as a Performance-Based Award at the time of grant.

(1) Eligible Class. The eligible class of persons for Awards under this Section 4(b) shall be all Employees.

(2) Performance Goals. The performance goals for any Awards under this Section 4(b) (other than Qualifying Options and Qualifying Stock Appreciation Rights) shall be, on an absolute or relative basis, one or more of the Performance Goals. The Committee shall establish the Performance Goals and the Performance Periods for which they must be satisfied in order for a Participant to receive any portion of the Award. The specific performance target(s) with respect to Performance Goal(s) must be established by the Committee no later than the last day of the First Quarter of a given Performance Period (or such other date as may be required or permitted under Section 162(m) of the Code) and while the performance relating to the Performance Goal(s) remains substantially uncertain. The Committee may establish different performance objectives for each Performance Period, and may provide for multiple, overlapping Performance Periods hereunder. The Committee may provide, at the time when performance objectives are established with respect to a Performance Period (or at such later date as may be permitted under Section 162(m) of the Code), for the adjustment of such performance objectives as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine to be appropriate, including, without limitation, the gain or loss on disposal of a business segment.

(3) Individual Limits. The maximum number of shares of Stock subject to all Qualifying Options and Qualifying Stock Appreciation Rights granted during a calendar year to any Employee shall be 700,000, and the maximum number of shares of Stock or Share Units that are issuable under other Performance-Based Awards granted during a calendar year to an Employee shall be 700,000, in each case subject to adjustment as provided in Section 7. Awards that are cancelled during the year shall be counted against these limits to the extent required by Code Section 162(m).

(4) Committee Certification. Before any Performance-Based Award under this Section 4(b) (other than Qualifying Options and Qualifying Stock Appreciation Rights) is paid, the Committee must certify in writing (by resolution or otherwise) that the applicable Performance Goal(s) and any other material terms of the Performance-Based Award were satisfied; provided, however, that a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Goal in the event of the Participant’s death or permanent disability or in the event of a Change in Control as provided in Section 7(b).

(5) Terms and Conditions of Awards; Committee Discretion to Reduce Performance Awards. The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Plan and Code Section 162(m), on the payment of individual Performance-Based Awards under this Section 4(b). The Committee may reserve the right to reduce the amount payable in accordance with any standards or on any other basis (including the Committee’s discretion), as the Committee may impose.

(6) Adjustments for Material Changes. To the extent set forth by the Committee in an Award Agreement or otherwise, in the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, (ii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, (iii) any material change in accounting policies or practices affecting the Corporation and/or the Performance Goals or targets, or (iv) any other unusual or nonrecurring event, the Committee shall make adjustments to the Performance Goals and/or targets, applied as of the date of the event, and based solely on objective criteria, so as to neutralize, in the Committee’s judgment, the effect of the event on the applicable Performance-Based Award.

(7) Interpretation. Except as specifically provided in this Section 4(b), the provisions of this Section 4(b) shall be interpreted and administered by the Committee in a manner consistent with the requirements for exemption of Performance-Based Awards granted to Executive Officers as “performance-based compensation” under Code Section 162(m) and regulations and other interpretations issued by the Internal Revenue Service thereunder.

(c) Non-Employee Directors. The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock or Other Share-Based Awards, including unrestricted Stock and Share Units. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

SECTION 5. Shares of Stock and Share Units Available Under Plan.

(a) Aggregate Limits on Shares and Share Units. (i) Subject to adjustment as provided in Section 5(b), Section 5(c) or Section 7, as of the Restatement Effective Date the maximum number of shares of Stock that may be granted pursuant to all Awards under the plan is 2,570,000, minus any shares of Stock subject to (x) Awards granted after March 26, 2013 under the Plan and (y) awards granted after March 26, 2013 under the Prior Directors Plan (the “Share Reserve”); and (ii) the maximum number of shares of Stock that may be issued pursuant to all Awards of Incentive Stock Options is 2,570,000.

(b) Share Usage for Full Value Awards. Solely for purposes of calculating the number of shares of Stock available for Award grants pursuant to Section 5(a)(i), each share of Stock subject to Awards (or awards under the Prior Directors Plan) granted after March 26, 2013 (other than Awards of Options and Stock Appreciation Rights, which shall continue to be counted as one (1) share) shall be counted as one and sixty eight one-hundredths (1.68) shares.

(c) Addbacks of Shares and Share Units. After March 26, 2013, any unexercised, unconverted or undistributed portion of any expired, cancelled, terminated or forfeited Award, or award under the Prior Directors Plan, shall again be available for grants of Awards under Section 5(a), whether or not the Participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the Participant’s ownership was restricted or otherwise not vested. After March 26, 2013, to the extent an Award, or an award under the Prior Directors Plan, is settled in cash in lieu of issuing shares of Stock subject thereto, such shares shall be deemed to constitute Share Units (and not shares of Stock subject to or issued pursuant to an Award) for purposes of the limits set forth in Section 5(a) and any shares subject to such an Award may again be available for grants of Awards under the Plan. In the event that after March 26, 2013, withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right, or an award other than an option or stock appreciation right under the Prior Plans, are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Corporation, the shares so tendered or withheld shall again be available for grants of Awards under the Plan. The foregoing provisions of this Section 5(c) shall be added back on the basis set forth in Section 5(d) below. For the avoidance of doubt, after March 26, 2013, the following shares of Stock shall not become available for Awards under the Plan: (1) shares tendered by Participants or withheld by the Corporation as full or partial payment to the Corporation upon exercise of Options or other Awards granted under the Plan, or options or other awards under the Prior Directors Plan; (2) shares of Stock reserved for issuance upon the grant of Stock Appreciation Rights, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the Stock Appreciation Rights under the Plan, or stock appreciation rights under the Prior Directors Plan; (3) shares withheld by, or otherwise remitted to, the Corporation to satisfy a Participant’s tax withholding obligations upon the exercise of Options or Stock Appreciation Rights under the Plan, or options or stock appreciation rights under the Prior Directors Plan; and (4) shares of Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options under the Plan or options granted under the Prior Directors Plan.

(d) Any shares of Stock that again become available for grant pursuant to Section 5(c) after March 26, 2013 shall be added back as (i) one (1) share for every one (1) share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Directors Plan, and (ii) as 1.68 shares for every one (1) share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Directors Plan.

(e) Treasury Shares; No Fractional Shares. The Stock which may be issued (which term includes Stock reissued or otherwise delivered) pursuant to an Award under this Plan may be treasury or authorized but unissued Stock or Stock acquired, subsequently or in anticipation of a transaction under this Plan, in the open market or in privately negotiated transactions to satisfy the requirements of this Plan. No fractional shares shall be issued but fractional interests may be accumulated and any such accumulated fractional interests shall be rounded down to the nearest whole share.

(f) Consideration. The Stock issued under this Plan may be issued (subject to Section 10(d)) for any lawful form of consideration, the value of which equals the par value of the Stock or such greater or lesser value as the Committee, consistent with Sections 10(d) and 4(a)(1), (2) and (3), may require.

(g) Purchase or Exercise Price; Withholding. The exercise or purchase price (if any) of the Stock issuable pursuant to any Award and any withholding obligation under applicable tax laws shall be paid at or prior to the time of the delivery of such Stock in cash or, subject to the Committee’s express authorization and the restrictions, conditions and procedures as the Committee may impose, any one or combination of (i) cash, (ii) the delivery of shares of Stock, or (iii) a reduction in the amount of Stock or other amounts otherwise issuable or payable pursuant to such Award. In the case of a payment by the means described in clause (ii) or (iii) above, the Stock to be so delivered or offset shall be determined by reference to the Fair Market Value of the Stock on the date as of which the payment or offset is made, and any shares of Stock so tendered or withheld for taxes will be at the minimum statutory rate.

(h) Cashless Exercise. The Committee may also permit the exercise of the Award and payment of any applicable withholding tax in respect of an Award by delivery of written notice, subject to the Corporation’s receipt of a third party payment in full in cash (or in such other form as permitted under Section 5(f)) for the exercise price and the applicable withholding at or prior to the time of issuance of Stock, in the manner and subject to the procedures as may be established by the Committee.

(i) Limitations on Director Grants. The maximum number of shares of Stock subject to Awards granted during a calendar year to any Non-Employee Director, excluding any cash fees deferred in the form of Restricted Stock or Other Share-Based Awards during such calendar year, shall not exceed $400,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

SECTION 6. Award Agreements.

Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Stock or Share Units, as applicable, subject to the Award, and the price (if any) and term of the Award and, in the case of Performance-Based Awards, the applicable

Performance Goals, if any. The Award Agreement shall also set forth (or incorporate by reference) other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan.

(a) Incorporated Provisions. Award Agreements shall be subject to the terms of this Plan and shall be deemed to include the following terms:

(1) Transferability: Unless otherwise designated by the Committee, an Award shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant the Award shall be exercised only by such Participant or by his or her guardian or legal representative; provided, that the Committee shall not have the authority to provide for transfers for consideration to persons unrelated to the Participant. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. The designation of a Beneficiary hereunder shall not constitute a transfer prohibited by the foregoing provisions.

(2) Rights as Stockholder: A Participant shall have no rights as a holder of Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of these securities. Except as provided in Section 7, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend equivalents or similar economic benefits.

(3) Withholding: The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award and these obligations shall be paid by the Participant on or prior to the payment of the Award. In the case of an Award payable in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant. In the case of an Award paid in shares of Stock, a Participant shall satisfy the withholding obligation as provided in Section 5(g).

(4) Maximum Term of Awards. No Option or Stock Appreciation Right may be exercised or converted to any extent or remain outstanding and unexercised, unconverted or unvested more than ten years after the date such Option or Stock Appreciation Right was initially granted. The Committee may provide, at or after grant, that the period of time over which an Option, other than an Incentive Stock Option, or Stock Appreciation Right may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law; provided, however, that during the extended exercise period the Option or Stock Appreciation Right may only be exercised to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or Stock Appreciation Right first would no longer violate such laws.

(b) Other Provisions. Award Agreements may include other terms and conditions as the Committee shall approve, including but not limited to the following:

(1) Termination of Employment: A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant’s employment with or services to the Corporation, including any provisions relating to the vesting, exercisability, forfeiture or cancellation of the Award in these circumstances, subject, in the case of Performance-Based Awards, to the requirements for “performance-based compensation” under Code Section 162(m).

(2) Vesting; Effect of Termination; Change in Control: Any other terms consistent with the terms of this Plan as are necessary and appropriate to effect the Award to the Participant, including but not limited to the vesting provisions, any requirements for continued employment, any other restrictions or conditions (including performance requirements) of the Award, and the method by which (consistent with Section 7) the restrictions or conditions lapse, and the effect on the Award of a Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, (1) the minimum vesting period for Awards of Restricted Stock shall be three years from the date of grant (or one year in the case of Restricted Stock Awards that are Performance-Based Awards) and (2) the vesting period of an Award of Restricted Stock may not be accelerated to a date that is within such minimum vesting period except in the event of the Participant’s death, permanent disability or retirement or in the event of a Change in Control; provided, however, that the foregoing limitations shall not apply to Awards to Non-Employee Directors (in their capacity as such).

(3) Replacement and Substitution: Any provisions permitting or requiring the surrender of outstanding Awards or securities held by the Participant in whole or in part in order to exercise or realize rights under or as a condition precedent to other Awards, or in exchange for the grant of new or amended Awards under similar or different terms; provided, that except in connection with an adjustment contemplated by Section 7, no such provisions of an Award Agreement shall permit a “Repricing” as defined in Section 8(d).

(4) Dividends and Dividend Equivalents: Any provisions providing for the payment of dividends or dividend equivalents on unissued shares of Stock or unpaid Share Units underlying an Award, on either a current or deferred or contingent basis, and either in cash or in additional shares of Stock; provided, however, that except under the circumstances set forth in Section 7 below, dividend equivalents may not be paid with respect to Awards of Options or Stock Appreciation Rights, and any dividend or dividend equivalent rights granted with respect to Other Share-Based Awards, including performance awards and restricted stock units, shall not be paid unless and until the underlying shares of Stock to which such dividend or dividend equivalent rights relate vest.

(c) Contract Rights, Forms and Signatures. Any obligation of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and an Award Agreement. No Award shall be enforceable until the Award Agreement has been signed on behalf of the Corporation by an Executive Officer (other than the recipient) or his or her delegate. By accepting receipt of the Award Agreement, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board of Directors or their delegates, including but not limited to the incorporation of any applicable clawback policy adopted by the Board or the Committee at any time. Unless the Award Agreement otherwise expressly provides, there shall be no third party beneficiaries of the obligations of the Corporation to the Participant under the Award Agreement.

SECTION 7. Adjustments; Change in Control; Acquisitions.

(a) Adjustments. If there shall occur any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization or any extraordinary dividend or other extraordinary distribution in respect of the Stock (whether in the form of cash, Stock or other property), or any split-up, spin-off, extraordinary redemption, or exchange of outstanding Stock, or there shall occur any other similar corporate transaction or event in respect of the Stock, or a sale of substantially all the assets of the Corporation as an entirety, then the Committee shall, in the manner and to the extent, if any, as it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, and taking into consideration the effect of the event on the holders of the Stock:

(1) proportionately adjust any or all of:

(A) the number and type of shares of Stock and Share Units which thereafter may be made the subject of Awards (including the specific maximum limits and numbers of shares of Stock or Share Units set forth elsewhere in this Plan),

(B) the number and type of shares of Stock, other property, Share Units or cash subject to any or all outstanding Awards,

(C) the grant, purchase or exercise price, or conversion ratio of any or all outstanding Awards, or of the Stock, other property or Share Units underlying the Awards,

(D) the securities, cash or other property deliverable upon exercise or conversion of any or all outstanding Awards,

(E) subject to Section 4(b), the performance targets or standards appropriate to any outstanding Performance-Based Awards, or

(F) any other terms as are affected by the event; and/or

(2) provide for:

(A) an appropriate and proportionate cash settlement or distribution, or

(B) the substitution or exchange of any or all outstanding Awards, or the cash, securities or property deliverable on exercise, conversion or vesting of the Awards.

The Committee shall act prior to an event described in this paragraph (a) (including at the time of an Award by means of more specific provisions in the Award Agreement) if deemed necessary or appropriate to permit the Participant to realize the benefits intended to be conveyed by an Award in respect of the Stock in the case of an event described in paragraph (a).

(b) Change in Control. The Committee may, in the Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include, but are not limited to any one or more of the following with respect to any or all Awards: (i) the specific consequences of a Change in Control on the Awards; (ii) a reservation of the Committee’s right to determine in its discretion at any time that there shall be full acceleration or no acceleration of benefits under the Awards; (iii) that only certain or limited benefits under the Awards shall be accelerated; (iv) that the Awards shall be accelerated for a limited time only; or (v) that acceleration of the Awards shall be subject to additional conditions precedent (such as a termination of employment following a Change in Control).

In addition to any action required or authorized by the terms of an Award, the Committee may take any other action it deems appropriate to ensure the equitable treatment of Participants in the event of a Change in Control, including but not limited to any one or more of the following with respect to any or all Awards: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from, the Awards; (ii) the waiver of conditions on the Awards that were imposed for the benefit of the Corporation, (iii) provision for the cash settlement of the Awards for their equivalent cash value (based solely on the Fair Market Value of the Award), as determined by the Committee, as of the date of the Change in Control; or (iv) such other modification or adjustment to the Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following the Change in Control, including the cancellation of any Options or Stock Appreciation Rights whose exercise price (or base price, as the case may be) is less than the Fair Market Value of a share of Stock on the date of the Change in Control. The Committee also may accord any Participant a right to refuse any acceleration of exercisability, vesting or benefits, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve.

Notwithstanding the foregoing provisions of this Section 7(b) or any provision in an Award Agreement to the contrary, if any Award to any Insider is accelerated to a date that is less than six months after the date of the Award, the Committee may prohibit a sale of the underlying Stock (other than a sale by operation or law in exchange for or through conversion into other securities), and the Corporation may impose legend and other restrictions on the Stock to enforce this prohibition.

(c) Change in Control Definition. For purposes of this Plan, with respect to any Award other than an Award issued pursuant to an Award Agreement that separately defines the term “change in control,” a change in control shall include and be deemed to occur upon the following events:

(1) The acquisition by any person or group (including a group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Corporation or any of its Subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a majority of the combined voting power of the Corporation’s then outstanding voting securities, other than by any employee benefit plan maintained by the Corporation;

(2) The sale of all or substantially all of the assets of the Corporation or of Engility Corporation or any successor thereto;

(3) The consummation of a merger, combination, consolidation, recapitalization, or other reorganization of the Corporation with one or more other entities that are not Subsidiaries if, as a result of the consummation of such transaction less than 50 percent of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be beneficially owned in the aggregate by the stockholders of the Corporation immediately prior to the event;

(4) The election, including the filling of vacancies, during any period of 24 months or less, of 50 percent or more, of the members of the Board, without the approval of Continuing Directors, as constituted at the beginning of such period. “Continuing Directors” shall mean any director of the Corporation who either (i) is a member of the Board on July 18, 2012, or (ii) is nominated for election to the Board by a majority of the Board which is comprised of Directors who were, at the time of such nomination, Continuing Directors; or

(5) In the Committee’s sole discretion on a case-by-case basis and solely with respect to Awards granted to Employees of a Subsidiary of the Corporation, or of a business unit or division of the Corporation or such Subsidiary, (i) the sale of all or substantially all of the assets of such Subsidiary, business unit or division or (ii) the sale (including without limitation by way of merger) of a majority of the combined voting power of such Subsidiary’s then outstanding voting securities.

Notwithstanding the foregoing, unless otherwise provided in the applicable Award Agreement, with respect to Awards constituting a “deferral of compensation” subject to Section 409A of the Code, a Change in Control shall mean a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the Treasury Regulations.

(d) Business Acquisitions. Awards may be granted under this Plan on the terms and conditions as the Committee considers appropriate, which may differ from those otherwise required by this Plan to the extent necessary to reflect a substitution for or assumption of stock incentive awards held by employees of other entities who become employees of the Corporation or a Subsidiary as the result of a merger of the employing entity with, or the acquisition of the property or stock of the employing entity by, the Corporation or a Subsidiary (an “Acquisition”), directly or indirectly (such awards, “Substitute Awards”). Substitute Awards shall not be counted against the limitations set forth in Section 5(a) nor be added back pursuant to Section 5(c), provided that Substitute Awards issued in connection with the assumption of, or in substitution for, Incentive Stock Options shall be counted against the limits set forth in Section 5(a)(ii) of the Plan. Without limiting the foregoing, the Corporation has assumed under the Plan (and will or has issued Stock under the Plan in respect of) certain equity-based Awards originally granted by L-3 Communications Holdings, Inc. to certain current and former employees of the Corporation in connection with the tax-free spin-off transaction on July 17, 2012 that resulted in the Corporation becoming an independent, publicly-traded company, and such Awards are treated as Awards made hereunder, and not as Substitute Awards. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

SECTION 8. Administration.

(a) Committee Authority and Structure. This Plan and all Awards granted under this Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board or subcommittee of the Compensation Committee as may be designated by the Board and constituted so as to permit this Plan to comply with the disinterested administration requirements of Rule 16b-3 under the Exchange Act and the “outside director” requirement of Code Section 162(m). The members of the Committee shall be designated by the Board. A majority of the members of the Committee (but not fewer than two) shall constitute a quorum. The vote of a majority of a quorum or the unanimous written consent of the Committee shall constitute action by the Committee.

(b) Selection and Grant. The Committee shall have the authority to determine the individuals (if any) to whom Awards will be granted under this Plan, the type of Award or Awards to be made, and the nature, amount, pricing, timing, and other terms of Awards to be made to any one or more of these individuals, subject to the terms of this Plan.

(c) Construction and Interpretation. The Committee shall have the power to interpret and administer this Plan and Award Agreements, and to adopt, amend and rescind related rules and procedures. All questions of interpretation and determinations with respect to this Plan, the number of shares of Stock, Options, Stock Appreciation Rights, or units or other Awards granted, and the terms of any Award Agreements, the adjustments required or permitted by Section 7, and other determinations hereunder shall be made by the Committee and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and any non-discretionary provisions of this Plan, the terms of this Plan shall govern.

(d) Express Authority to Change Terms of Awards. The Committee may, at any time, alter or amend any or all Award Agreements under this Plan in any manner that would be authorized for a new Award under this Plan, including but not limited to any manner set forth in Section 9 (subject to any applicable limitations thereunder), except that no amendment or cancellation of an Award may effect a Repricing of such Award, except in connection with an adjustment pursuant to Section 7 or with the prior approval of the Corporation’s shareholders. A “Repricing” means any of the following: (i) changing the terms of an Award to lower its exercise price or base price, (ii) cancelling an Award with an exercise price or base price in exchange for other Awards with a lower exercise price or base price, or (iii) cancelling an Award with an exercise price or base price at a time when such price is equal to or greater than the Fair Market Value of the underlying Stock in exchange for other Awards, cash or property. Without limiting the Committee’s authority under this plan (including Sections 7 and 9), but subject to any express limitations of this Plan (including the prohibitions on Repricing set forth in this Section 8(d)), the Committee shall have the authority to accelerate the exercisability or vesting of an Award, to extend the term or waive early termination provisions of an Award (subject to the maximum ten-year term under Section 6(a)(5)), and to waive the Corporation’s rights with respect to an Award or restrictive conditions of an Award (including forfeiture conditions), in any case in such circumstances as the Committee deems appropriate.

(e) Rule 16b-3 Conditions; Bifurcation of Plan. It is the intent of the Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Insiders, satisfies any applicable requirements of Rule 16b-3, so that these persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 under the Exchange Act and will not be subjected to avoidable liability thereunder as to Awards intended to be entitled to the benefits of Rule 16b-3. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 8(e), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed disregarded as to Awards intended as Rule 16b-3 exempt Awards. Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of this Plan or any Award Agreement intended (or required in order) to satisfy the applicable requirements of Rule 16b-3 are only applicable to Insiders and to those Awards to Insiders intended to satisfy the requirements of Rule 16b-3.

(f) Delegation and Reliance. The Committee may delegate to the officers or employees of the Corporation the authority to make grants hereunder and to otherwise execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority to grant or amend an award or with respect to substantive decisions or functions regarding this Plan or Awards as these relate to the material terms of Performance-Based Awards to Executive Officers or to the timing, eligibility, pricing, amount or other material terms of Awards to Insiders. In making any determination or in taking or not taking any action under this Plan, the Board and the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer, employee or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

(g) Exculpation and Indemnity. Neither the Corporation nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken or not taken in good faith under this Plan or for the failure of an Award (or action in respect of an Award) to satisfy Code requirements as to incentive stock options or to realize other intended tax consequences, to qualify for exemption or relief under Rule 16b-3 or to comply with any other law, compliance with which is not required on the part of the Corporation.

SECTION 9. Amendment and Termination of this Plan.

The Board of Directors may at any time amend, suspend or discontinue this Plan, subject to any stockholder approval that may be required under applicable law. Notwithstanding the foregoing, no such action by the Board or the Committee shall, in any manner adverse to a Participant other than as expressly permitted by the terms of an Award Agreement, affect any Award then outstanding and evidenced by an Award Agreement without the consent in writing of the Participant or, to the extent applicable, a Beneficiary, a Participant’s family member or a trust (or similar estate planning entity) established for the benefit of a Participant and/or one or more of the Participant’s family members entitled to an Award. Notwithstanding the above, any amendment that would (i) materially increase the aggregate number of shares of Stock or other equity interest(s) that may be issued hereunder, (ii) materially modify the requirements as to eligibility for participation in this Plan, (iii) effect a Repricing, or (iv) otherwise require shareholder approval under the listing standards of the New York Stock Exchange (or such other principal market in which the Company’s shares are traded) or any other law or regulation, shall be subject to shareholder approval.

SECTION 10. Miscellaneous.

(a) Unfunded Plans. This Plan shall be unfunded. Neither the Corporation nor the Board of Directors nor the Committee shall be required to segregate any assets that may at any time be represented by Awards made pursuant to this Plan. Neither the Corporation, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid or securities to be issued under this Plan.

(b) Rights of Employees.

(1) No Right to an Award. Status as an Employee shall not be construed as a commitment that any one or more Awards will be made under this Plan to an Employee or to Employees generally. Status as a Participant shall not entitle the Participant to any additional Award.

(2) No Assurance of Employment or Other Service Relationship. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or any Subsidiary or constitute any contract (of employment or otherwise) or limit in any way the right of the Corporation or any Subsidiary to change a person’s compensation or other benefits or to terminate the employment or services of a person with or without cause.

(c) Effective Date; Duration. This Plan has been adopted by the Board of Directors of the Corporation and will amend and restate the previous plan as set forth herein effective as of the date on which the Corporation’s public shareholders approve the Plan (the “Restatement Effective Date”). This Plan shall remain in effect until any and all Awards under this Plan have been exercised, converted or terminated under the terms of this Plan and applicable Award Agreements. Notwithstanding the foregoing, no Award may be granted under this Plan after the tenth anniversary of the date on which the Corporation’s public shareholders approve the Plan; provided, however, that any Award granted prior to such date may be amended after such date in any manner that would have been permitted hereunder prior to such date.

(d) Compliance with Laws. This Plan, Award Agreements, and the grant, exercise, conversion, operation and vesting of Awards, and the issuance and delivery of shares of Stock and/or other securities or property or the payment of cash under this Plan, Awards or Award Agreements, are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal insider trading, registration, reporting and other securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may be necessary or, in the opinion of counsel for the Corporation, advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions (and the person acquiring such securities shall, if requested by the Corporation, provide such evidence, assurance and representations to the Corporation as to compliance with any of such restrictions) as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

(e) Awards to Non-U.S. Participants. The Committee shall have the power and authority to determine which service providers outside the United States shall be eligible to participate in the Plan. Without amending the Plan, the Committee may grant Awards to eligible persons who are foreign nationals and/or reside outside the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices.

(f) Section 409A. Notwithstanding other provisions of the Plan or any Award Agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Board or Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Corporation will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code; which, if the Participant is a “specified employee” within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of Participant’s termination of Employment. Notwithstanding the foregoing, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all such taxes or penalties.

(g) Applicable Law. This Plan, Award Agreements and any related documents and matters shall be governed by, and construed in accordance with, the laws of the State of Delaware and applicable Federal law.

(h) Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Corporation, the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Stock, under any other plan or authority.

(i) Company Clawback Policy. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, the Company may require the Participant to return shares of Stock (or the value of such Stock when originally released to Participant), dividends paid thereon and any other amount required by law to be returned, in the event that such repayment is required in order to comply with any Company compensation recovery (or other clawback) policy as then in effect or any laws or regulations relating to restatements of the Company’s publicly-reported financial results.

ENGILITY HOLDINGS, INC. 3750 CENTERVIEW DRIVE CHANTILLY, VA 20151

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Engility Holdings, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Engility Holdings, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M57351-P31956-Z59220                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENGILITY HOLDINGS, INC.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3, 5 AND 6, AND “ONE YEAR” ON ITEM 4.
Vote on Directors				☐	☐	☐
1.	ELECTION OF DIRECTORS
Nominees:
	01)	Darryll J. Pines
	02)	William G. Tobin
Vote on Proposals
										For	Against	Abstain
2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013									☐	☐	☐
3.	Advisory vote to approve named executive officer compensation									☐	☐	☐
									1 Year	2 Years	3 Years	Abstain
4.	Advisory vote to approve the frequency of future advisory votes to approve named executive officer compensation								☐	☐	☐	☐
										For	Against	Abstain
5.	To approve the Engility Holdings, Inc. Amended and Restated 2012 Cash Incentive Plan									☐	☐	☐
6.	To approve the Engility Holdings, Inc. Amended and Restated 2012 Long Term Performance Plan									☐	☐	☐
7.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted “FOR” Items 1, 2, 3, 5 and 6, and “ONE YEAR” on Item 4. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M57352-P31956-Z59220

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

The stockholder(s) hereby appoint(s) Jon Brooks and Richard Harkey, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Engility Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Daylight Time, on May 23, 2013, at the Ritz Carlton Hotel, 1700 Tysons Boulevard, McLean, VA 22102, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

Continued and to be signed on reverse side